Exhibit 2.1

PRIVILEGED & CONFIDENTIAL

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

by and among

Blyvoor Gold Resources Proprietary Limited,

Blyvoor Gold Operations Proprietary Limited

Rigel Resource Acquisition Corp,

RRAC NEWCO,

AND

RRAC MERGER SUB

dated as of

March 11, 2024

This document is intended solely to facilitate discussions among the parties identified herein. It is not intended to create, and it will not be deemed to create, a legally binding or enforceable offer or agreement of any type or nature prior to the actual execution of this document by all such parties and the delivery of an executed copy of this document by all such parties to all other parties.

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EXHIBITS

Exhibit A	–	Form of Registration Rights Agreement	A-1
Exhibit B	–	Sponsor Support Agreement	B-1
Exhibit C	–	Form of Restrictive Legend	C-1

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BUSINESS COMBINATION AGREEMENT

THIS BUSINESS COMBINATION AGREEMENT (this “Agreement”) is made and entered into as of March 11, 2024, by and among Blyvoor Gold Resources Proprietary Limited, a South African private limited liability company (“Blyvoor Resources”), Blyvoor Gold Operations Proprietary Limited, a South African private limited liability company (“Tailings”), Rigel Resource Acquisition Corp, a Cayman Islands exempted company (“Rigel”), RRAC NewCo, a Cayman Islands exempted company (“Newco”), and RRAC Merger Sub, a Cayman Islands exempted company (“Merger Sub”). Blyvoor Resources, Tailings, Rigel, Newco and Merger Sub are collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Section 1.01.

RECITALS

WHEREAS, Rigel is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses through a Business Combination;

WHEREAS, each of Newco and Merger Sub is a newly formed, wholly owned, direct or indirect, Subsidiary of Rigel that was formed for purposes of consummating the Transactions;

WHEREAS, at the Merger Effective Time, Newco will be treated as a corporation and Merger Sub will be treated as an entity disregarded as separate from Newco, in each case, for U.S. federal income tax purposes;

WHEREAS, upon the terms and subject to the conditions set forth herein and in accordance with the Cayman Act, at least one (1) day prior to the Closing Date, Rigel will merge with and into Merger Sub (the “Merger”), as a result of which (a) the separate corporate existence of Rigel will cease and Merger Sub will continue as the surviving company and a wholly owned, direct Subsidiary of Newco, and (b) each security of Rigel issued and outstanding immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled in exchange for the right of the holder thereof to receive a substantially equivalent security of Newco in accordance with the terms of this Agreement;

WHEREAS, in connection with the Merger, the Parties desire for Newco to (a) register the issuance of Newco Ordinary Shares to Legacy Rigel Holders with the SEC and (b) cause the Newco Ordinary Shares to become listed on NASDAQ or another mutually agreeable national stock exchange;

WHEREAS, (a) Sellers collectively own, directly or indirectly, all of the issued and outstanding ordinary no par value shares of Blyvoor Resources (the “Blyvoor Resources Shares”) as follows: (i) Blyvoor Gold owns 590 issued and outstanding Blyvoor Resources Shares (the “Gold Resources Shares”); and (ii) Orion owns 147 issued and outstanding Blyvoor Resources Shares (the “Orion Resources Shares”), which collectively represent all of the issued and outstanding Blyvoor Resources Shares as of the date hereof; and (b) Blyvoor Gold owns all of the ordinary no par value shares of Tailings (the “Tailings Shares”) issued and outstanding as of the date hereof (the “Gold Tailings Shares”);

WHEREAS, upon the terms and subject to the conditions set forth herein and in the Share Exchange Agreement (a) Blyvoor Gold desires to transfer to Newco, and Newco desires to receive from Blyvoor Gold, all of the Gold Resources Shares and the Gold Tailings Shares, in exchange for the Gold Resources Share Consideration and the Gold Tailings Share Consideration, respectively; and (b) Orion desires to transfer to Newco, and Newco desires to receive from Orion, all of the Orion Resources Shares, in exchange for the Orion Share Consideration;

WHEREAS, as a condition and inducement to Rigel’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, Sellers have delivered to Rigel the Company Stockholder Approvals;

WHEREAS, the board of directors of Blyvoor Resources has (a) determined that it is in the best interests of Blyvoor Resources and the stockholders of Blyvoor Resources, and declared it advisable, to enter into this Agreement providing for the Transactions, (b) approved this Agreement and the Transactions, on the terms and subject to the conditions of this Agreement, and (c) adopted a resolution recommending that this Agreement and the Transactions be adopted by the stockholders of Blyvoor Resources;

WHEREAS, the board of directors of Tailings has (a) determined that it is in the best interests of Tailings and the stockholders of Tailings, and declared it advisable, to enter into this Agreement providing for the Transactions, (b) approved this Agreement and the Transactions, on the terms and subject to the conditions of this Agreement, and (c) adopted a resolution recommending that this Agreement and the Transactions be adopted by the stockholders of Tailings;

WHEREAS, the board of directors of Rigel has (a) determined that it is in the best interests of Rigel and the Rigel Stockholders, and declared it advisable, to enter into this Agreement providing for the Transactions, (b) approved this Agreement and the Transactions, on the terms and subject to the conditions of this Agreement, and (c) passed resolutions recommending that this Agreement and the Transactions, be approved by the Rigel Stockholders (the “Rigel Board Recommendation”);

WHEREAS, the board of directors of Newco has (a) determined that it is in the best interests of Newco and the stockholder of Newco, and declared it advisable, to enter into this Agreement providing for the Transactions, (b) approved this Agreement and the Transactions, on the terms and subject to the conditions of this Agreement, and (c) adopted a resolution recommending that this Agreement and the Transactions be adopted by the stockholder of Newco;

WHEREAS, the board of directors of Merger Sub has (a) determined that it is in the best interests of Merger Sub and the stockholder of Merger Sub, and declared it advisable, to enter into this Agreement providing for the Transactions, (b) approved this Agreement and the Transactions, on the terms and subject to the conditions of this Agreement, and (c) adopted a resolution recommending that this Agreement and the Transactions be adopted by the stockholder of Merger Sub;

WHEREAS, Newco, as the sole shareholder of Merger Sub, has approved the execution, delivery and performance of this Agreement and the consummation of the Transactions and has adopted this Agreement;

WHEREAS, in furtherance of the Transactions and in accordance with the terms hereof, Rigel shall provide an opportunity to the Rigel Stockholders to have their outstanding Rigel Class A Shares redeemed on the terms and subject to the conditions set forth in this Agreement and Rigel’s Organizational Documents in connection with obtaining the Rigel Stockholder Approval;

WHEREAS, at the Closing, the Sponsor, Newco, Sellers and certain other parties will enter into a Registration Rights Agreement, substantially in the form of Exhibit A attached hereto (as amended, restated, modified, supplemented or waived from time to time, the “Registration Rights Agreement”);

WHEREAS, as a condition and inducement to the other Parties’ willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the Sponsor, the Target Companies, Newco, Rigel, and the other parties thereto have entered into the Sponsor Support Agreement, a copy of which is attached as Exhibit B;

WHEREAS, on or prior to the date hereof, Rigel has obtained commitments from certain investors for a private placement of Newco Ordinary Shares (the “PIPE Investment”) pursuant to the terms of one or more subscription agreements (each, a “Subscription Agreement”), pursuant to which, among other things, such investors have agreed to subscribe for and purchase, and Newco has agreed to issue and sell to such investors, an aggregate number of Newco Ordinary Shares set forth in the Subscription Agreements in exchange for an aggregate purchase price of at least $7,500,000.00 on the Closing Date, on the terms and subject to the conditions set forth therein; and

WHEREAS, for U.S. federal income tax purposes, it is intended that (a) (i) the Merger qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, (ii) this Agreement constitutes, and is adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and (iii) Rigel, Newco and Merger Sub will be parties to such “reorganization” with the meaning of Section 368(b) of the Code and (b) (i) the Blyvoor Resources Acquisition qualifies as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code, (ii) this Agreement constitutes, and is adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code, (iii) Newco and Blyvoor Resources will be parties to such “reorganization” within the meaning of Section 368(b) of the Code (collectively, the “Intended Tax Treatment”) and (iv) the Cash Consideration will be treated as a distribution under Section 301 of the Code.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

Article I
CERTAIN DEFINITIONS

Section 1.01 Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Acquisition Transaction” has the meaning specified in Section 10.03(a).

“Action” means any claim, enforcement, action, suit, assessment, inquiry, audit, investigation, arbitration, mediation, or other legal, regulatory, governmental, judicial or administrative proceeding (whether at law or in equity) or other alternative dispute resolution process.

“Additional PIPE Investors” has the meaning specified in Section 10.08.

“Adjustment Factor” means a number equal to one (1); provided, that (a) if the Net Cash Proceeds are greater than $20,000,000, the Adjustment Factor shall be increased by 0.04 on a sliding scale basis for every rounded $1,000,000 by which the Net Cash Proceeds exceed $20,000,000 and (b) if the Net Cash Proceeds are less than $20,000,000, the Adjustment Factor shall be decreased by 0.04 on a sliding scale basis for every rounded $1,000,000 by which the Net Cash Proceeds are less than $20,000,000.

“Adjustment Multiplier” means the percentage equal to the product of (a) the sum of (i) one (1) minus (ii) the quotient of (x) Net Cash Proceeds divided by (y) $33,000,000 multiplied by (b) the Adjustment Factor.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” means the ownership of a majority of the voting securities of the applicable Person or the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through ownership of voting securities, by Contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto; provided, that for the avoidance of doubt, Orion shall not be considered an Affiliate of Blyvoor Gold or, prior to the Closing, any Target Group Company. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of Rigel prior to the Closing.

“Aggregate Cash Proceeds” means an amount equal to (a) all amounts in the Trust Account (after reduction for the aggregate amount of payments required to be made in connection with the Rigel Stockholder Redemption), plus (b) the aggregate amount of cash that has been funded to Rigel pursuant to the Subscription Agreements with respect to the PIPE Investment and the PIPE Financing, in each case, as of immediately prior to the Closing, plus (c) the aggregate amount of cash that has been funded to Newco pursuant to the Orion Forward Purchase Agreement, minus (d) the aggregate Cash Consideration.

“Agreement” has the meaning specified in the preamble hereto.

“Anti-Corruption Laws” means, collectively: (a) the U.S. Foreign Corrupt Practices Act, as amended (FCPA); (b) the UK Bribery Act 2010; (c) the Prevention and Combating of Corrupt Activities Act, No. 12 of 2004 of South Africa; (d) the Prevention of Organised Crime Act, No. 121 of 1998 of South Africa and (e) any other applicable anti-bribery or anti-corruption Laws related to combating bribery, corruption and money laundering.

“Antitrust Fees” has the meaning specified in the definition of “Rigel Transaction Expenses”.

“Arrangement Costs” has the meaning specified in the definition of “Rigel Transaction Expenses.”

“Blyvoor Capital” means Blyvoor Gold Capital Proprietary Limited, a South African private limited liability company.

“Blyvoor Gold” means Blyvoor Gold Proprietary Limited, a South African private limited liability company.

“Blyvoor Gold Stockholder Approval” means the adoption of a special resolution of the shareholders of Blyvoor Gold approving this Agreement and the Transactions.

“Blyvoor Empowerment Partners” means Blyvoor Empowerment Partners (RF) Proprietary Limited, a South Africa private limited liability company.

“Blyvoor Resources” has the meaning specified in the preamble hereto.

“Blyvoor Resources Acquisition” has the meaning specified in Section 4.01(a).

“Blyvoor Resources Shares” has the meaning specified in the Recitals hereto.

“Business Combination” has the meaning ascribed to such term in the Memorandum and Articles of Association.

“Business Combination Proposal” has the meaning specified in Section 10.03(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Johannesburg, South Africa are authorized or required by Law to close.

“Cash Consideration” has the meaning specified in Section 3.01(a)(i).

“Cayman Act” means the Companies Act (as revised) of the Cayman Islands.

“Change in Recommendation” has the meaning specified in Section 10.02(b).

“Class A Merger Consideration” has the meaning specified in Section 3.01(a)(i).

“Closing” has the meaning specified in Section 5.01.

“Closing Date” has the meaning specified in Section 5.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act, No. 71 of 2008 of the Republic of South Africa, together with the Companies Regulations 2011, promulgated thereunder.

“Company Benefit Plan” has the meaning specified in Section 6.13(a).

“Company Closing Statement” has the meaning specified in Section 5.02(b).

“Company Cure Period” has the meaning specified in Section 12.01(b).

“Company Data” means all confidential data, information, and data compilations contained in the IT Systems or any databases of the Target Companies, including Personal Information, that are used or held for use in the conduct of the business of, the Target Companies.

“Company Software” means all Software owned or purported to be owned by any of the Target Group Companies.

“Company Stockholder Approvals” means the Resources Stockholder Approval and the Tailings Stockholder Approval and, to the extent required in terms of section 112 and 115 of the Companies Act, the Blyvoor Gold Stockholder Approval.

“Confidentiality Agreement” has the meaning specified in Section 13.09.

“Continuing Employee” has the meaning specified in Section 10.07(a).

“Contracts” means any legally binding contracts, agreements, subcontracts and leases and all material amendments, written modifications and written supplements thereto.

“Counsel” has the meaning specified in Section 13.17.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order, Action, directive, pronouncement, guidelines or recommendations by any Governmental Authority (including the

Centers for Disease Control and Prevention and the World Health Organization) in connection with, related to or in response to COVID-19, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act and the Families First Coronavirus Response Act, or any changes thereto.

“Cumulative Issue Price” has the meaning specified in Section 3.01(b).

“Data Room” means the Project BLAZE virtual data room hosted by Firmex Inc.

“D&O Cost” has the meaning specified in the definition of “Rigel Transaction Expenses”.

“D&O Tail” has the meaning specified in Section 9.02(b).

“Data Protection Requirements” means with respect to the protection or Processing of Personal Information: (a) Laws and binding regulations applicable to the Target Group Companies relating to data protection, information security, cybercrime, Security Incident notification, social security number protection, outbound communications and/or electronic marketing, use of electronic data and privacy matters (including online privacy) in any applicable jurisdictions; (b) each Contract relating to the Processing of Personal Information binding on a Target Group Company; and (c) any other rule, code of conduct, or other requirement of self-regulatory bodies and industry standards binding on the conduct of a Target Group Company, including, to the extent applicable, the Payment Card Industry Data Security Standard (“PCI-DSS”).

“Deeds Registry Office” means the deeds registry offices contemplated in section 1 of the Deeds Registries Act, No. 47 of 1937 of South Africa.

“Debt Payoff” has the meaning specified in Section 4.04(b).

“Deferred Share Consideration” means such number of Newco Ordinary Shares that is equal to the product of (A) the quotient of (i) the aggregate amount of PIPE Investment proceeds divided by (ii) 100,000 multiplied by (B) 346.6666667.

“Disclosure Letter” means, as applicable, the Target Company Disclosure Letter or the Rigel Disclosure Letter.

“DTC” has the meaning specified in Section 3.03(b).

“Earnout Period” means, as applicable, the First Earnout Period or the Second Earnout Period.

“Earnout Share Consideration” means, as applicable, the First Earnout Share Consideration and the Second Earnout Share Consideration.

“Enforceability Exceptions” has the meaning specified in Section 6.03.

“Environmental Laws” means any Laws relating to pollution or protection of the environment, natural resources or health and safety, or relating to the use, generation, management, manufacture, processing, treatment, storage, transportation, remediation, cleanup, handling, disposal or Release of or threatened Release of, or exposure to, Hazardous Materials, including but not limited to the National Water Act, 1998, the National Environmental Management Act, 1998, the Environment Conservation Act, 1989, the National Environmental Management: Air Quality Act, 2004, the National Environmental Management: Biodiversity Act, 2004, and the National Environmental Management: Waste Act, 2008.

“Environmental Permit” means any permit, license, approval, registration, notification, exemption, waiver, consent, directive, entitlement, or other authorization required by or from a Governmental Authority under Environmental Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning specified in Section 3.03(a).

“Exchange Fund” has the meaning specified in Section 3.03(a).

“Export Control Laws” means (a) the U.S. Export Administration Regulations and all import and export control Laws adopted by Governmental Authorities of other countries relating to the same matter and (b) the anti-boycott regulations administered by the U.S. Department of Commerce and the U.S. Department of the Treasury and all anti-boycott Laws adopted by Governmental Authorities of other countries relating to the same matter.

“Extraordinary General Meeting” has the meaning specified in Section 10.02(b).

“Final Prospectus” has the meaning specified in Section 7.06(a).

“Financial Statements” has the meaning specified in Section 6.08(a).

“First Base Case Milestone” has the meaning specified in Section 4.02(b)(i)(A).

“First Downside Milestone” means the amount of cumulative payable gold production of the Mine, in ounces, equal to (a) the First Base Case Milestone multiplied by (b) the sum of (i) one (1) minus (ii) the Adjustment Multiplier; provided, that in no event shall the First Downside Milestone be less than 32,650 ounces. An illustrative calculation of the First Downside Milestone is included on Section 1.01(a) of the Target Company Disclosure Letter.

“First Earnout Period” means the 12-month period ending on the date that is the 18-month anniversary of the last day of the calendar month in which the Closing Date falls.

“First Earnout Share Consideration” means (a) in the event the First Earnout Share Consideration is issuable pursuant to Section 4.02(b)(i), 1,050,000 Newco Ordinary Shares and (b) in the event the First Earnout Share Consideration is issuable pursuant to Section 4.02(b)(ii), the product of (i) 1,050,000 Newco Ordinary Shares multiplied by (ii) the sum of (A) one (1) minus (B) the product of (x) the Adjustment Multiplier multiplied by (y) 0.25 plus (C) the Share Consideration Multiplier; provided that, the number of shares issued to Sellers as First Earnout Share Consideration shall in no event exceed 1,050,000 Newco Ordinary Shares.

“Fraud” shall mean an act, committed by a Person, with intent to deceive another Person, or to induce such Person to enter into this Agreement, or otherwise act or refrain from acting, and requires (a) the making of a false representation or warranty in Article VI or Article VII, as applicable; (b) with knowledge that such representation or warranty is false; (c) with an intention to induce reliance by the Party to whom such representation or warranty is made; and (d) justifiable reliance by the Party to whom the representation is made on such representation or warranty; provided, however, that any reckless or similar misrepresentation of a material fact will not be deemed “Fraud”, it being the intention of the Parties that “reckless fraud” and other forms of constructive fraud shall not constitute “Fraud” for any purpose under this Agreement.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Gold Resources Consideration” means $280,175,000.

“Gold Resources Share Consideration” means the number of shares (rounded to the nearest whole share) of Newco Ordinary Shares determined by dividing an amount equal to (a) the Gold Resources Consideration by (b) $10.00.

“Gold Resources Shares” has the meaning specified in the Recitals hereto.

“Gold Tailings Share Consideration” means 600,000 Newco Ordinary Shares.

“Gold Tailings Shares” has the meaning specified in the Recitals hereto.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs, in each case as amended, restated, modified or supplemented from time to time. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation, the “Governing Documents” of an exempted company are its memorandum and articles of association, the “Governing Documents” of a South African private limited liability company are its memorandum of incorporation.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal, or arbitral body.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any material, substance or waste that is listed, regulated, or otherwise defined as “dangerous goods”, “hazardous,” “toxic,” or “radioactive”, or as a “pollutant” or “contaminant” or words of similar intent or meaning under Environmental Laws or for which liability may be imposed pursuant to Environmental Law, including petroleum or petroleum by-products, radon, radioactive materials or wastes, per- and polyfluoroalkyl substances, asbestos or asbestos-containing materials and polychlorinated biphenyls.

“IFRS” means the International Financial Reporting Standards, as issued by the International Accounting Standards Board and as applied in the relevant jurisdiction.

“Incentive Equity Plan” has the meaning specified in Section 9.10.

“Indebtedness” means, with respect to any Person as of any time, without duplication, (a) all indebtedness for borrowed money of such Person, (b) indebtedness evidenced by any note, bond, debenture or other debt security, in each case, as of such time of such Person, (c) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any indebtedness of such Person, in each case to the extent payable as a result of the consummation of the Transactions, and (d) all indebtedness of the type referred to in clauses (a) - (c) of this definition of any other Person, guaranteed directly or indirectly, jointly or severally. Notwithstanding anything to the contrary contained herein, “Indebtedness” of any Person shall not include any item that would otherwise constitute “Indebtedness” of such Person that is an obligation between such Person and any wholly owned Subsidiary of such Person or between any two or more wholly owned Subsidiaries of such Person.

“Indemnitee Affiliate” has the meaning specified in Section 9.02(c).

“Intended Tax Treatment” has the meaning specified in the Recitals.

“Intellectual Property” means all intellectual property and intellectual property rights worldwide including: (a) patents, published, or unpublished patent applications (and any patents that issue as a result of those patent applications), inventions (whether or not patentable or whether or not reduced to practice), invention disclosures, and industrial designs, together with all parents, (b) copyrights and rights in works of authorship and copyrightable subject matter (including Software), together with any moral rights related thereto, including all rights of authorship, use, publication, reproduction, distribution, and performance, transformation and ownership, together with all other interests accruing by reason of international copyright conventions, (c) trade secrets, know-how and confidential information, and (d) trademarks, trade names, logos, service marks, trade dress, business names (including any fictitious or “dba” names), Internet domain names, slogans, symbols, and other similar designations of source or origin together with the goodwill of the business symbolized by or associated with any of the foregoing.

“Interim Period” has the meaning specified in Section 8.01.

“IT Systems” means any information technology and computer systems, servers, networks, databases, websites, Software, computer hardware and equipment used to process, store, generate, analyze, maintain and operate data or information that are owned or under the control of the Target Group Companies.

“JOBS Act” has the meaning specified in Section 9.11.

“Key Executives” means the individuals set forth on Section 1.01(b) of the Target Company Disclosure Letter.

“Knowledge” means (i) with respect to the Target Companies, the knowledge that each of the individuals listed on Section 1.01(c) of the Target Company Disclosure Letter actually has, or the knowledge that any of them would have actually had following a reasonable inquiry with his or her direct reports directly responsible for the applicable subject matter and (ii) with respect to Rigel, the knowledge that each of the individuals listed on Section 1.01(a) of the Rigel Disclosure Letter actually has, or the knowledge that any of them would have actually had following a reasonable inquiry with his or her direct reports directly responsible for the applicable subject matter; provided that, for the avoidance of doubt, other than such reasonable inquiry with direct reports directly responsible for the applicable subject matter, no such individual will be under any express or implied duty to investigate.

“Labor Union” has the meaning specified in Section 6.14(a).

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Legacy Rigel Holders” means the holders of Rigel Securities as of immediately prior to the Merger Effective Time.

“License” means any authorization, approval, consent, concession, exemption, license, lease, grant, permit, franchise, right, privilege or no-action letter from any Governmental Authority having jurisdiction with respect to any specified person, property, transaction or event, or with respect to any of such Person’s property or business and affairs (including any zoning approval, mining permit, development permit or building permit) or from any Person in connection with any easements, contractual rights or other matters;

“Lien” means any mortgage, notarial bond, deed of trust, pledge, hypothecation, encumbrance, easement, license, option, right of first refusal, security interest or other lien of any kind.

“Listing” has the meaning specified in Section 10.09.

“Mailing Costs” has the meaning specified in the definition of “Rigel Transaction Expenses”.

“Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have any of the following functions: (i) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent.

“Material Adverse Effect” means, with respect to the Target Group Companies, any effect, occurrence, development, fact, condition or change (“Effect”) that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of the Target Group Companies, taken as a whole; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect”: (a) any change in applicable Laws or IFRS or any interpretation thereof, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (c) the announcement or the execution of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, landlords, licensors, regulators, Governmental Authorities, distributors, partners, providers and employees, (d) any Effect generally affecting any of the industries or markets in which any Target Group Company operates or the local or global economy as a whole, (e) the compliance with the terms of this Agreement or the taking of any action (or failure to take any action) required or contemplated by this Agreement or with the prior written consent of Rigel or at the request of Rigel, (f) any earthquake, hurricane, epidemic, pandemic, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event, (g) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, any Target Group Company operates or by which it may be effected, including the engagement by the United States, South Africa or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, South Africa or such other country, or any territories, possessions, or diplomatic or consular offices of the United States, South Africa or such other countries or upon any United States, South Africa or such other country military installation, equipment or personnel, (h) any failure of the Target Group Companies, taken as a whole, to meet any projections, forecasts or budgets; provided, that clause (h) shall not prevent a determination that any Effect not otherwise excluded from this definition of Material Adverse Effect underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect, (i) COVID-19 or any COVID-19 Measures, or any Target Group Company’s compliance therewith, (j) any cyberattack on or involving any Target Group Company, (k) any matters set forth on the Target Company Disclosure Letter, and (l) any Effect to the extent actually known by those individuals set forth on Section 1.01(a) of the Rigel Disclosure Letter on or prior to the date hereof; provided that, in the case of clauses (a), (b), (f) and (g), such changes may be taken into account to the extent (but only to the extent) that such changes have had a disproportionate and adverse impact on the Target Group Companies, taken as a whole, as compared to other similarly situated competitors or comparable entities operating in the industries and markets in which the Target Group Companies operate.

“Material Contracts” has the meaning specified in Section 6.12(b).

“Material Supplier” has the meaning specified in Section 6.23(a).

“Memorandum and Articles of Association” means the Amended and Restated Memorandum and Articles of Association of Rigel, adopted by special resolution dated November 4, 2021 and effective on November 4, 2021, and amended by special resolution dated August 7, 2023 and in effect on the date hereof.

“Merger” has the meaning specified in the Recitals hereto.

“Merger Date” means the date on which the Merger occurs.

“Merger Effective Time” has the meaning specified in Section 2.02.

“Merger Sub” has the meaning specified in the preamble hereto.

“Merger Sub Shares” means the ordinary shares of par value per share of US$1.00 in the share capital of Merger Sub.

“Mine” means the gold mine being, or to be, developed, constructed, owned and operated by the Target Group Companies, being the mining operations, the gold processing plant operations, and all operations and activities incidental thereto and related infrastructure established to access and mine minerals in terms of the Mining Right on the Mining Areas, including (a) the Peter Skeat Shaft and gold processing plant located on an area within the immovable property described as Remaining Extent of Portion 24 of the Farm Doornfontein No. 118 1.Q, Gauteng Province and shall include all associated surface and underground equipment, structures, erections and infrastructure located within such area and such other infrastructure located elsewhere in the Mining Area which the Target Group Companies have the right to access or use for the purposes of the mining operations, and (b) all other movable equipment related to such mine and mining operations located on the Mining Areas.

“Mineral Rights” means the Mining Right, including all prospecting rights or licenses, exploration licenses, mining leases, mining licenses, mineral and exploitation concessions, mining Contracts, association agreements, easements, and surface rights and other forms of mineral tenure or other rights to Minerals (including exploitation and development rights), or rights to work upon or occupy lands, and all material permits, agreements, approvals, consents, certificates, dockets, proceedings, registrations and authorizations granting such licenses, rights, or easements for the purposes of searching for, developing, extracting or disposing of Minerals under any form of mineral tenure or right, whether contractual, statutory, regulatory, or otherwise or any interest therein.

“Minerals” means all ores, and ores and concentrates derived therefrom, of precious, base and industrial minerals, which may be lawfully explored for, mined and sold pursuant to Mineral Rights and other instruments of title.

“Mining Areas” shall bear the meaning ascribed thereto in section 1 of the MPRDA in respect of the Mining Right.

“Mining Real Property” has the meaning specified in Section 6.18(a).

“Mining Right” means the mining right (DMR reference: GP 30/5/1/2/2/143MR) converted in terms of Item 7 of Schedule II to the MPRDA, held in respect of gold in respect of various portions of the farms Blyvooruitzicht 116 IQ, Doornfontein 118 IQ and Varkenslaagte 119 IQ in the magisterial district of Oberholzer in Gauteng Province measuring 6708.4273 hectares in extent, which mining right was registered in the Mining Titles Office on 4 August 2017 under MPT reference 21/2017MR and that was notarial ceded to Blyvoor Gold Capital Proprietary Limited under the notarial deed of cession registered in the Mineral Titles Office on 7 August 2017 under MPT reference 17/2017MR.

“Mining Titles Office” means the Mineral and Petroleum Titles Registration Office contemplated in section 2 of the Mining Titles Registration Act, No. 16 of 1967 of South Africa.

“Most Recent Balance Sheet Date” means February 28, 2023.

“MPRDA” means the Mineral and Petroleum Resources Development Act, No. 28 of 2002 of South Africa.

“Nasdaq” means the Nasdaq Capital Market.

“Net Cash Proceeds” means an amount equal to (a) all amounts in the Trust Account (after reduction for the aggregate amount of payments required to be made in connection with the Rigel Stockholder Redemption), plus (b) the aggregate amount of cash that has been funded to Rigel pursuant to the Subscription Agreements with respect to the PIPE Investment and the PIPE Financing, in each case, as of immediately prior to the Closing, plus (c) the aggregate amount of cash that has been funded to Newco pursuant to the Orion Forward Purchase Agreement, minus (d) expenses of Rigel and its Affiliates incurred prior to the Closing Date consistent with the disclosure set forth in the SEC Reports (other than Rigel Transaction Expenses), minus (e) the Rigel Transaction Expenses, minus (f) the Target Group Company Transaction Expenses, minus (g) the Payoff Indebtedness, minus (h) the Aggregate Cash Consideration.

“Newco” has the meaning specified in the preamble hereto.

“Newco Memorandum” means subject to obtaining the Rigel Stockholder Approval, an amended and restated memorandum and articles of association of Newco in a customary form mutually agreed by Rigel and the Target Companies, acting reasonably and in good faith.

“Newco Ordinary Shares” means the ordinary shares of par value per share of US$1.00 in the share capital of Newco.

“Newco Private Warrant” means one (1) warrant of Newco entitling the holder thereof to purchase one (1) Newco Ordinary Share on substantially the same terms and conditions described in the Final Prospectus with respect to the private warrants of Rigel.

“Newco Public Warrant” means one (1) warrant of Newco entitling the holder thereof to purchase one (1) Newco Ordinary Share on substantially the same terms and conditions described in the Final Prospectus with respect to the public warrants of Rigel.

“Newco Securities” means the Newco Ordinary Shares and the Newco Warrants, collectively.

“Newco Stockholder Approval” has the meaning set forth in Section 5.03(a)(i).

“Newco Warrants” means the Newco Private Warrants and Newco Public Warrants, collectively.

“NYSE” means the New York Stock Exchange.

“Offer Documents” has the meaning specified in Section 10.02(a)(i).

“Open Source Software” means software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution terms including any license approved by the Open Source Initiative and listed at opensource.org/licenses.

“Orion” means Orion Mine Finance Fund II L.P., a Bermuda limited partnership.

“Orion Forward Purchase Agreement” means the Forward Purchase Agreement, entered into as of November 4, 2021, by and between Rigel and Orion Mine Finance, as amended, restated, modified or supplemented from time to time.

“Orion Mine Finance” means Orion Mine Finance Fund III LP.

“Orion Resources Consideration” means $69,825,000.

“Orion Resources Shares” has the meaning specified in the Recitals hereto.

“Orion Share Consideration” means the number of shares (rounded to the nearest whole share) of Newco Ordinary Shares determined by dividing an amount equal to (a) the Orion Resources Consideration by (b) $10.00.

“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned by any Target Group Company.

“Party” has the meaning specified in the preamble hereto.

“Payoff Documentation” means, with respect to the Payoff Indebtedness, payoff and release letters (or similar instruments) evidencing the termination, repayment and release of all such Payoff Indebtedness as of the Closing Date and any and all Liens granted with respect thereto.

“Payoff Indebtedness” means all indebtedness set forth on Section 1.01(d) of the Target Company Disclosure Letter.

“Permits” has the meaning specified in Section 6.17.

“Permitted Liens” means (a) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet delinquent or that are being contested in good faith through appropriate Actions for which appropriate reserves have been established in accordance with IFRS, (b) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (c) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions for which appropriate reserves have been established in accordance with IFRS, (d) Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) or zoning, building, entitlement and other land use and environmental regulations that (i) are matters of record, (ii) would be discovered by a current, accurate survey or physical inspection of such real property, or (iii) do not materially interfere with the present uses of such real property, (e) Liens that that do not, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of the Target Group Companies, taken as a whole, (f) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, (g) Liens securing any Indebtedness of any Target Group Company and (h) Liens described on Section 1.01(e) of the Target Company Disclosure Letter.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Personal Information” means information relating to or reasonably capable of being associated with an identified or identifiable person, device, or household, including, but not limited to “personal data,” “personal information,” “protected health information,” “nonpublic personal information,” or other similar terms as defined by Data Protection Requirements.

“PIPE Financing” has the meaning specified in Section 10.08.

“PIPE Financing Amount” has the meaning specified in Section 10.08.

“PIPE Investment” has the meaning specified in the Recitals hereto.

“PIPE Investment Amount” has the meaning specified in Section 7.13(a).

“PIPE Investor” means an investor party to a Subscription Agreement.

“Plan of Merger” has the meaning specified in Section 2.02.

“Policies” has the meaning specified in Section 6.16.

“Privileged Communications” has the meaning specified in Section 13.17.

“Processing,” “Process,” or “Processed” means any collection, access, acquisition, storage, protection, use, recording, maintenance, operation, dissemination, re-use, disposal, disclosure, re-disclosure, deletion, destruction, sale, transfer, modification, or any other processing (as defined by Data Protection Requirements) of Company Data or IT Systems.

“Proxy Statement” has the meaning specified in Section 10.02(a)(i).

“Registered Intellectual Property” has the meaning specified in Section 6.19(a).

“Registrar” has the meaning specified in Section 2.02.

“Registration Rights Agreement” has the meaning specified in the Recitals hereto.

“Registration Statement” has the meaning specified in Section 10.02(a)(i).

“Regulatory Consent Authorities” means the Financial Surveillance Department of the South African Reserve Bank.

“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into or through the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, or groundwater.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, and consultants of such Person.

“Resources Stockholder Approval” means the approval of this Agreement and the Transactions, including the making of any filings, notices or information statements in connection with the foregoing, by (a) special resolution of the holders of at least eighty percent (80%) of the voting power of the outstanding Blyvoor Resources Shares, voting together as a single class and (b) prior written approval from Orion, in each case, in accordance with the terms and subject to the conditions of Blyvoor Resources’ Governing Documents and applicable Law.

“Restrictive Legend” has the meaning specified in Section 5.03(a)(i).

“Rigel” has the meaning specified in the preamble hereto.

“Rigel Board Recommendation” has the meaning specified in the Recitals hereto.

“Rigel Class A Shares” means the class A ordinary shares of a par value per share of US$0.0001 in the share capital of Rigel.

“Rigel Class B Shares” means the class B ordinary shares of a par value per share of US$0.0001 in the share capital of Rigel.

“Rigel Closing Statement” has the meaning specified in Section 5.02(a).

“Rigel Cure Period” has the meaning specified in Section 12.01(c).

“Rigel Disclosure Letter” has the meaning specified in the introduction to Article VII.

“Rigel Organizational Documents” means the Memorandum and Articles of Association, as amended, restated, modified or supplemented from time to time.

“Rigel Preferred Stock” means the undesignated preference shares, par value $0.0001 per share, of Rigel.

“Rigel Private Warrant” means each one (1) warrant of Rigel entitling the holder thereof to purchase one (1) Rigel Class A Share in accordance with terms described in the Final Prospectus with respect to the private placement warrants of Rigel.

“Rigel Public Warrant” means each one (1) warrant of Rigel entitling the holder thereof to purchase one (1) Rigel Class A Share in accordance with terms described in the Final Prospectus with respect to the public warrants of Rigel.

“Rigel Representations” means the representations and warranties of Rigel expressly and specifically set forth in Article VII of this Agreement, as qualified by the Rigel Disclosure Letter.

“Rigel Securities” means the Rigel Units, the Rigel Shares, the Rigel Public Warrants and the Rigel Private Warrants, collectively.

“Rigel Shares” means the Rigel Class A Shares and the Rigel Class B Shares.

“Rigel Stockholder Approval” has the meaning specified in Section 7.02(b).

“Rigel Stockholder Matters” has the meaning specified in Section 10.02(b).

“Rigel Stockholder Redemption” has the meaning specified in Section 10.02(b).

“Rigel Stockholders” means the holders of Rigel Shares.

“Rigel Transaction Expenses” means all accrued and unpaid fees, costs and expenses of Rigel and its Affiliates incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements, the performance and compliance with all Transaction Agreements and conditions contained herein to be performed or complied with by Rigel or any of its Affiliates at or before Closing, and the consummation of the Transactions, including (a) the fees, costs, expenses and disbursements of counsel, accountants, advisors and consultants of Rigel or any of its Affiliates, (b) fifty percent (50%) of (i) any and all filing fees payable to the antitrust or competition Law authorities of any jurisdiction in connection with the Transactions (the “Antitrust Fees”), (ii) the cost of the D&O Tail to be obtained pursuant to Section 9.02 (the “D&O Cost”), (iii) the fees, costs and expenses incurred in connection with the preparation, filing and mailing of the Proxy Statement and the Registration Statement, as applicable, pursuant to and in accordance with the terms of this Agreement (collectively, the “Mailing Costs”) and (iv) the fees, costs and expenses incurred in connection with the arrangement of the PIPE Investment and the PIPE Financing (the “Arrangement Costs”).

“Rigel Units” means the units of Rigel, each unit consisting of one (1) Rigel Class A Share and one-half of one (1) Rigel Public Warrant.

“Rigel Warrants” means the Rigel Private Warrants and Rigel Public Warrants, collectively.

“Sanctions Laws” means those economic sanctions Laws administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union and enforced by its Member States, the United Nations, the United Kingdom, and any other Governmental Authority with jurisdiction over the Target Companies.

“SARS” means the South African Revenue Service.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning specified in Section 7.08(a).

“Second Base Case Milestone” has the meaning specified in Section 4.02(b)(i)(B).

“Second Downside Milestone” means the amount of cumulative payable gold production of the Mine, in ounces, equal to (a) the Second Base Case Milestone multiplied by (b) the sum of (i) one (1) minus (ii) the Adjustment Multiplier; provided, that in no event shall the Second Downside Milestone be less than 56,240 ounces. An illustrative calculation of the Second Downside Milestone is included on Section 1.01(a) of the Target Company Disclosure Letter.

“Second Earnout Period” means the 12-month period ending on the date that is the 30-month anniversary of the last day of the calendar month in which the Closing Date falls.

“Second Earnout Share Consideration” means (a) in the event the Second Earnout Share Consideration is issuable pursuant to Section 4.02(b)(i), 1,575,000 Newco Ordinary Shares and (b) in the event the Second Earnout Share Consideration is issuable pursuant to Section 4.02(b)(ii), the product of (i) 1,575,000 Newco Ordinary Shares multiplied by (ii) the sum of (A) one (1) minus (B) the product of (x) the

Adjustment Multiplier multiplied by (y) 0.25 plus (C) the Share Consideration Multiplier; provided that, the number of shares issued to Sellers as Earnout Share Consideration shall in no event exceed 2,625,000 Newco Ordinary Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Security Incident” means any unauthorized Processing of Company Data, any unauthorized access or disruption to the Target Companies’ IT Systems, or any such incident that may require notification to any Person, Governmental Authority, or any other entity under Data Protection Requirements.

“Seller Group” has the meaning specified in Section 13.17.

“Sellers” means, collectively, Blyvoor Gold and Orion, each, a “Seller”.

“Settlement Obligations” has the meaning specified in Section 3.01(d).

“Share Consideration Multiplier” means the percentage equal to (a) with respect to the First Earnout Share Consideration, the product of (i) the sum of (A) the quotient of (I) the amount of cumulative payable gold production of the Mine in ounces during the First Earnout Period divided by (II) the First Downside Milestone minus (B) one (1) multiplied by (ii) 0.25 and (b) with respect to the Second Earnout Share Consideration, the product of (i) the sum of (A) the quotient of (I) the amount of cumulative payable gold production of the Mine in ounces during the Second Earnout Period divided by (II) the Second Downside Milestone minus (B) one (1) multiplied by (ii) 0.25.

“Share Exchange Agreement” means the share exchange agreement among Newco, Sellers and the Target Companies in form and substance reasonably satisfactory to Rigel, pursuant to which Sellers shall agree to consummate the transactions contemplated by Section 4.01 and Section 4.02.

“Software” means all computer programs (including any and all software, firmware, or implementation of algorithms, models and methodologies whether in source code, executable code, or object code), APIs, assemblers and compilers, data files, software libraries, device drivers, databases and database schema and compilations (including any and all data and collections of data, whether machine readable or otherwise), and documentation (including user manuals and training materials) relating to any of the foregoing.

“Specified Representations” has the meaning specified in Section 11.02(a)(i).

“Sponsor” means Rigel Resource Acquisition Holding LLC, a Cayman Islands limited liability company.

“Sponsor Support Agreement” means that certain Letter Agreement, dated as of the date hereof, by and among the Sponsor, the Target Companies, Newco, Rigel and the other parties signatory thereto, as amended, restated, modified or supplemented from time to time.

“Stock Exchange” means, as applicable, at any time (i) prior to the Listing, the NYSE and (ii) following the Listing, the Nasdaq.

“Subscription Agreement” has the meaning specified in the Recitals hereto.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Subsidiary Securities” has the meaning specified in Section 6.07(b).

“Surviving Company” has the meaning specified in Section 2.01.

“Surviving Provisions” has the meaning specified in Section 12.02.

“Tailings” has the meaning specified in the preamble hereto.

“Tailings Acquisition” has the meaning specified in Section 4.01(a).

“Tailings Shares” has the meaning specified in the Recitals hereto.

“Tailings Stockholder Approval” means the approval of this Agreement and the Transactions, including the making of any filings, notices or information statements in connection with the foregoing, by special resolution of the holders of at least seventy-five percent (75%) of the voting power of the outstanding Tailings Shares, voting together as a single class, in accordance with the terms and subject to the conditions of Tailing’s Governing Documents and applicable Law.

“Target Companies” means Blyvoor Resources and Tailings, each a “Target Company”.

“Target Company Disclosure Letter” has the meaning specified in the introduction to Article VI.

“Target Group Companies” means the Target Companies and their respective Subsidiaries.

“Target Group Company Transaction Expenses” means all accrued and unpaid fees, costs and expenses of the Target Group Companies incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements, the performance and compliance with all Transaction Agreements and conditions contained herein to be performed or complied with at or before Closing, and the consummation of the Transactions, including (a) the fees, costs, expenses and disbursements of counsel, accountants, advisors and consultants of the Target Group Companies, (b) any severance, transaction, change of control, or retention bonuses or similar payments paid to current or former employees, directors or independent contractors of any Target Group Company solely as a result of the Transactions (plus the employer portion of any payroll or employment Taxes related thereto), but excluding any transaction bonuses implemented between the date of this Agreement and the Closing up to an aggregate amount set forth on Section 1.01(f) of the Target Company Disclosure Letter; and (c) fifty percent (50%) of (i) the Antitrust Fees, (ii) the D&O Cost, (iii) the Mailing Costs, and (iv) the Arrangement Costs.

“Tax” means any federal, state, provincial, territorial, local, foreign or other net income, alternative or add-on minimum, franchise, gross income, adjusted gross income or gross receipts, employment related (including employee withholding or employer payroll), ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, environmental, capital stock, profits, disability, registration, value added, estimated, customs duties, sales or use, levy, withholding or other tax or like assessment or charge in the nature of a tax, and any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority (including on account of any failure to file a Tax Return or the improper filing or preparation of a Tax Return).

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Terminating Company Breach” has the meaning specified in Section 12.01(b).

“Terminating Rigel Breach” has the meaning specified in Section 12.01(c).

“Termination Date” has the meaning specified in Section 12.01(b).

“Transaction Agreements” shall mean this Agreement, the Registration Rights Agreement, the Sponsor Support Agreement, the Subscription Agreements, the Share Exchange Agreement, the Orion Forward Purchase Agreement, the Newco Memorandum and all the other agreements, documents, instruments and certificates entered into in connection herewith and/or therewith and any and all exhibits and schedules thereto.

“Transaction Compensation Agreements” shall mean the compensatory arrangements referred to in Section 10.07(c) of the Target Company Disclosure Letter.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Agreements.

“Transfer Taxes” has the meaning specified in Section 10.04(a).

“Treasury Regulations” means the regulations promulgated under the Code.

“Trust Account” has the meaning specified in Section 7.06(a).

“Trust Agreement” has the meaning specified in Section 7.06(a).

“Trust Premium” means the sum of (a) cash value per share as of the Closing Date to be received in respect of a Rigel Class A Share redeemed in the Rigel Stockholder Redemption minus (b) $10.00.

“Trustee” has the meaning specified in Section 7.06(a).

“Warrant Agreement” means that certain Warrant Agreement, dated June 8, 2020, by and between Rigel and Continental Stock Transfer & Trust Company, as warrant agent.

Section 1.02 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Disclosure Letter”, “Exhibit” and “Annex” refer to the specified Article, Section, Disclosure Letter, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) the phrase “to the extent” means the degree to which a thing extends (rather than if), and (viii) references to “$” or dollar shall be references to United States dollars.

(b) When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the Target Group Companies’ business, consistent with past practice (including, for the avoidance of doubt, recent past practice in light of COVID-19).

(c) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(e) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(f) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(g) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under IFRS.

(h) The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than 9:00 a.m. Eastern Time on the day that is immediately prior to the date of this Agreement to the Party to which such information or material is to be provided or furnished (i) in the Data Room or (ii) by delivery to such Party or its legal counsel via electronic mail or hard copy form.

Section 1.03 Equitable Adjustments. If, between the date of this Agreement and the Closing, the outstanding Blyvoor Resources Shares, Tailings Shares, Newco Securities or Rigel Securities shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, or if there shall have been any breach by Rigel or Newco with respect to the Newco Securities, the Rigel Securities or rights to acquire Newco Securities or Rigel Securities, then any number, value (including dollar value) or amount contained herein which is based upon the number of Blyvoor Resources Shares, Tailings Shares, Newco Securities or Rigel Securities, as applicable, will be appropriately adjusted to provide to the holders of Blyvoor Resources Shares, Tailings Shares, Newco Securities or Rigel Securities, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this Section 1.03 shall not be construed to permit any of Rigel, Newco, Sellers or the Target Companies to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement and/or any other Transaction Agreement.

Article II
THE MERGER

Section 2.01 The Merger. At the Merger Effective Time, upon the terms and subject to the conditions set forth in this Agreement and the Cayman Act, Rigel shall be merged with and into Merger Sub, with Merger Sub being the surviving entity in the Merger (hereinafter referred to for the periods at and after the Merger Effective Time as the “Surviving Company”). Upon consummation of the Merger, the separate corporate existence of Rigel shall cease, Rigel will be struck off the Register of Companies in the Cayman Islands and Merger Sub, as the Surviving Company, shall continue its corporate existence under the Cayman Act as a wholly owned Subsidiary of Newco.

Section 2.02 Effective Time. Subject to the satisfaction or waiver of all of the conditions set forth in Section 11.01, Section 11.02 and Section 11.03, and provided that this Agreement has not theretofore been terminated pursuant to its terms, at least one (1) day prior to the Closing Date, Merger Sub and Rigel shall execute a plan of merger (the “Plan of Merger”) and file the Plan of Merger and any other documents required to effect the Merger pursuant to the Cayman Act with the Registrar of Companies in the Cayman Islands (the “Registrar”) in accordance with Section 233 of the Cayman Act. The Merger shall become effective at the time specified in the Plan of Merger in accordance with the Cayman Act (the “Merger Effective Time”).

Section 2.03 Effect of the Merger. At the Merger Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time, all the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of Merger Sub and Rigel shall vest in the Surviving Company, and all contracts, claims, debts, liabilities, obligations, restrictions, disabilities and duties of each of Merger Sub and Rigel shall become the contracts, claims, debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company in accordance with the Cayman Act.

Section 2.04 Governing Documents of the Surviving Company. At the Merger Effective Time, the memorandum and articles of association of Merger Sub as in effect immediately prior to the Merger Effective Time, as previously adopted in form mutually agreed by Rigel and the Target Companies, acting reasonably and in good faith, shall be the memorandum and articles of association of the Surviving Company until thereafter amended in accordance with its terms or applicable Law.

Section 2.05 Directors and Officers.

(a) At the Merger Effective Time, the Parties shall take all actions necessary to ensure that, as of the Merger Effective Time, the directors and officers of Merger Sub as of immediately prior to the Closing shall be the directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company and the Cayman Act.

(b) The Parties shall take all actions necessary to ensure that, from and after the Closing, the Persons identified as the initial post-Closing directors and officers of Newco in accordance with the provisions of Section 9.09 shall be the directors and officers (and in the case of such officers, holding such positions as are set forth on Section 2.05(b) of the Target Company Disclosure Letter), as applicable, of Newco, each to hold office in accordance with the Governing Documents of Newco and the Cayman Act.

Section 2.06 Taking Necessary Action; Further Action. If, at any time after the Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of Merger Sub and Rigel, the officers and directors of Newco and the Surviving Company are fully authorized in the name of the Surviving Company to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement or applicable provisions of the Cayman Act.

Section 2.07 Release of Funds from Trust Account. Subject to the terms and conditions of the Trust Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to cause the funds held in the Trust Account to be released simultaneously with, or as promptly as practicable after, the Closing, but in any event, no later than forty-eight (48) hours after Closing.

Article III
EFFECT OF THE MERGER ON SHARE CAPITAL AND CAPITAL STOCK

Section 3.01 Effect of Merger on Rigel Securities.

(a) Conversion of Rigel Securities. Each Rigel Unit outstanding immediately prior to the Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one (1) Rigel Class A Share and one-half (1/2) of a Rigel Public Warrant in accordance with the terms of the applicable Rigel Unit, which underlying Rigel Securities shall be converted in accordance with the applicable terms of this Section 3.01. At the Merger Effective Time, by virtue of the Merger and without any action on the part of any Party (except as provided herein) or the holders of securities of Rigel or Newco:

(i) Rigel Class A Shares. Each issued and outstanding Rigel Class A Share (other than those described in Section 3.01(b)) shall be converted automatically into the right of the holder thereof to receive (A) Trust Premium in cash per Rigel Class A Share (the “Cash Consideration”), subject to any applicable withholding Tax, and (B) one (1) validly issued, fully paid and nonassessable Newco Ordinary Share (together with the Cash Consideration, collectively, the “Class A Merger Consideration”), following which, all Rigel Class A Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of Rigel Class A Shares (evidenced by entry in the register of members of Rigel) immediately prior to the Merger Effective Time shall cease to have any rights with respect to such shares, except the right to receive the applicable consideration described in this Section 3.01(a)(i) into which such Rigel Class A Shares shall have been converted or as otherwise as provided herein or by Law.

(ii) Rigel Class B Shares. Each issued and outstanding Rigel Class B Share (other than those described in Section 3.01(b)) shall be converted automatically into the right of the holder thereof to receive one (1) validly issued, fully paid and nonassessable Newco Ordinary Share, following which, all Rigel Class B Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of Rigel Class B Shares (evidenced by entry in the register of members of Rigel) immediately prior to the Merger Effective Time shall cease to have any rights with respect to such shares, except the right to receive the applicable consideration described in this Section 3.01(a)(ii) into which such Rigel Class B Shares shall have been converted or as otherwise as provided herein or by Law.

(iii) Rigel Warrants. (A) Each issued and outstanding Rigel Public Warrant shall be converted automatically into the right of the holder thereof to receive one (1) Newco Public Warrant, and (B) each issued and outstanding Rigel Private Warrant shall be converted automatically into the right of the holder thereof to receive one (1) Newco Private Warrant. At the Merger Effective Time, the Rigel Warrants shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Newco Public Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Rigel Public Warrants, and each of the Newco Private Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Rigel Private Warrants, except that in each case they shall represent the right to acquire Newco Ordinary Shares. At or prior to the Merger Effective Time, Newco shall take all corporate actions necessary to reserve for future issuance and shall maintain such reservation for so long as any of the Newco Warrants remain outstanding, a sufficient number of Newco Ordinary Shares for delivery upon the exercise of such Newco Warrants.

(b) Issue Price of Newco Ordinary Shares. The Newco Ordinary Shares to be issued pursuant to Section 3.01(a) shall be issued at a cumulative issue price equal to the excess of the amount of cash in the Trust Account (after reduction for the aggregate amount of payments required to be made in connection with the Rigel Stockholder Redemption) as of the Merger Effective Date over the Cash Consideration (the “Cumulative Issue Price”), which Cumulative Issue Price shall be proportionally allocated to each Newco Ordinary Share issued pursuant to Section 3.01(a).

(c) Cancellation of Capital Shares Owned by Rigel. At the Merger Effective Time, (i) any shares of Newco that are owned by Rigel shall be surrendered for no consideration and (ii) if there are any shares of Rigel that are owned by Rigel as treasury shares, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(d) Obligations of Merger Sub. Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that, at the Merger Effective Time, (i) Merger Sub shall cause Newco to (A) issue the Newco Securities to be issued and (B) pay the Cash Consideration to be paid, in each case, pursuant to Section 3.01(a), (ii) Newco shall perform these obligations and (iii) Merger Sub shall be indebted to Newco for (A) the Cumulative Issue Price of such Newco Securities and (B) an amount equal to the Cash Consideration (collectively, the “Settlement Obligations”).

Section 3.02 Treatment of Securities of Merger Sub. At the Merger Effective Time, the Merger Sub Shares shall remain outstanding.

Section 3.03 Exchange of Book-Entry Shares.

(a) Exchange Agent. Prior to the Merger Effective Time, Newco shall appoint an exchange agent acceptable to the Target Companies (which acceptance shall not be unreasonably withheld, delayed or conditioned) (the “Exchange Agent”) for the purpose of exchanging Rigel Securities for Newco Securities and the Cash Consideration, as applicable, in accordance with this Article III and shall enter into an agreement acceptable to the Target Companies (which acceptance shall not be unreasonably withheld, delayed or conditioned) with the Exchange Agent relating to the services to be performed by the Exchange Agent. At or prior to the Merger Effective Time, Merger Sub shall cause Newco to deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Legacy Rigel Holders, the Newco Securities (which shall be in non-certificated book-entry form) issuable pursuant to Section 3.01 and delivered pursuant to this Section 3.03 and cash in an aggregate amount necessary to pay the Cash Consideration portion of the Class A Merger

Consideration, as applicable, in exchange for outstanding Rigel Securities (such Newco Securities and aggregate Cash Consideration, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”).

(b) Exchange Procedures. As soon as practicable after the Merger Effective Time (and in no event later than five (5) Business Days after the Merger Effective Time), Newco shall cause the Exchange Agent to mail to each Legacy Rigel Holder a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon transfer of the Rigel Securities to the Exchange Agent) for use in effecting the surrender of Rigel Securities in exchange for Newco Securities issuable pursuant Section 3.01 in book-entry form. Upon receipt of a letter of transmittal duly completed and validly executed in accordance with the instructions thereto or an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request), the applicable Legacy Rigel Holder shall be entitled to receive in exchange for its surrendered Rigel Securities, subject to any required withholding Taxes, Newco Securities issuable pursuant Section 3.01 without interest and, as applicable, cash in the amount equal to the Cash Consideration multiplied by the number of shares of Rigel Securities previously held by such holder (subject to any applicable withholding Tax). The Newco Ordinary Shares to be delivered pursuant Section 3.01 shall be settled through the Depository Trust Company (“DTC”) and issued in uncertificated book-entry form through the procedures of DTC, unless a physical Newco Security is required by applicable Law, in which case Newco shall cause the Exchange Agent to promptly send certificates representing such Newco Security to such holder. If any of the Newco Security issuable pursuant Section 3.01 are to be issued to a person other than the person in whose name the Rigel Securities surrendered in exchange therefor is registered, it shall be a condition of payment that (A) the person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (B) the person requesting such payment shall have paid any transfer and other Taxes required by reason of the issuance of the Newco Security issuable pursuant to Section 3.01 to a person other than the registered holder of the Rigel Securities surrendered or shall have established to the reasonable satisfaction of Newco that such Tax either has been paid or is not applicable.

(c) Distributions with Respect to Rigel Securities. All Newco Securities issuable pursuant to Section 3.01 shall be deemed issued and outstanding as of the Merger Effective Time. Subject to the effect of escheat, Tax or other applicable Laws, the holder of the Rigel Securities representing an entitlement to whole Newco Securities issued in exchange therefor will be promptly paid, without interest (subject to any applicable withholding Tax), the amount of dividends or other distributions with a record date after the Merger Effective Time and theretofore paid with respect to such whole Newco Security.

(d) Transfer Books. At the Merger Effective Time, the register of members of Rigel shall be closed and thereafter there shall be no further registration of transfers on the register of members of the Surviving Company of the Rigel Securities that were issued and outstanding immediately prior to the Merger Effective Time.

(e) Termination of Exchange Fund. At any time following the first (1st) anniversary of the Closing Date, Newco shall be entitled to require the Exchange Agent to deliver to Newco (or its designee) any funds or other property (including any interest received with respect thereto) that had been made available to the Exchange Agent and which has not been disbursed in accordance with this Article III and, thereafter, the Persons entitled to receive payment pursuant to this Article III may seek recourse against Newco (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the delivery of any Newco Securities issuable pursuant Section 3.01 and any dividends or other distributions to which such holder is entitled pursuant to Section 3.03(b), in each case without interest (subject to any applicable withholding Tax), that may be payable upon surrender of any Rigel Securities held by such holders, as determined pursuant to this Agreement, without any interest thereon.

(f) No Liability. None of the Exchange Agent, Newco or the Surviving Company will be liable to any person for any Newco Securities issuable from the Exchange Fund in accordance with this Section 3.03 or other cash delivered to a public official pursuant to any abandoned property, escheat or similar Law. Any portion of the Exchange Fund remaining unclaimed by any person as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority will, to the extent permitted by applicable Law, become the property of Newco free and clear of any claims or interest of any person previously entitled thereto.

Section 3.04 Satisfaction of Rights. All securities issued upon the surrender of the Rigel Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities.

Section 3.05 Payment of Settlement Obligations. Promptly following receipt of the amount of cash in the Trust Account (after reduction for the aggregate amount of payments required to be made in connection with the Rigel Stockholder Redemption) pursuant to Section 2.07, Merger Sub shall pay, or procure that the Trustee pay, to Newco a cash amount equal to the Settlement Obligations, which amount shall be paid to Newco as promptly as practicable following the release of the funds held in the Trust Account as contemplated by Section 2.07. As a result of such payment, (x) the Newco Securities to be issued pursuant to Section 3.01(a) will be fully paid up, (y) the Cumulative Issue Price will be fully paid and settled and (z) the Cash Consideration will be fully paid and settled.

Article IV
SHARE EXCHANGE TRANSACTIONS

Section 4.01 Share Exchange. On the terms and subject to the conditions set forth in this Agreement and the Share Exchange Agreement, at the Closing, (a) the Target Companies shall cause Blyvoor Gold to convey, assign, transfer and deliver to Newco or a designated Affiliate of Newco, and Newco shall, or shall cause a designated Affiliate of Newco to, acquire and accept from Blyvoor Gold, all of Blyvoor Gold’s right, title and interest in and to the Gold Tailings Shares (the “Tailings Acquisition”) and (b) as soon as practicable following the Tailings Acquisition and the Debt Payoff, and in any case on the same day as the Tailings Acquisition and the Debt Payoff, the Target Companies shall cause Sellers to convey, assign, transfer and deliver to Newco or a designated Affiliate of Newco, and Newco shall, or shall cause a designated Affiliate of Newco to, acquire and accept from each Seller, all of such Seller’s right, title and interest in and to the Gold Resources Shares and the Orion Resources Shares, as applicable (the “Blyvoor Resources Acquisition”), in each case of clauses (a) and (b), free and clear of all Liens, other than any Liens arising as a result of any of the Transaction Agreements, Liens imposed by Newco or its Affiliates or restrictions on transfer imposed by applicable Securities Laws.

Section 4.02 Exchange Consideration.

(a) Closing Consideration. On the terms and subject to the conditions set forth in this Agreement and the Share Exchange Agreement, at the Closing, Newco shall (a) in exchange for the Gold Tailings Shares, issue and allot to Blyvoor Gold, free and clear of all Liens, other than any Liens arising as a result of any of the Transaction Agreements, Liens imposed by Blyvoor Gold or its Affiliates or restrictions on transfer imposed by applicable Securities Laws, the Gold Tailings Share Consideration, (b) in exchange for the Gold Resources Shares, issue and allot to Blyvoor

Gold, free and clear of all Liens, other than any Liens arising as a result of any of the Transaction Agreements, Liens imposed by Blyvoor Gold or its Affiliates or restrictions on transfer imposed by applicable Securities Laws, the Gold Resources Share Consideration and (c) in exchange for the Orion Resources Shares, issue and allot to Orion, free and clear of all Liens, other than any Liens arising as a result of any of the Transaction Agreements, Liens imposed by Orion or its Affiliates or restrictions on transfer imposed by applicable Securities Laws, the Orion Share Consideration.

(b) Earnout Share Consideration.

(i) Base Case Earnout. In the event that, as of immediately prior to the Closing, the Net Cash Proceeds are equal to or greater than $33,000,000, the First Earnout Share Consideration and the Second Earnout Share Consideration, as applicable, shall be issuable to Sellers as follows, as additional compensation for the Blyvoor Resources Shares:

(A) if, during the First Earnout Period, the cumulative payable gold production of the Mine exceeds 55,000 ounces (the “First Base Case Milestone”), Sellers shall be entitled to receive, and Newco shall issue or cause to be issued to Sellers, upon the terms and subject to the conditions set forth in this Agreement and the Transaction Agreements (as applicable), the First Earnout Share Consideration, which shall be issued to Sellers no later than ten Business Days after the expiration of the First Earnout Period; and

(B) if, during the Second Earnout Period, the cumulative payable gold production of the Mine exceeds 95,000 ounces (the “Second Base Case Milestone”), Sellers shall be entitled to receive, and Newco shall issue or cause to be issued to Sellers, upon the terms and subject to the conditions set forth in this Agreement and the Transaction Agreements (as applicable), the Second Earnout Share Consideration, which shall be issued to Sellers no later than ten Business Days after the expiration of the Second Earnout Period.

(ii) Downside Earnout. In the event that, as of immediately prior to the Closing, the Net Cash Proceeds are less than $33,000,000, the First Earnout Share Consideration and the Second Earnout Share Consideration, as applicable, shall be issuable to Sellers as follows, as additional compensation for the Blyvoor Resources Shares:

(A) if, during the First Earnout Period, the cumulative payable gold production of the Mine exceeds the First Downside Milestone, Sellers shall be entitled to receive, and Newco shall issue or cause to be issued to Sellers, upon the terms and subject to the conditions set forth in this Agreement and the Transaction Agreements (as applicable), the First Earnout Share Consideration, which shall be issued to Sellers no later than ten Business Days after the First Downside Milestone is achieved; and

(B) if, during the Second Earnout Period, the cumulative payable gold production of the Mine exceeds the Second Downside Milestone, Sellers shall be entitled to receive, and Newco shall issue or cause to be issued to Sellers, upon the terms and subject to the conditions set forth in this Agreement and the Transaction Agreements (as applicable), the Second Earnout Share Consideration, which shall be issued to Sellers no later than ten Business Days after the Second Downside Milestone is achieved.

(iii) Allocation of Earnout Share Consideration. Any Earnout Share Consideration issuable to Sellers pursuant to Section 4.02(b) shall be issued such that each Seller shall receive the number of shares (rounded to the nearest whole share) of Newco Ordinary Shares determined by multiplying (A) the applicable Earnout Share Consideration by (B) the percentage set forth opposite such Seller’s name on Section 4.02(b)(iii) of the Target Company Disclosure Letter.

(iv) Sale of the Target Companies. If, at any time prior to the expiration of the First Earnout Period or the Second Earnout Period, as applicable (and a final determination that no further Earnout Share Consideration is or may be payable to Sellers with respect to such Earnout Period), there is a sale, exchange or other transfer, directly or indirectly, in one transaction or a series of related transactions, of all or substantially all of the assets of the Target Companies or a merger, consolidation, recapitalization or other transaction in which any Person other than Newco or any Affiliate of Newco becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of all interests in the Target Companies, taken as a whole, then, not later than (and in any event, prior to) the closing date of such transaction, Newco shall issue or cause to be issued to Sellers, upon the terms and subject to the conditions set forth in this Agreement and the other Transaction Agreements (as applicable), and Sellers shall be entitled to receive, any and all Earnout Share Consideration that (x) has not been issued as of such date in accordance with Section 4.02(b)(i) or Section 4.02(b)(ii), as applicable, and (y) has not been finally determined to be not payable to Sellers pursuant to Section 4.02(b). Newco agrees that, prior to consummating any such transaction, it shall provide Sellers with any information or documentation that they may reasonably request in connection with such transaction.

(v) At all times during the Earnout Periods, Newco shall (a) keep available for issuance a number of unissued Newco Ordinary Shares equal to the aggregate unissued Earnout Share Consideration and (b) take all actions required to increase the authorized number of Newco Ordinary Shares if at any time there shall be insufficient unissued Newco Ordinary Shares to permit such reservation. Sellers shall be entitled to receive, without interest, (x) on the issuance date of the applicable Earnout Share Consideration, the amount of all dividends or other distributions with a record date after the Closing Date previously paid or payable on a number of Newco Ordinary Shares equal to the number of Newco Ordinary Shares comprising the applicable Earnout Share Consideration issued to such Seller, and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Closing Date and payable after the issuance date of the applicable Earnout Share Consideration on a number of Newco Ordinary Shares equal to the number of Newco Ordinary Shares comprising the applicable Earnout Share Consideration issued to such Seller.

(c) Deferred Consideration.

(i) As additional compensation for the Gold Tailings Shares, as promptly as practicable after the date that is 90 days following the Closing (but in no event later than two (2) Business Days thereafter), Blyvoor Gold shall be entitled to receive, and Newco shall issue or cause to be issued to Blyvoor Gold, upon the terms and subject to the conditions set forth in this Agreement and the other Transaction Agreements, as applicable, the Deferred Share Consideration.

(ii) At all times during the 90-day period following the Closing, Newco shall (a) keep available for issuance a number of unissued Newco Ordinary Shares equal to the

Deferred Share Consideration and (b) take all actions required to increase the authorized number of Newco Ordinary Shares if at any time there shall be insufficient unissued Newco Ordinary Shares to permit such reservation. Blyvoor Gold shall be entitled to receive, without interest, (x) on the issuance date of the Deferred Share Consideration, the amount of all dividends or other distributions with a record date after the Closing Date previously paid or payable on a number of Newco Ordinary Shares equal to the number of Newco Ordinary Shares comprising the Deferred Share Consideration, and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Closing Date and payable after the issuance date of the Deferred Share Consideration on a number of Newco Ordinary Shares equal to the number of Newco Ordinary Shares comprising the Deferred Share Consideration.

Section 4.03 Governing Documents.

(a) Newco. Subject to Section 9.02, at the Closing, the memorandum and articles of association of Newco shall be amended and restated to be substantially in the form of the Newco Memorandum, until thereafter amended in accordance with its terms and as provided by applicable Law.

(b) Target Companies. Immediately following the Closing, Newco, as the sole shareholder of (i) Blyvoor Resources, shall amend and restate the memorandum of incorporation of Blyvoor Resources in customary form agreed by Rigel and the Target Companies, acting reasonably and in good faith, and such shall be the Governing Document of Blyvoor Resources, until thereafter amended in accordance with its terms and as provided by applicable Law and (ii) Tailings, shall amend and restate the memorandum of incorporation of Tailings in customary form as agreed by Rigel and the Target Companies, acting reasonably and in good faith, and such shall be the Governing Document of Tailings, until thereafter amended in accordance with its terms and as provided by applicable Law.

Section 4.04 Closing Payments. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Newco shall, or shall cause a designated Affiliate of Newco to:

(a) immediately following the consummation of the Tailings Acquisition and the Blyvoor Resources Acquisition (i) grant a loan to Tailings, on an interest-free basis, amounting to the Rand equivalent of $6,000,000, with the Rand value of such loan calculated by applying the quoted spot rate of exchange for converting United States dollars to Rand by Tailings’ bank in South Africa upon receipt of the funds, and (ii) pay such loan funding amount, in United States dollars, by wire transfer in immediately available funds to the designated bank account of Tailings; and

(b) procure that Tailings, upon receipt of the loan funding amount or as soon as practicably thereafter, repay the amount payable to each counterparty or holder of Payoff Indebtedness in order to fully discharge such Payoff Indebtedness and terminate (x) all applicable obligations and liabilities of Tailings and any of its Affiliates related thereto and (y) all Liens on any assets of Tailings and any of its Affiliates related thereto (collectively, the “Debt Payoff”), and which Debt Payoff Tailings undertakes to effect accordingly; and

(c) pay or cause to be paid by wire transfer of immediately available funds, (i) all Rigel Transaction Expenses as set forth on the Rigel Closing Statement; and (ii) all Target Group Company Transaction Expenses as set forth on the Company Closing Statement (it being understood and agreed that the payment of funds on account, and in satisfaction, of the Target

Group Company Transaction Expenses may be effected through means of a subscription for ordinary shares in the Target Companies and subsequent payment of the Target Group Company Transaction Expenses by the Target Companies).

Section 4.05 Withholding Rights. Notwithstanding anything in this Agreement to the contrary, all amounts or value deliverable in connection with this Agreement by the Exchange Agent, Rigel, Sellers, any Target Company and their respective Affiliates shall be paid free and clear and without any deduction or withholding for Taxes, except for any amount required to be deducted and withheld with respect to the making of such payment under applicable Law. Prior to making any deduction or withholding in respect of amounts payable to any Seller in connection with this Agreement, Rigel or any of its Affiliates, as applicable, shall provide or cause to be provided at least five (5) days prior written notice of such deduction or withholding to the applicable Seller, and all parties shall reasonably cooperate to reduce or eliminate any applicable withholding. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Any amounts so withheld shall be timely remitted to the applicable Governmental Authority.

Article V
CLOSING TRANSACTIONS

Section 5.01 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Transactions (the “Closing”) shall take place (a) electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) commencing as promptly as practicable following the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article XI (other than those conditions that by their terms or nature are to be satisfied at the Closing; provided that such conditions are satisfied or (to the extent permitted by applicable Law) waived at the Closing), or (b) at such other place, time or date as Rigel and the Target Companies may mutually agree in writing. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 5.02 Pre-Closing Deliverables.

(a) Rigel Closing Statement. On the date that is five (5) Business Days prior to the Closing Date, Rigel shall prepare and deliver to the Target Companies a written statement (the “Rigel Closing Statement”) setting forth its good faith estimate and calculation of: (i) the aggregate amount of cash in the Trust Account (prior to giving effect to the Rigel Stockholder Redemption) and each of the PIPE Investment proceeds, the PIPE Financing proceeds and the Orion Forward Purchase Agreement proceeds received or to be received by Rigel or Newco prior to the Closing; (ii) the aggregate amount of all payments required to be made in connection with the Rigel Stockholder Redemption; (iii) the number of shares of Newco Ordinary Shares to be outstanding as of the Closing after giving effect to the Rigel Stockholder Redemption and the issuance of Newco Ordinary Shares pursuant to the Subscription Agreements and the Orion Forward Purchase Agreement; (iv) the aggregate amount of all expenses of Rigel and its Affiliates incurred prior to the Closing Date consistent with the disclosure set forth in the SEC Reports (other than the Rigel Transaction Expenses); (v) the number of Newco Ordinary Shares that may be issued upon the exercise of all Newco Warrants issued and outstanding as of the Closing after giving effect to the PIPE Investment, the PIPE Financing, the Orion Forward Purchase Agreement and the exercise prices therefor; and (vi) the Rigel Transaction Expenses, in each case, including a detailed itemization of the components thereof and reasonable supporting documentation and detail therefor. The Rigel Closing Statement and each component thereof shall be prepared and calculated in accordance with the definitions contained in this Agreement. From and after delivery of the Rigel Closing Statement and through the Closing Date, (A) Rigel shall promptly provide to the Target

Companies any changes to the Rigel Closing Statement (including any component thereof), and (B) the Target Companies shall have the right to review and comment on such calculations and estimates, Rigel shall consider in good faith any such comments made by the Target Companies, and the Target Companies and Rigel shall cooperate with each other through the Closing Date and use good faith efforts to resolve any differences regarding the calculations and estimates contained in the Rigel Closing Statement (and any updates or revisions as may be agreed to by the Target Companies and Rigel shall be included in the Rigel Closing Statement). Rigel shall, and shall cause its Representatives to, (x) reasonably cooperate with the Target Companies and their Representatives to the extent related to the Target Companies’ review of the Rigel Closing Statement and the calculations and estimates contained therein (including engaging in good faith discussions related thereto) and (y) provide access to personnel, books, records and other information during normal business hours to the extent related to the preparation of the Rigel Closing Statement and reasonably requested by the Target Companies or their respective Representatives, at the Target Companies’ sole expense, in connection with such review; provided that, the Target Companies shall not, and shall cause their respective Representatives to not, unreasonably interfere with the business of Rigel and its Subsidiaries in connection with any such access.

(b) Company Closing Statement. On the date that is three (3) Business Days prior to the Closing Date, the Target Companies shall deliver to Rigel a written statement (the “Company Closing Statement”) setting forth their good faith calculation of: (i) the Target Group Company Transaction Expenses, (ii) the Payoff Indebtedness and (iii) the Aggregate Cash Proceeds, in each case, determined based on the information provided in the Rigel Closing Statement, in each case, including a detailed itemization of the components thereof, and determined pursuant to the definitions contained in this Agreement. Following Rigel’s receipt of the Company Closing Statement and through the Closing Date, Rigel shall have the right to review and comment on such calculations and estimates, the Target Companies shall consider in good faith any such comments made by Rigel, and the Target Companies and Rigel shall cooperate with each other through the Closing Date and use good faith efforts to resolve any differences regarding the calculation of the items set forth on the Company Closing Statement (and any updates or revisions as may be agreed to by the Target Companies and Rigel shall be included in the Company Closing Statement, with such Company Closing Statement and all items and amounts set forth therein being final, conclusive, and binding upon, and non-appealable by, the parties hereto). The Target Companies shall, and shall cause their respective Representatives to, (x) reasonably cooperate with Rigel and its Representatives to the extent related to Rigel’s review of the Company Closing Statement and the calculations and estimates contained therein (including engaging in good faith discussions related thereto) and (y) provide access to personnel, books, records and other information during normal business hours to the extent related to the preparation of the Company Closing Statement and reasonably requested by Rigel or its Representatives, at Rigel’s sole expense, in connection with such review; provided that, Rigel shall not, and shall cause its Representatives to not, unreasonably interfere with the business of any of the Target Group Companies in connection with any such access.

Section 5.03 Closing Deliverables.

(a) Newco Deliverables.

(i) Sellers. At the Closing, Newco shall deliver, or cause to be delivered, (A) to Blyvoor Gold, the Gold Resources Share Consideration and the Gold Tailings Share Consideration, (B) to Orion, the Orion Share Consideration, in each case pursuant to and in accordance with Section 4.02, and the Share Exchange Agreement; it being understood and agreed that such Newco Ordinary Shares shall be in book entry form and uncertificated, subject to a book-entry notation bearing a restrictive legend in the form of Exhibit C (the “Restrictive Legend”) and (C) to the Target Group Companies, resolutions passed by the sole shareholder of Newco duly authorizing Newco’s entry into and performance of its obligations under this Agreement, which resolutions shall include any approvals required in terms of the Cayman Act (the “Newco Stockholder Approval”).

(ii) Target Companies. At or prior to the Closing, Newco shall deliver, or cause to be delivered, to the Target Companies:

(A) the certificate referred to in Section 11.03(d); and

(B) counterparts to each Transaction Agreement to be entered into at Closing to which Newco or one or more of its Affiliates is a party, duly executed by Newco and/or such Affiliates, as applicable.

(b) Target Company Deliverables. At or prior to the Closing, the Target Companies shall deliver, or cause to be delivered, to Newco:

(i) (A) for any Blyvoor Resources Shares or Tailings Shares that are in certificated form, if any, share certificates (or, in relation to certificates that are missing or lost, a lost share certificate or indemnity in favor of Newco, in a form reasonably acceptable to Newco), evidencing any Blyvoor Resources Shares or Tailings Shares owned by the applicable Seller to the extent that such Blyvoor Resources Shares or Tailings Shares are in certificated form, duly endorsed in blank or accompanied by a stock power duly executed in blank in proper form to transfer, by such Seller, and (B) for any Blyvoor Resources Shares or Tailings Shares that are in uncertificated form (or are in certificated form but not bearing), if any, an instrument of transfer in respect of the Blyvoor Resources Shares and/or Tailings Shares held by such Seller, in form reasonably acceptable to Newco, executed by such Seller;

(ii) counterparts to each Transaction Agreement to be entered into at Closing to which any Target Company, Seller or one or more of their respective Affiliates (is a party, duly executed by the Target Company(ies), Seller(s) and/or such Affiliates, as applicable);

(iii) the certificate referred to in Section 11.02(c);

(iv) to the extent required by applicable Law to occur at or prior to Closing in order to effect the Transactions, the statutory registers and minute books in which Newco is recorded as sole owner and shareholder of each Target Company with all voting rights with respect to the Blyvoor Resources Shares and Tailings Shares, with accompanying new share certificates with respect to the Blyvoor Resources Shares and Tailings Shares, each such share certificate to be endorsed “non-resident” for exchange control purposes (unless the Exchange Control regulatory approval referred to in Section 11.01(a) of the Target Company Disclosure Letter indicates otherwise), as soon as possible after the Closing;

(v) duly executed written Payoff Documentation with respect to any and all Payoff Indebtedness, to be provided by the applicable creditor(s) (or the administrative agent on behalf thereof, if applicable), in respect thereof, dated as of a date no later than two (2) Business Days prior to the Closing Date; and

(vi) written waiver by Blyvoor Gold, with respect to any and all rights of pre-emption Blyvoor Gold has or may have to acquire the Orion Resources Shares (or any part thereof), whether such rights arise out of the Governing Documents of Blyvoor Resources or otherwise.

Article VI
REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANIES

Except as set forth in the disclosure letter delivered to Rigel by the Target Companies on the date of this Agreement (the “Target Company Disclosure Letter”) (each section of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face), the Target Companies represents and warrants to Rigel, Newco and Merger Sub as follows:

Section 6.01 Corporate Organization of the Target Companies. Each Target Company is a South African private limited liability company duly organized, validly existing and in good standing (in each case to the extent such concepts are applicable) under the Laws of its jurisdiction of organization and has all requisite corporate or other applicable organizational power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted, except as would not be material to such Target Company. The copies of the memorandum of incorporation of each Target Company lodged by the Companies and Intellectual Property Commission, an agency of the Department of Trade and Industry, as in effect on the date hereof, previously made available by the Target Companies to Rigel are true, correct and complete. Each of the Target Companies has the requisite corporate power and authority to own, operate and lease all of its properties, rights and assets and to carry on its business as it is now being conducted and as contemplated to be conducted, except where failure to have such corporate power and authority to own, operate and lease and to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.02 Target Company Subsidiaries. The Subsidiaries of the Target Companies and their respective jurisdictions of incorporation or organization, in each case, as of the date of this Agreement are set forth on Section 6.02 of the Target Company Disclosure Letter. The Subsidiaries of the Target Companies have been duly formed or organized, are validly existing and in good standing (in each case to the extent such concepts are applicable) under the laws of their jurisdiction of incorporation or organization and have the power and authority to own, operate and lease their properties, rights and assets and to conduct their business as it is now being conducted, except as would not be material to the Target Group Companies, taken as a whole. Each Subsidiary of a Target Company is duly licensed or qualified, except where the failure to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.03 Due Authorization. Each Target Company has the requisite corporate or other applicable organizational power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is or will be a party and (subject to the approvals described in Section 6.05 of the Target Company Disclosure Letter) to perform all obligations to be performed by it hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the Transactions have been duly authorized by the board of directors of each Target Company, respectively, and all necessary action on the part of Sellers, and no other corporate proceeding on the part of either Target Company is necessary to authorize this Agreement or such Transaction Agreements or either Target Company’s performance hereunder or thereunder. This Agreement has been, and each such Transaction Agreement (when executed and delivered by the Target Companies, as applicable) will be, duly and validly executed and delivered by the Target Companies and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement will constitute, a valid and binding obligation of the Target Companies, enforceable against the Target Companies in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law (the “Enforceability Exceptions”).

Section 6.04 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 6.05 of the Target Company Disclosure Letter, the execution, delivery and performance of this Agreement and each Transaction Agreement to which a Target Group Company is or will be a party by the Target Group Companies, as applicable, and the consummation of the Transactions do not and will not (a) conflict with or violate any provision of, or result in the breach of or default under, the Governing Documents of any Target Group Company, (b) violate any provision of, or result in the breach of or default by any Target Group Company under any applicable Law, (c) except as set forth on Section 6.04(c) of the Target Company Disclosure Letter, require any consent, waiver or other action by any Person under, violate, or result in a breach of, constitute a default under, result in the acceleration, cancellation, termination or modification of, or create in any party the right to accelerate, terminate, cancel or modify, the terms, conditions or provisions of any Material Contract, (d) result in the creation of any Lien (except for Permitted Liens) upon any of the material properties, rights or assets of any Target Group Company, or (e) constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination, acceleration, modification, cancellation or creation of a Lien or (f) result in a violation or revocation of any license, permit or approval from any Governmental Authority or other Person, except, in each case of clauses (b) through (f), for such violations, conflicts, breaches, defaults or failures to act that would not reasonably be expected to be, individually or in the aggregate, material to any Target Companies.

Section 6.05 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Rigel contained in this Agreement, no action by, notice to, consent, approval, waiver, permit or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Target Companies with respect to the Target Companies’ execution, delivery and performance of this Agreement and the consummation of the Transactions, except for (a) applicable requirements of Securities Law, (b) any filing with the appropriate Governmental Authorities in connection with the amendment and restatement of Governing Documents pursuant to and in accordance with Section 4.03(b), (c) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of the Target Companies to perform or comply with on a timely basis any material obligation of the Target Companies under this Agreement or to consummate the Transactions in accordance with the terms hereof and (d) as otherwise disclosed on Section 6.05 of the Target Company Disclosure Letter.

Section 6.06 Current Capitalization.

(a) As of the date hereof, the authorized capital stock of (i) Blyvoor Resources consists of 1,000 Blyvoor Resources Shares, 737 of which are currently outstanding and (ii) Tailings consists of 1,000 Tailings Shares, 100 of which are currently outstanding. The outstanding shares of capital stock or other equity interests of the Target Companies have been duly authorized and validly issued and are fully paid and nonassessable.

(b) The Target Companies have provided to Rigel, prior to the date of this Agreement, a list of holders of capital stock, warrants and equity awards of the Target Companies. Other than as set forth in this Section 6.06 (including in the lists referenced herein) or on Section 6.06(b) of the Target Company Disclosure Letter, there are (i) no subscriptions, calls, options, warrants, rights (including preemptive rights), puts or other securities convertible into or exchangeable or exercisable for Blyvoor Resources Shares and/or Tailings Shares, or other equity interests in, any Target Company, or any other Contracts to which any Target Company is a party or by which any Target Company or any of its assets or properties are bound obligating such Target Company to issue or sell any shares of capital stock of, other equity interests in or debt securities of, any Target Company, (ii) no equity equivalents, stock appreciation rights, restricted stock rights, restricted stock unit rights, phantom stock ownership interests or similar rights in any Target Company, (iii) as of the date hereof, (A) no outstanding contractual obligations of any Target Company to repurchase, redeem or otherwise acquire any securities or equity interests of any Target Company and (B) no outstanding bonds, debentures, notes or other indebtedness of any Target Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which any Target Company’s stockholders may vote, (iv) no shareholders agreements, voting agreements, proxies, registration rights agreements or other similar agreements relating to any Target Company’s equity interests to which any Target Company is a party and (v) as of the date hereof, no shares of common stock, preferred stock or other equity interests of any Target Company issued and outstanding.

Section 6.07 Capitalization of Subsidiaries of the Target Companies.

(a) The outstanding shares of capital stock or other equity interests of each of the Subsidiaries of the Target Companies have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Section 6.07(a) of the Target Company Disclosure Letter, all of the outstanding ownership interests in each Subsidiary of the Target Companies are directly owned by the Target Companies, free and clear of any Liens (other than the restrictions under applicable Securities Laws, transfer restrictions existing under the terms of the Governing Documents of such Subsidiary, and Permitted Liens) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such ownership interests) and have not been issued in violation of preemptive or similar rights.

(b) Except as set forth on Section 6.07(b) of the Target Company Disclosure Letter, there are no outstanding (i) securities of any Target Group Company convertible into or exchangeable for ownership interests in any Subsidiary of a Target Company, (ii) obligations, options, warrants or other rights (including preemptive rights), commitments or arrangements to acquire from any Target Group Company, or other obligations or commitments of a Target Company or any of its Subsidiaries to issue, sell or otherwise transfer, any ownership interests in, or any securities convertible into or exchangeable for any ownership interests in, any Subsidiary of the Target Companies or (iii) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any ownership interests in, any Subsidiary of the Target Companies (the items in clauses (i)-(iii), in addition to all ownership interests of the Subsidiaries of the Target Companies, being referred to collectively as the “Subsidiary Securities”). There are no (x) voting trusts, proxies, equityholders agreements or other similar agreements or understandings to which any Subsidiary of the Target Companies is a party or by which any Subsidiary of the Target Companies is bound with respect to the voting or transfer of any shares of capital stock of such Subsidiary, or (y) obligations or commitments of a Target Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Subsidiary Securities or make payments in respect of such shares, including based on the value thereof, or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. Except for the Subsidiary Securities, no Target Group Company owns any equity, ownership, profit, voting or similar interest in or any interest convertible, exchangeable or exercisable for, any equity, profit, voting or similar interest in, any Person.

(c) (i) Sellers collectively own, directly or indirectly, all of the issued and outstanding Blyvoor Resources Shares as follows: (A) Blyvoor Gold owns 590 issued and outstanding Blyvoor Resources Shares; and (B) Orion owns 147 issued and outstanding Blyvoor Resources Shares, which collectively represent all of the issued and outstanding Blyvoor Resources Shares as of the date hereof; and (ii) Blyvoor Gold owns all of the Tailings Shares issued and outstanding as of the date hereof.

Section 6.08 Financial Statements.

(a) Attached as Section 6.08(a) of the Target Company Disclosure Letter hereto are true and complete copies of the audited statement of financial position, statement of profit or loss and other comprehensive income, statement of changes in equity and statement of cash flows of each of (i) Blyvoor Resources, (ii) Tailings and (iii) Blyvoor Capital for the years ended February 28, 2021 and February 28, 2022, respectively, and the unaudited statement of financial position, statement of profit or loss and other comprehensive income, statement of changes in equity and statement of cash flows of each of (i) Blyvoor Resources, (ii) Tailings and (iii) Blyvoor Capital for the year ended February 28, 2023 (the “Financial Statements”).

(b) The Financial Statements (i) have been prepared from, and reflect in all material respects, the books and records of the Target Group Companies in accordance with IFRS, (ii) present fairly, in all material respects, the consolidated financial position, cash flows and changes in shareholders’ equity of the Target Group Companies as of the dates and for the periods indicated in such Financial Statements in conformity with IFRS consistently applied in all material respects throughout the periods covered thereby and (iii) when delivered by the Target Companies for inclusion in the Registration Statement for filing with the SEC following the date of this Agreement in accordance with Section 10.02, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof.

(c) The Target Group Companies have established and maintained systems of internal controls sufficient to (i) provide reasonable assurance regarding the reliability of the Target Group Companies’ financial reporting and (ii) permit the preparation of financial statements in accordance with IFRS. The books and records of the Target Group Companies have been kept and maintained in accordance with applicable Laws, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.09 Undisclosed Liabilities. As of the date hereof, no Target Group Company has any liability, debt or obligation, whether accrued, contingent, absolute, determined, determinable or otherwise, required to be reflected or reserved for on a balance sheet prepared in accordance with IFRS, except for liabilities, debts or obligations (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the Most Recent Balance Sheet Date in the ordinary course of business of the Target Group Companies that are not, individually or in the aggregate, material to the Target Group Companies, taken as a whole, (c) arising under this Agreement and/or the performance by the Target Companies of their obligations hereunder, including Target Group Company Transaction Expenses, (d) disclosed on Section 6.09 of the Target Company Disclosure Letter, (e) that will be discharged or paid off prior to or at the Closing or (f) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.10 Litigation and Proceedings. Except as set forth on Section 6.10 of the Target Company Disclosure Letter, as of the date hereof, there are no pending or, to the Knowledge of the Target Companies, threatened in writing Actions against any Target Group Company or any of their respective properties, rights or assets which, if determined adversely, would, individually or in the aggregate, reasonably be expected to materially impede the ability of the Target Companies to enter into and perform their obligations under this Agreement. Except as set forth on Section 6.10 of the Target Company Disclosure Letter, as of the date hereof, there is no Governmental Order imposed upon or, to the Knowledge of the Target Companies, threatened in writing against any Target Group Company or any of their respective properties, rights or assets that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Target Companies to enter into and perform their obligations under this Agreement. As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon any Target Group Company which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Target Companies to enter into and perform their obligations under this Agreement.

Section 6.11 Compliance with Laws. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and except (a) with respect to compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 6.20) and compliance with Tax Laws (which are the subject of Section 6.15) and (b) as set forth on Section 6.11 of the Target Company Disclosure Letter, the Target Group Companies are, and since December 31, 2020 have been, in compliance with all applicable Laws and Governmental Orders. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since December 31, 2020 through the date hereof, (i) no Target Group Company has received any written notice of any violations of applicable Laws, Governmental Orders or Permits, and (ii) no charge, claim, assertion or Action of any violation of any Law, Governmental Order or material Permit by any Target Group Company is currently threatened in writing against any Target Group Company. As of the date hereof (A) no investigation or review by any Governmental Authority with respect to any Target Group Company is pending or, to the Knowledge of the Target Companies, threatened in writing, other than those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (B) no such investigations have been conducted by any Governmental Authority since December 31, 2020, other than those the outcome of which did not, individually or in the aggregate, result in material liability to the Target Group Companies, taken as a whole.

Section 6.12 Contracts; No Defaults.

(a) Section 6.12(a) of the Target Company Disclosure Letter sets forth a complete and accurate list of all of the following Contracts to which, as of the date of this Agreement, any Target Group Company is a party or is otherwise bound (but excluding any Company Benefit Plan):

(i) Contracts with any material business customer or Material Supplier;

(ii) Each Contract that (A) requires aggregate future payments to the Target Group Companies in excess of $500,000 in any calendar year and (B) grants to any Person (other than the Target Group Companies) (1) any “most favored nation” provisions or other price guarantees for a period greater than one (1) year with respect to such payments described in clause (A), or (2) material non-competition, non-solicitation or no-hire provisions imposed on any Target Group Company;

(iii) (x) Contracts entered into during the one (1) year prior to the date hereof with respect to mergers, acquisitions or sales of any Person or material business unit thereof by any Target Group Company other than such Contracts between the Target Group

Companies (each an “M&A Contract”), or (y) M&A Contracts in which any Target Group Company has any ongoing material obligations or liabilities, including deferred purchase price payments, earn-out payments or indemnification obligations;

(iv) Contracts establishing partnerships or joint ventures, in each case, that are material to the Target Group Companies, taken as a whole;

(v) each Contract with Governmental Authorities requiring aggregate future payments to the Target Group Companies in excess of $500,000 in any calendar year;

(vi) Contracts for indebtedness for borrowed money or any guarantee thereof, including any mortgage, indenture, note, installment obligation or other instrument or agreement related thereto, except any such Contract (A) with an aggregate outstanding principal amount not exceeding $1,000,000 or (B) between or among the Target Group Companies;

(vii) Contracts that relate to the settlement or final disposition of any material Action within the last year pursuant to which any Target Group Company has ongoing obligations or liabilities, in each case, in excess of $1,000,000;

(viii) each Contract to which any Target Group Company is a party whereby any Target Group Company has granted any Person any license under any material Owned Intellectual Property or whereby any Target Group Company is granted a license to any material Intellectual Property (excluding (A) non-exclusive licenses granted by or to customers in the ordinary course of business, (B) licenses to Open Source Software, (C) nondisclosure agreements, (D) invention assignment agreements with current and former employees, consultants, and independent contractors of the Target Group Companies, (E) employment agreements with any current or former employee, and (F) licenses in respect of commercially available off-the-shelf software);

(ix) Contracts for the employment of any executive or other employee of the Target Group Companies who provide services on a full-time or part-time basis to the Target Group Companies of any Target Group Company that (A) provides for annualized compensation in excess of $150,000; or (B) cannot be terminated upon 30 days’ notice without any liability to any Target Group Company, unless pursuant to applicable Law;

(x) Contracts that are a coexistence agreement, settlement agreement, a covenant not to sue, or a similar agreement, in each case under which any Target Group Company is restricted in its right to use, enforce or register any Intellectual Property and Contracts under which any material Intellectual Property has been or is anticipated to be developed by or for any Target Group Company;

(xi) Contracts with any officer, director, manager, stockholder, member of an Affiliate of any Target Group Company or any of their respective relatives or Affiliates (excluding Contracts set forth under Section 6.12(a)(xii) of the Target Company Disclosure Letter and offer letters for at-will employment that are terminable without any liability to any Target Group Company); and

(xii) each collective bargaining agreement or similar labor Contract between any Target Group Company, on the one hand, and any labor or trade union, works council, or other body representing employees of any Target Group Company, on the other hand.

(b) All of the foregoing set forth on Section 6.12(a) of the Target Company Disclosure Letter, including all amendments and modifications thereto, are sometimes collectively referred to as “Material Contracts”. The Target Companies have furnished or otherwise made available to Rigel true, complete and correct copies of all Material Contracts. Each Material Contract sets forth the entire agreement and understanding between the Target Group Companies and the other parties thereto. Each Material Contract is valid, binding and in full force and effect (subject to the Enforceability Exceptions and assuming such Material Contract is a valid and legally binding obligation of the counterparty thereto). No Target Group Company nor, to the Knowledge of the Target Companies, any other party thereto is in default or violation of any Material Contract in any material respect. There is no event or condition that exists that constitutes or, with or without notice or the passage of time or both, would constitute any such default or violation by any Target Group Company or, to the Knowledge of the Target Companies, any other party thereto, or give rise to any acceleration of any obligation or loss of rights or any right of termination of a Material Contract. Since January 1, 2023, no Target Group Company has received any notice or request, in each case, in writing, on behalf of any other party to a Material Contract to terminate, cancel or not renew such Material Contract, or to renegotiate any material term thereof that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or alleging or disputing any breach or default under such Material Contract.

Section 6.13 Company Benefit Plans.

(a) Section 6.13(a) of the Target Company Disclosure Letter sets forth a true and complete list of each Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plan” includes but is not limited to each material “employee benefit plan” and any material stock purchase, stock option, equity compensation, severance, retirement, employment, individual consulting, retention, change-in-control, fringe benefit, bonus, incentive, deferred compensation, providence fund, gratuity, medical, prescription medication, disability, welfare, sick or vacation leave, paid time-off and all other employee benefit plans, agreements, programs or other arrangements, which are contributed to (or required to be contributed to), sponsored by or maintained by any Target Group Company for the benefit of any current or former employee, officer, director or individual consultant of any Target Group Company or pursuant to which any Target Group Company could have any liability, other than any statutory plan, program or arrangement that is required under applicable Laws and maintained or sponsored by any Governmental Authority.

(b) With respect to each Company Benefit Plan, the Target Companies have delivered or made available to Rigel copies of (i) each Company Benefit Plan and any current trust agreement or other funding instrument relating to such plan, including any amendments thereto, (ii) the most recent summary plan description.

(c) (i) each Company Benefit Plan has been administered in material compliance with its terms and all applicable Laws and (ii) all contributions required to be made with respect to any Company Benefit Plan on or before the date hereof have been made, except as would not be material to any Target Company. There is no material Action pending or, to the Knowledge of the Target Companies, threatened with respect to any Company Benefit Plan or the assets of any Company Benefit Plan (other than routine claims for benefits).

(d) Except with respect to statutory benefits required to be provided pursuant to applicable Law, no Target Group Company provides or has incurred any current or projected liability in respect of post-employment or post-retirement health, medical, or life insurance benefits for current, former or retired employees of any Target Group Company.

(e) Except as set forth on Section 6.13(e) of the Target Company Disclosure Letter, neither the execution and delivery of this Agreement by the Target Companies nor the consummation of the Transactions will (whether alone or in connection with any subsequent event(s)) (i) result in the payment, acceleration, vesting, funding or creation of any compensatory rights of any current or former director, officer, employee or individual service provider of any Target Group Company to payments or benefits or increases in any payments or benefits (including any loan forgiveness) under any Company Benefit Plan or otherwise, (ii) result in severance pay or any increase in severance pay, or (iii) require any contributions or payments to fund any obligations under any Company Benefit Plan or a payment or benefit described in (i), or cause the any Target Group Company to transfer or set aside any assets to fund any Company Benefit Plan or a payment or benefit described in (i).

(f) Each Company Benefit Plan that has been established or maintained for current or former employees, officers, directors, or individual service providers of any Target Group Company whose principle workplace is in a jurisdiction other than the United States (i) has been established and maintained, in all material respects, in compliance with its terms and applicable Laws, (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (iii) to the extent required by applicable Law, has assets with a fair market value, together with any accrued contributions and book reserve, that are sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Company Benefit Plan.

Section 6.14 Labor and Employment Matters.

(a) Except as set forth on Section 6.14(a) of the Target Company Disclosure Letter, as of the date of this Agreement and for the past three (3) years, no Target Group Company is (i) a party to, or bound by, any collective bargaining agreement or similar Contract with a labor organization, union, works, council, trade association, or employee representative (collectively, “Labor Union”), or (ii) has agreed to recognize any Labor Union. As of the date of this Agreement and for the past three (3) years, there has been no demand made or threatened or petitions filed for recognition by any Labor Union. To the Knowledge of the Target Companies, as of the date of this Agreement and for the past three (3) years, except as would not be material to any Target Group Company (i) there are and have been no activities or proceedings of any Labor Union to organize any of the Employees, and (ii) there is no, and has been no, labor dispute or strike, slowdown, concerted refusal to work overtime, or work stoppage against any Target Group Company, in each case, pending or threatened.

(b) Since December 31, 2022, no Target Group Company has implemented any plant closings, furloughs, or employee layoffs, or similar collective redundancy process affecting any site of employment or one or more facilities or operating units within any site of employment or facility with respect to any Target Group Company within the six (6) months prior to the date of this Agreement.

(c) Except as would not be material to any Target Group Company, each of the Target Group Companies are in compliance in all respects with all applicable Laws regarding employment and employment practices, including, without limitation, all laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, “whistle blower” rights, retaliation, discrimination, harassment, sexual harassment policies, employee leave, paid time off, meal and rest breaks, the proper classification of employees and independent contractors, the proper payment of overtime and minimum wage, classification of employees as exempt and non-exempt, and unemployment insurance. Except as would not be material to any Target Group Company, there is no Action against any Target Group Company pending or, to the Knowledge of the Target Companies, threatened before any Governmental Authority based on, arising out of, in connection with or otherwise relating to the employment, consultancy, termination of employment or consultancy, or failure to hire or employ by any Target Group Company, of any Person, including, without limitation, any Action arising under or relating to the foregoing Laws.

(d) Except as would not be material to any Target Group Company, no Target Group Company is delinquent with regard to payments to any current or former employee or independent for any wages, salaries, overtime, commissions, bonuses, incentive compensation, vacation pay, sick pay, paid-time-off, end-of-service gratuity payments, or other direct or indirect compensation for any services performed by them through the date of this Agreement, or amounts required to be reimbursed to any current or former employee or independent contractor.

Section 6.15 Taxes.

(a) All income and other material Tax Returns of each Target Group Company which are required to be filed by a Target Group Company have been filed within the requisite period and are complete and correct in all material respects and are not, and are not reasonably likely to be, the subject of any dispute between a Target Group Company and, or material claim against a Target Group Company by, SARS or any other Governmental Authority.

(b) All income and other material amounts of Taxes due and owing by the Target Group Companies have been timely paid (taking into account validly obtained extensions).

(c) Each of the Target Group Companies has (i) withheld and deducted all material amounts of Taxes required to have been withheld or deducted by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) timely remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority; and (iii) complied in all material respects with applicable Law with respect to Tax withholding, including all reporting and record keeping requirements.

(d) None of the Target Group Companies is engaged in any audit, administrative proceeding or judicial proceeding with respect to material Taxes. None of the Target Group Companies has received any written notice from a Governmental Authority of a dispute or claim with respect to material Taxes, other than disputes or claims that have since been finally resolved, and no such claims have been threatened in writing. No written claim has been made since December 31, 2018, by any Governmental Authority in a jurisdiction where a Target Group Company does not pay a specific type of Tax or file a specific type of Tax Return that such entity is or may be subject to such material amounts of Taxes or required to file such a Tax Return in that jurisdiction. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of the Target Group Companies and, to the knowledge of the Target Companies, no written request for any such waiver or extension is currently pending (in each case, except in connection with any extensions of time to file Tax Returns obtained in the ordinary course of business).

(e) None of the Target Group Companies (or any predecessor thereof) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) or any similar provision of state, local or foreign Law since December 31, 2018.

(f) None of the Target Group Companies (i) has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (or any similar provision of state, local or foreign Law), (ii) has requested, executed or entered into any “closing agreement,” private letter ruling, technical advice memorandum, advance pricing agreement or other binding written agreement with respect to material Taxes with a Governmental Authority that created obligations that will bind the Target Group Companies after the Closing or (iii) has, or has ever had, a permanent establishment or otherwise become subject to income Taxation in a jurisdiction outside the country of its organization.

(g) Except with respect to deferred revenue or prepaid revenues collected by the Target Group Companies in the ordinary course of business, none of the Target Group Companies will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in, or use of an improper, method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made or used prior to the Closing; (B) installment sale or open transaction disposition made prior to the Closing; or (C) prepaid amount or deferred revenue received prior to the Closing.

(h) There are no Liens with respect to material Taxes on any of the assets of the Target Group Companies, other than Permitted Liens.

(i) None of the Target Group Companies has been a member of an affiliated, consolidated, combined or unitary group filing a Tax Return, other than a group the common parent of which was and is a Target Group Company. None of the Target Group Companies has any material liability for the Taxes of any Person (other than the Target Group Companies) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) otherwise by operation of Law.

(j) Blyvoor Resources is treated as a corporation for U.S. federal income tax purposes. Any entity classification elections made on Form 8832 (Entity Classification Election) with respect to any Target Group Company are set forth on Section 4.15(k) of the Target Company Disclosure Letter.

(k) None of the Target Group Companies is a party to, or bound by, or has any obligation to any Governmental Authority or other Person (other than the Target Group Companies) under any Tax allocation, Tax sharing, Tax indemnification or similar agreements (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).

(l) None of the Target Group Companies has any material liability under any escheat or unclaimed property Law.

(m) To the Knowledge of the Target Companies, the Tax losses (including the balance of unredeemed capital expenditure) of each Target Group Company have been correctly and accurately calculated and reported in accordance with applicable Law in all material respects, and any such balances reflected in the annual financial statements and Tax assessments of the Target Group Companies are available for future use and have not been misstated.

(n) No Target Group Company has taken, permitted, or agreed to take any action, and does not intend to or plan to take any action, or has any Knowledge of any fact or circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatments, other than (i) any such actions, facts or circumstances contemplated by this Agreement, the Transaction Compensation Agreements and the other Transaction Agreements or (ii) where the existence of such action, fact or circumstance, or intention or plan to act, has been disclosed in the information made available in the Data Room not less than two (2) Business Days prior to the date hereof.

Section 6.16 Insurance. Section 6.16 of the Target Company Disclosure Letter sets forth a list of all material policies of property, fire and casualty, product liability, workers’ compensation, directors and officers and other forms of insurance held by, or for the benefit of, the Target Group Companies as of the date hereof (collectively, the “Policies”). Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) all of the Policies with respect to policy periods that include the date of this Agreement are in full force and effect and all premiums due and payable for such Policies have been duly paid, (b) no Target Group Company has received a written notice of cancellation of any of the Policies or of any material changes that are required in the conduct of the business of any Target Group Company as a condition to the continuation of coverage under, or renewal of, any of such Policies and (c) except as set forth on Section 6.16 of the Target Company Disclosure Letter, there is no material claim by any Target Group Company under any Policy. The Target Group Companies have reported to their respective insurers all material claims and circumstances known by employees of the Target Group Companies with such reporting responsibilities that would reasonably be likely to give rise to a material claim by any Target Group Company under any Policy.

Section 6.17 Permits. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) as of the date of this Agreement, each Target Group Company has all licenses, approvals, consents, registrations, franchises and permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted (except with respect to Environmental Permits required under Environmental Laws, as to which certain representations and warranties are made pursuant to Section 6.20) (the “Permits”), and all Permits are in full force and effect and (b) no Target Group Company is (i) in default or violation of such Permits or (ii) has been the subject of any pending action by a Governmental Authority seeking the revocation, suspension or impairment of any Permit.

Section 6.18 Real Property and Mineral Rights.

(a) Section 6.18(a) of the Target Company Disclosure Letter sets forth the Deeds Registry Office description of all land, or portions thereof, together with all buildings, structures, material improvements and material fixtures located thereon, and all easements and other rights and interests appurtenant thereto, including any owned real property or leases of any real property, which are or may be accessed, used, required and/or occupied by the Target Group Companies for the purposes of the Mine, over which usufruct rights and/or access and/or services and/or other servitudes have been granted and/or registered in the Deeds Registry Office in favor of the Target Group Companies (the “Mining Real Property”). The Target Group Companies have good and marketable title to the Mining Real Property, free and clear of all Liens, except for Permitted Liens, and enjoys peaceful and quiet access, use and/or occupation of the Mining Real Property. Except as set forth on Section 6.18(a) of the Target Company Disclosure Letter, no Target Group Company has leased, licensed or otherwise granted to any Person (other than the Target Group Companies) the right to use or occupy such Mining Real Property. To the Knowledge of the Target Companies, no condemnation proceeding or proposed Action or agreement for taking in lieu of condemnation with respect to the Mining Real Property is pending or threatened.

(b) Section 6.18(b) of the Target Company Disclosure Letter sets forth a true and complete list of the Mineral Rights of the Target Group Companies. The Target Group Companies own and have valid title to the Mineral Rights, free and clear of all Liens, except for Permitted Liens. Except as set forth on Section 6.18(b) of the Target Company Disclosure Letter (i) no Person has any interest (other than Permitted Liens) in the Target Group Companies’ Mineral Rights or the production or profits therefrom or any royalty, license, fee or similar payment in respect thereof or any right to acquire any such interest; (ii) none of the Target Group Companies has executed any mining lease agreements, option agreements, royalty agreements, streaming agreements, hedging agreements, off-take agreements, forward sales or similar Contracts and there is no Action that might or could materially adversely affect the right of the applicable Target Group Company to use, transfer or, in the case of an exploitation license, exploit the Mineral Rights or compromise the ability of the applicable Target Group Company to undertake the activities presently conducted; (iii) there is no material adverse Action against or challenge to the title to or ownership of or leasehold interest in the Target Group Companies’ Mineral Rights and, to the Target Companies’ knowledge, none have been threatened; and (iv) there are no material restrictions on the ability of the Target Group Companies, taken as a whole, to use or exploit any of the Mineral Rights, except pursuant to applicable Law.

Section 6.19 Intellectual Property and IT Security.

(a) Section 6.19(a) of the Target Company Disclosure Letter lists (i) all Owned Intellectual Property for which applications have been filed or registrations have been obtained, whether in the United States or internationally as of the date of this Agreement (“Registered Intellectual Property”); (ii) material unregistered trademarks owned by any of the Target Group Companies; and (iii) Company Software that is material to the conduct of the business of the Target Group Companies. All of the registrations, issuances and applications set forth in of the Target Company Disclosure Letter are in full force and effect, and, to the Knowledge of the Target Companies, are valid and enforceable, and have not expired or been cancelled, abandoned or otherwise terminated. The Target Group Companies own or have the right to use all material Intellectual Property used in the operation of the business of the Target Group Companies, as presently conducted (provided, however, that the foregoing shall not be interpreted to be a representation regarding non-infringement, which is solely addressed in Section 6.19(b)). The applicable Target Group Company is the sole and exclusive owner of all right, title and interest in and to its Owned Intellectual Property, free and clear of Liens (other than Permitted Liens).

(b) As of the date of this Agreement, except as set forth in Section 6.19(b) of the Target Company Disclosure Letter, there are no (and, since December 31, 2020, there have not been any) Actions pending or threatened, in writing, against any Target Group Company asserting (i) any invalidity or unenforceability of, or challenging the ownership or scope of, any Owned Intellectual Property (excluding ordinary course prosecution matters before the United States Patent and Trademark Office or other Governmental Authorities responsible for Registered Intellectual Property) or (ii) any infringement, dilution, violation or misappropriation by any Target Group Company or the conduct and operation of the business of the Target Group Companies of the Intellectual Property rights of any Person. To the Knowledge of the Target Companies, (A) the conduct and operation of the business of the Target Group Companies is not infringing upon, misappropriating, diluting or otherwise violating, and has not since December 31, 2020 infringed upon, misappropriated, diluted or otherwise violated, any Intellectual Property of any Person and (B) no third party is infringing upon, misappropriating, diluting, or otherwise violating, and has not since December 31, 2020 infringed upon, misappropriated, diluted, or otherwise violated, any Owned Intellectual Property.

(c) The Target Group Companies take, and have taken since December 31, 2020, commercially reasonable actions and measures to protect and maintain the security of their IT Systems (and all data stored therein or transmitted thereby) and material trade secrets. Except as set forth in Section 6.19(c) of the Target Company Disclosure Letter, the IT Systems (i) operate and perform in all material respects in a manner sufficient to conduct the businesses of the Target Group Companies as currently conducted, and (ii) to the Knowledge of the Target Companies, do not contain and since December 31, 2020 have not been affected by any Malicious Code. Since December 31, 2020, none of the Target Group Companies have experienced a material outage of the IT Systems where such effects on the IT Systems have not been materially cured.

(d) No current or former founder, director, member, officer or employee has developed, and no contractor or consultant has been engaged to develop, Intellectual Property that is material to the business of the Target Group Companies that is not owned by a Target Group Company by operation of law.

(e) All Intellectual Property used in the conduct of the business of the Target Group Companies as currently conducted shall be owned or available for use by the Target Group Companies immediately after the Closing on terms and conditions substantially the same as those under which the Target Group Companies owned or used such Intellectual Property immediately prior to the Closing in all material respects.

(f) The Target Companies maintain commercially reasonable administrative, technical and physical safeguards to protect the integrity security and confidentiality of the IT Systems and Company Data. All Company Data will continue to be available for Processing by the Target Companies immediately following the Closing on substantially the same terms and conditions as existed immediately before the Closing except as would not be material to the Target Group Companies (taken as a whole).

(g) Except as set forth on Section 4.19(g) of the Target Company Disclosure Letter, the Target Companies, and with respect to the processing of Company Data, to the Knowledge of the Target Companies, its data processors, comply and since December 31, 2020 have complied with the Data Protection Requirements except as would not be material to the Target Group Companies (taken as a whole).

(h) To the Knowledge of the Target Companies, each Target Company and its respective data processors since December 31, 2020 have not suffered and are not suffering a Security Incident, have not been and are not required to notify any Person or Governmental Authority of any Security Incident, and are not adversely affected by any malicious code, ransomware or malware attacks, or denial-of-service attacks on any IT Systems of the Target Companies. There is no current Action pending, or, to the Knowledge of the Target Companies, threatened in writing, against any Target Company, including by any Governmental Authority, with respect to its Processing of Personal Information or its noncompliance with any Data Protection Requirements.

Section 6.20 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or as set forth in Section 6.20 of the Target Company Disclosure Letter:

(a) the Target Group Companies are, and since December 31, 2020, have been, in compliance with all applicable Environmental Laws;

(b) the Target Group Companies hold all Environmental Permits required under applicable Environmental Laws to permit the Target Group Companies to operate their assets in a manner in which they are now operated and to conduct the business of the Target Group Companies as currently conducted, all such Environmental Permits are in full force and effect, the Target Group Companies are, and since December 31, 2020 have been, in compliance in all materials respects with all such Environmental Permits, and there are no Actions pending, or to the Knowledge of the Target Companies, threatened that seek the revocation, cancellation, suspension or material adverse modification of any such Environmental Permits;

(c) none of the Target Group Companies has received any written notice, citation, demand, complaint, or claim of, and there are no Actions pending against or, to the Knowledge of the Target Companies, threatened against any Target Group Company alleging any violations of or liability under any Environmental Law or relating to Hazardous Materials;

(d) there is no unresolved Governmental Order relating to any Environmental Law imposed upon or, to the Knowledge of the Target Companies, threatened in writing against any Target Group Company or, to the Knowledge of the Target Companies, any of their properties, rights or assets;

(e) there has been no Release of any Hazardous Materials on, at, under or from any property currently or, to the Knowledge of the Target Companies, formerly owned, leased or operated by any Target Group Company or at any other location that could reasonably be expected to give rise to any liability under Environmental Laws on the part of any Target Group Company; and

(f) none of the Target Group Companies has assumed or provided indemnity against any liability of any other Person under any Environmental Laws.

Section 6.21 Absence of Changes. Since the Most Recent Balance Sheet Date, no Material Adverse Effect has occurred.

Section 6.22 Brokers’ Fees. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar fee, commission or other similar payment in connection with the Transactions based upon arrangements made by any Target Group Company or any of their respective Affiliates for which Rigel or any Target Group Company has any obligation.

Section 6.23 Business Relationships.

(a) Section 6.23(a) of the Target Company Disclosure Letter sets forth a true and correct list of the ten (10) largest and current vendors, suppliers and service providers to the Target Group Companies (measured by aggregate spend during the fiscal year ended December 31, 2022) (collectively, the “Material Suppliers”).

(b) No Target Group Company has received any notice or threat in writing from any Material Supplier since January 1, 2023 of any intention to terminate or not renew its business dealings with the Target Group Companies, or to materially decrease purchasing or selling (as the case may be) services or products to Target Group Companies, or to adversely modify its business dealings with the Target Group Companies in a way that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.24 Related Party Transactions. Except for the Contracts set forth on Section 6.24 of the Target Company Disclosure Letter, there are no Contracts (excluding Contracts related to (i) employee compensation and other ordinary incidents of employment (including participation in Company Benefit Plans) set forth on Section 6.13(a) of the Target Company Disclosure Letter and (ii) equity ownership between any Target Group Company, on the one hand, and, to the Target Companies’ Knowledge, any Affiliate, officer or director of a Target Company, on the other hand), and (b) none of the officers, directors, managers or Affiliates of any Target Group Company owns any asset or property (intellectual, real or personal) used in and material to the business of the Target Group Companies taken as a whole, except in its capacity as a security holder of the Target Companies.

Section 6.25 Mining

(a) The Target Group Companies are in exclusive possession or control of the right to extract and/or process the Minerals that are locatable, subject to applicable Law, located in, on or under the Mine.

(b) The Target Group Companies have all surface and access rights, including as applicable fee simple estates, usufructs, leases, servitudes, easements, rights of way and permits, or licenses from landowners or Governmental Authorities, permitting the use of land by such the Target Group Companies, and other interests that are required for the current state of exploiting the development potential of the Mine, and no third party or group holds any such rights that would be required to conduct mineral exploration, drilling activities, and production on any of the Mine.

(c) The Target Group Companies are not aware of any conflicting Mineral Rights owned by third parties which overlay with any of the Mine.

(d) The Mineral Rights include all material claims, leases, subleases, licenses, permits, access rights and other rights and interest necessary to explore, in the planned area of operations by the Target Group Companies at the Mine, for Minerals without any liability to pay any commission, royalty, license fee, net smelter royalty/return/receipt, net profits or net proceeds interests, or any similar payment to any Person except as disclosed in Section 6.25(d) of the Target Company Disclosure Letter.

(e) No Target Group Company is party to any, and to the Knowledge of the Target Companies, there is no, joint venture agreement, stockholder agreement, partnership agreement, voting agreement, powers of attorney, co-ownership agreement, co-tenancy agreements, management agreements or any other existing oral or written agreement of any kind which does or would have any adverse impact whatsoever on record or possessory title to the mineral estate of the Mineral Rights, or the access to, exploration, development or mining of same and no other Person has any interest in the Mineral Rights or any right to acquire or otherwise obtain any such interest.

(f) No Target Group Company has received any notice, whether written or oral from any Governmental Authority of any revocation or intention to revoke the Target Group Companies’ interests in or file a contest action related to the Mineral Rights.

(g) The Target Companies have made available to Rigel all information and data pertaining to the Mineral Rights in their possession, including mining plans and plans of operation; reclamation plans; life of mine studies and reports; notices of intent; including those related to exploration drilling, pad and road construction; mining exploration; land and survey records; the existence of minerals within the Mineral Rights, including relevant reserve and resource estimates;

metallurgical testwork and sampling data; drill data and assay results; all reclamation and bond release information; financial assurances for reclamation and all information concerning record, possessory, legal or equitable title to the Mineral Rights which is within its possession or control.

(h) The Target Group Companies have the right, title, ownership and right to use all information and data pertaining to the Mineral Rights in its possession.

(i) The estimated proven and probable mineral reserves and estimated indicated, measured and inferred mineral resources publicly disclosed by the Target Group Companies have been prepared and disclosed in all material respects in accordance with accepted mining, engineering, geoscience and other approved industry practices, and all applicable Laws. There has been no material reduction in the aggregate amount of estimated mineral reserves or estimated mineral resources of the Target Group Companies from the amounts so disclosed. To the Knowledge of the Target Companies, there are no facts or conditions which would reasonably be expected to render the conclusions of resources and reserves contained in the reserve report, as amended by the supplement, incorrect in any way.

Section 6.26 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Target Group Companies specifically in writing for inclusion in the Registration Statement will, at the date on which the Proxy Statement is first mailed to the Rigel Stockholders or at the time of the Extraordinary General Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 6.27 Regulatory Compliance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) No Target Group Company, any of their respective Affiliates, or any of their respective directors, managers, officers, employees, equityholders, partners, members or, to the Target Companies’ Knowledge, Representatives or any other Persons, in each case to the extent acting for and on behalf of any of the Target Group Companies, is or has been, in the past five (5) years, (i) a Person named on any Sanctions Laws-related list of designated Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, Bureau of Industry and Security, the U.S. Department of State, His Majesty’s Treasury of the United Kingdom, any committee of the United Nations Security Council; or the European Union or its Member States; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any comprehensive Sanctions Laws (including Cuba, Iran, North Korea, Syria, and the Crimea and the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine); (iii) an entity owned, directly or indirectly, individually or in the aggregate, fifty percent or more by one or more Persons described in clauses (i) or (ii); (iv) knowingly transacting business directly with or on behalf of any Person described in clauses (i) – (iii) or any country or territory described in clause (ii) in violation of Sanctions Laws; or (v) otherwise in violation of Sanctions Laws or Export Control Laws.

(b) None of the Target Group Companies nor any of their Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members or, to the Target Companies’ Knowledge, Representatives, in each case to the extent acting for and on behalf of the Target Group Companies has, in the past five (5) years, (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar improper payments to or from any Person or (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate, in each case of clause (i) or (ii), in violation of the Anti-Corruption Laws or (iii) otherwise violated any Anti-Corruption Laws.

(c) To the Target Companies’ Knowledge, as of the date hereof, (i) there are no Actions, filings, Governmental Orders, inquiries or governmental investigations alleging any violations of Anti-Corruption Laws, Sanctions Laws or Export Control Laws by any Target Group Company or any of their Affiliates, or any of their respective directors, managers, officers, employees, equityholders, partners, members or Representatives, in each case to the extent acting for and on behalf of the Target Group Companies, and (ii) in the past five (5) years, no such Actions, filings, Governmental Orders, inquiries or governmental investigations have been threatened or are pending.

Section 6.28 No Additional Representations or Warranties. Except as provided in and this Article VI none of the Target Companies nor any of its Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to Rigel, Newco, Merger Sub or their respective Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to Rigel, Newco, Merger Sub or any of their respective Affiliates.

Article VII
REPRESENTATIONS AND WARRANTIES OF RIGEL, NEWCO AND MERGER SUB

Except as set forth in the disclosure letter delivered by Rigel to the Target Companies on the date of this Agreement (the “Rigel Disclosure Letter”) (each section of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face) or in the SEC Reports filed or furnished by Rigel prior to the date hereof (excluding (a) any disclosures in such SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature and (b) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 7.01 (Corporate Organization), Section 7.02 (Due Authorization), Section 7.06 (Financial Ability; Trust Account), Section 7.10 (Tax Matters) and Section 7.11 (Capitalization)), Rigel, Newco and Merger Sub each represents and warrants to the Target Companies as follows:

Section 7.01 Corporate Organization.

(a) Rigel is a Cayman Islands exempted company duly incorporated, validly existing and in good standing (in each case to the extent such concepts are applicable) under the Laws of its jurisdiction of incorporation and has all requisite corporate or other applicable organizational power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted, (b) Newco is a Cayman Islands exempted company duly incorporated, validly existing and in good standing (in each case to the extent such concepts are applicable) under the Laws of its jurisdiction of incorporation and has all requisite corporate or other applicable organizational power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted and (c) Merger Sub is a Cayman Islands exempted company duly incorporated, validly existing and in good standing (in each case to the extent such concepts are applicable) under the Laws of its jurisdiction of incorporation and has all requisite corporate or other applicable organizational power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The copies of the organizational documents of Rigel, Newco and Merger Sub previously delivered by Rigel to the Target Companies are true, correct and complete and are in effect as of the date of this Agreement. Each of Rigel, Newco and Merger Sub is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its respective Governing Documents. Each of Rigel, Newco and Merger Sub is duly licensed or qualified and in good standing as a foreign corporation or foreign limited liability company, as applicable, in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Rigel, Newco or Merger Sub, as applicable to enter into this Agreement or to consummate the Transactions.

Section 7.02 Due Authorization.

(a) Each of Rigel, Newco and Merger Sub has all requisite corporate or other applicable organizational power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is or will be a party and, upon receipt of the Rigel Stockholder Approval and the Newco Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the Transactions have been duly, validly and unanimously authorized and approved by the board of directors or equivalent governing body of each of Rigel, Newco, Merger Sub, and by Newco, as the sole shareholder of Merger Sub, and, except for the Rigel Stockholder Approval and the Newco Stockholder Approval, no other corporate or equivalent proceeding on the part of Rigel, Newco or Merger Sub is necessary to authorize this Agreement or such Transaction Agreements or Rigel, Newco or Merger Sub’s performance hereunder or thereunder. This Agreement has been, and each such Transaction Agreement to which Rigel, Newco or Merger Sub is or will be a party has been or will be, duly and validly executed and delivered by Rigel, Newco and/or Merger Sub, as applicable, and, assuming due authorization and execution by each other Party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement to which Rigel, Newco or Merger Sub is or will be a party, constitutes or will constitute a legal, valid and binding obligation of Rigel, Newco and/or Merger Sub, as applicable, enforceable against Rigel, Newco or Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

(b) Assuming a quorum is present at the Extraordinary General Meeting, as adjourned or postposed, the only votes of any of Rigel’s capital stock necessary in connection with the entry into this Agreement by Rigel, the consummation of the Transactions, including the Merger and the Closing, and the approval of the Rigel Stockholder Matters are as set forth on Section 7.02(b) of the Rigel Disclosure Letter (such votes, collectively, the “Rigel Stockholder Approval”).

(c) At a meeting duly called and held, the board of directors of Rigel has unanimously: (i) determined that this Agreement and the Transactions are fair to and in the best interests of Rigel and the Rigel Stockholders; (ii) determined that the fair market value of the Target Companies is equal to at least 80% of the amount held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) as of the date hereof; (iii) approved the Transactions as a Business Combination; and (iv) resolved to recommend to the stockholders of Rigel approval of the Transactions.

(d) To the Knowledge of Rigel, the execution, delivery and performance of any Transaction Agreement by any party thereto, do not and will not conflict with or result in any violation of any provision of any applicable Law or Governmental Order applicable to such party or any of such party’s properties or assets.

Section 7.03 No Conflict. The execution, delivery and performance of this Agreement and any other Transaction Agreement to which Rigel, Newco or Merger Sub is or will be a party by Rigel, Newco or Merger Sub and, upon receipt of the Rigel Stockholder Approval and the Newco Stockholder Approval, the consummation of the Transactions do not and will not (a) conflict with or violate any provision of, or result in the breach of the Rigel Organizational Documents, the Governing Documents of Newco or Merger Sub or any organizational documents of any other Subsidiaries of Rigel, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to Rigel, Newco, Merger Sub, any other Subsidiaries of Rigel or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which Rigel, Newco, Merger Sub or any other Subsidiaries of Rigel is a party or by which any of their respective assets or properties may be bound or affected, or (d) result in the creation of any Lien upon any of the properties or assets of Rigel, Newco, Merger Sub or any other Subsidiaries of Rigel, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to materially impede the ability of Rigel, Newco or Merger Sub to enter into and perform its obligations under this Agreement or any other Transaction Agreement to which Rigel, Newco or Merger Sub is or will be a party.

Section 7.04 Litigation and Proceedings. There are no pending or, to the Knowledge of Rigel, threatened in writing Actions against Rigel, Newco, Merger Sub or any of their respective properties, rights or assets, which, if determined adversely, could, individually or in the aggregate, reasonably be expected to be material to Rigel, Newco or Merger Sub and their ability to enter into and perform their respective obligations under this Agreement. There is no Governmental Order imposed upon or, to the Knowledge of Rigel, threatened in writing against Rigel, Newco, Merger Sub or any of their respective properties, rights or assets which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Rigel, Newco or Merger Sub to enter into and perform their respective obligations under this Agreement or any other Transaction Agreement to which Rigel, Newco or Merger Sub is or will be a party. There is no unsatisfied judgment or any open injunction binding upon Rigel, Newco or Merger Sub which could, individually or in the aggregate, reasonably be expected to materially adverse effect on the ability of Rigel, Newco or Merger Sub to enter into and perform its obligations under this Agreement or any other Transaction Agreement to which Rigel, Newco or Merger Sub is or will be a party.

Section 7.05 Governmental Authorities; Consents. No action by, notice to, consent, approval, waiver, permit or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of Rigel, Newco or Merger Sub with respect to such Party’s execution, delivery and performance of this Agreement and the Transaction Agreements to which it is or will be a party and the consummation of the Transactions, except for (a) applicable requirements of Securities Laws, (b) any filing with the appropriate Governmental Authorities in connection with the amendment and restatement of Governing Documents pursuant to and in accordance with Section 2.04 and Section 4.03(a), (c) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Rigel, Newco or Merger Sub to perform or comply with on a timely basis any material obligation under this Agreement or to consummate the Transactions in accordance with the terms hereof and (d) as otherwise disclosed on Section 7.05 of the Rigel Disclosure Letter.

Section 7.06 Financial Ability; Trust Account.

(a) As of March 7, 2024, there was at least $ $273,328,940.59 invested in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, effective as of November 4, 2021, by and between Rigel and the Trustee on file with the SEC Reports of Rigel as of the date of this Agreement (the “Trust Agreement”). Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, the Rigel Organizational Documents and Rigel’s final prospectus dated November 4, 2021 and filed with the SEC on November 8, 2021 (the “Final Prospectus”). Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. Rigel has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the date hereof, there are no claims or proceedings pending with respect to the Trust Account. Since November 4, 2021, Rigel has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the Closing, the obligations of Rigel to dissolve or liquidate pursuant to the Rigel Organizational Documents shall terminate, and, as of the Closing, Rigel shall have no obligation whatsoever pursuant to the Rigel Organizational Documents to dissolve and liquidate the assets of Rigel by reason of the consummation of the Transactions. To Rigel’s knowledge, as of the date hereof, following the Closing, no stockholder of Rigel shall be entitled to receive any amount from the Trust Account except to the extent such stockholder shall have elected to tender its Rigel Class A Shares for redemption pursuant to the Rigel Stockholder Redemption. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Rigel and, to the Knowledge of Rigel, the Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the Knowledge of Rigel, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and there are no Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the SEC Reports to be inaccurate or (ii) entitle any Person (other than stockholders of Rigel who shall have elected to redeem their Rigel Class A Shares pursuant to the Rigel Stockholder Redemption or the underwriters of Rigel’s initial public offering in respect of their Deferred Discount (as defined in the Trust Agreement)) to any portion of the proceeds in the Trust Account.

(b) As of the date hereof, assuming the accuracy of the representations and warranties of the Target Companies contained herein and the compliance by the Target Companies with their respective obligations hereunder, Rigel has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Rigel on the Closing Date.

(c) As of the date hereof, Rigel does not have, or have any present intention, agreement, arrangement or understanding to enter into or incur, any obligations with respect to or under any Indebtedness.

Section 7.07 Brokers’ Fees. Except fees described on Section 7.07 of the Rigel Disclosure Letter (including the amounts owed with respect thereto), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the Transactions based upon arrangements made by Rigel or any of its Affiliates, including the Sponsor.

Section 7.08 SEC Reports; Financial Statements; Sarbanes-Oxley Act; Undisclosed Liabilities.

(a) Rigel has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since November 4, 2021 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Rigel as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended. Rigel does not have any material off-balance sheet arrangements that are not disclosed in the SEC Reports.

(b) Rigel has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Rigel is made known to Rigel’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To Rigel’s knowledge, such disclosure controls and procedures are effective in timely alerting Rigel’s principal executive officer and principal financial officer to material information required to be included in Rigel’s periodic reports required under the Exchange Act.

(c) Rigel has established and maintained a system of internal controls. To Rigel’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of Rigel’s financial reporting and the preparation of Rigel’s financial statements for external purposes in accordance with GAAP.

(d) Each director and executive officer of Rigel has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. There are no outstanding loans or other extensions of credit made by Rigel to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Rigel. Rigel has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) Neither Rigel (including any employee thereof) nor Rigel’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Rigel, (ii) any fraud, whether or not material, that involves Rigel’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Rigel or (iii) any claim or allegation regarding any of the foregoing.

(f) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SEC Reports. To the Knowledge of Rigel, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 7.09 Business Activities.

(a) Since their respective dates of incorporation or formation, none of Rigel, Newco or Merger Sub has conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Rigel Organizational Documents or the Governing Documents of Newco or Merger Sub, as applicable, there is no agreement, commitment, or Governmental Order binding upon Rigel, Newco or Merger Sub or to which Rigel, Newco or Merger Sub is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Rigel or any acquisition of property by Rigel or the conduct of business by Rigel as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material and adverse effect on the ability of Rigel to enter into and perform its obligations under this Agreement.

(b) None of Rigel, Newco or Merger Sub owns or has any right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, none of Rigel, Newco or Merger Sub has any interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c) Except for this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 9.03) or as set forth on Section 7.09(c) of the Rigel Disclosure Letter, each of Rigel, Newco and Merger Sub is not, and at no time has been, party to any Contract with any other Person that would require payments by such Party in excess of $10,000 monthly, $100,000 in the aggregate with respect to any individual Contract or more than $500,000 in the aggregate when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 9.03) and Contracts set forth on Section 7.09(c) of the Rigel Disclosure Letter).

(d) There is no liability, debt or obligation of or claim or judgment against Rigel, Newco or Merger Sub (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities and obligations (i) reflected or reserved for on Rigel’s consolidated balance sheet for the nine months ended September 30, 2023 or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to Rigel), (ii) that have arisen since the date of Rigel’s consolidated balance sheet for the nine months ended September 30, 2023 in the ordinary course of the operation of business of Rigel (other than any such liabilities as are not and would not be, in the aggregate, material to Rigel), (iii) disclosed in the Disclosure Letters or (iv) incurred in connection with or contemplated by this Agreement and/or the Transactions.

(e) Since November 4, 2021, (a) there has not been any event or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Rigel, Newco or Merger Sub to enter into and perform its obligations under this Agreement and (b) except as set forth in Section 7.09(e) of the Rigel Disclosure Letter, Rigel,

Newco and Merger Sub each has, in all material respects, conducted its business and operated their properties in the ordinary course of business consistent with past practice.

Section 7.10 Tax Matters.

(a) All income and other material Tax Returns required by Law to be filed by Rigel, Newco or Merger Sub have been timely filed (taking into account validly obtained extensions), and all such Tax Returns are true, correct and complete in all material respects.

(b) All income and other material amounts of Taxes due and owing by Rigel, Newco or Merger Sub have been timely paid (taking into account validly obtained extensions).

(c) Each of Rigel, Newco and Merger Sub has (i) withheld and deducted all material amounts of Taxes required to have been withheld or deducted by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) timely remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority and (iii) complied in all material respects with applicable Law with respect to Tax withholding, including all reporting and record keeping requirements.

(d) None of Rigel, Newco or Merger Sub is engaged in any audit, administrative proceeding or judicial proceeding with respect to material Taxes. None of Rigel, Newco or Merger Sub has received any written notice from a Governmental Authority of a dispute or claim with respect to material Taxes, other than disputes or claims that have since been finally resolved, and no such claims have been threatened in writing. No written claim has been made, and to the Knowledge of Rigel, no oral claim has been made, since December 31, 2018 by any Governmental Authority in a jurisdiction where any of Rigel, Newco or Merger Sub does not pay a specific type of Tax or file a specific type of Tax Return that any of Rigel, Newco or Merger Sub is or may be subject to material amounts of such Taxes or required to file such a Tax Return in that jurisdiction. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of Rigel, Newco or Merger Sub and no written request for any such waiver or extension is currently pending (in each case, except in connection with any extensions of time to file Tax Returns obtained in the ordinary course of business).

(e) None of Rigel, Newco or Merger Sub nor any predecessor of any of them has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) or any similar provision of state, local or foreign Law since December 31, 2018.

(f) None of Rigel, Newco or Merger Sub (i) has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (or any similar provision of state, local or foreign Law), (ii) has requested, executed or entered into any “closing agreement,” private letter ruling, technical advice memorandum, advance pricing agreement or other binding written agreement with respect to material Taxes with a Governmental Authority or (iii) has, or has ever had, a permanent establishment or otherwise become subject to income Taxation in a jurisdiction outside the country of its organization.

(g) There are no Liens with respect to material Taxes on any of the assets of any of Rigel, Newco or Merger Sub, other than Permitted Liens.

(h) None of Rigel, Newco or Merger Sub has any material liability for the Taxes of any Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor or (iii) otherwise by operation of Law.

(i) None of Rigel, Newco or Merger Sub is a party to, or bound by, or is not subject to any material obligation to any Governmental Authority or other Person under any Tax allocation, Tax sharing or Tax indemnification agreement (except, in each case, for any such agreements that are commercial contracts with persons that are not the Sponsor or its direct or indirect equityholders or their Affiliates not primarily relating to Taxes).

(j) Except with respect to deferred revenue or prepaid revenues collected by any of Rigel, Newco or Merger Sub in the ordinary course of business, none of Rigel, Newco or Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in, or use of an improper, method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made or used prior to the Closing; (B) installment sale or open transaction disposition made prior to the Closing; or (C) prepaid amount or deferred revenue received prior to the Closing.

(k) Prior to, but no less than one (1) day before, the Closing Date, Newco is a South African “resident” and has been registered as a “taxpayer” with SARS in respect of “normal tax”, with all concepts as defined in section 1 of the Income Tax Act No 58 of 1962.

(l) At the time of the Merger, Newco will be treated as a corporation and Merger Sub will be treated as an entity disregarded as separate from Newco, in each case, for U.S. federal income tax purposes.

(m) None of Rigel, Newco, or Merger Sub has taken, permitted, or agreed to take any action, and does not intend to or plan to take any action, or has any Knowledge of any fact or circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment, other than any such actions, facts or circumstances contemplated by this Agreement and the other Transaction Agreements.

(n) Prior to, but no less than one (1) day before the Closing Date, Newco is registered as an external company in terms of section 23 of the Companies Act, with the Companies and Intellectual Property Commission, an agency of the Department of Trade and Industry.

Section 7.11 Capitalization.

(a) The authorized share capital of Rigel consists of (i) 500,000,000 Rigel Class A Shares, (ii) 50,000,000 Rigel Class B Shares and (iii) 5,000,000 shares of Rigel Preferred Stock of which (A) 30,000,000 Rigel Class A Shares are issued and outstanding as of the date of this Agreement, (B) 7,500,000 Rigel Class B Shares are issued and outstanding as of the date of this Agreement and (C) no shares of Rigel Preferred Stock are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Rigel Shares, Rigel Preferred Stock and Rigel Warrants (1) have been duly authorized and validly issued and are fully paid and nonassessable, (2) were issued in compliance in all material respects with applicable Law, (3) were not issued in breach or violation of any preemptive rights or Contract and (4) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, except as disclosed in the SEC Reports with respect to certain Rigel Shares held by the Sponsor. As of the date hereof, Rigel has issued 29,000,000 Rigel Warrants that entitle the holder thereof to purchase Rigel Class A Shares at an exercise price of $11.50 per share (subject to adjustment) on the terms and conditions set forth in the applicable warrant agreement.

(b) The authorized share capital of Newco consists of 50,000 Newco Ordinary Shares, of which one (1) share is issued and outstanding as of the date of this Agreement. All of the issued and outstanding Newco Ordinary Shares (i) are owned beneficially and of record by Rigel, (ii) have been duly authorized and validly issued and are fully paid and nonassessable, (iii) were issued in compliance in all material respects with the Governing Documents of Newco and applicable Law, and (iv) were not issued in material breach or violation of any preemptive rights or Contract. Except for this Agreement, the Subscription Agreements with respect to the PIPE Investment and the PIPE Financing and the Orion Forward Purchase Agreement, there are (A) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Newco Ordinary Shares or other equity securities of Newco, or any other Contracts to which Newco is a party or by which Newco is bound obligating Newco to issue or sell any shares of capital stock of, other equity securities in, or debt securities of, Newco and (B) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Newco.

(c) The authorized share capital of Merger Sub consists of 50,000 Merger Sub Shares, of which one (1) share is issued and outstanding as of the date of this Agreement. All of the issued and outstanding Merger Sub Shares (i) are owned beneficially and of record by Newco, (ii) have been duly authorized and validly issued and are fully paid and nonassessable, (iii) were issued in compliance in all material respects with the Governing Documents of Merger Sub and applicable Law, and (iv) were not issued in material breach or violation of any preemptive rights or Contract. There are (A) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for Merger Sub Shares or other equity securities of Merger Sub, or any other Contracts to which Merger Sub is a party or by which Merger Sub is bound obligating Merger Sub to issue or sell any shares of capital stock of, other equity securities in, or debt securities of, Merger Sub, and (B) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Merger Sub.

(d) Newco anticipates issuing 1,125,000 Newco Ordinary Shares to the PIPE Investors, assuming no additional PIPE investments in excess of the PIPE Investment Amount, and to issue 7,200,000 Newco Ordinary Shares upon the conversion of Rigel’s Class B Common Stock in accordance with the Sponsor Support Agreement, and Newco will have up to 29,000,000 Newco Warrants issued and outstanding, of which (A) up to 14,000,000 will be issued to the Sponsor and (B) up to 15,000,000 Newco Warrants will be issued to Rigel’s Class A Common Stock holders, assuming 85% of the outstanding Rigel Class A Common Stock is redeemed prior to the Closing, entitling the holders thereof to purchase Newco Ordinary Shares at an exercise price of $1.00 per share on the terms and conditions set forth in the applicable warrant agreement.

(e) Except for this Agreement, the Rigel Warrants and the Orion Forward Purchase Agreement, as of the date hereof, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for Rigel Shares or any other equity interests of Rigel, or any other Contracts to which Rigel is a party or by which Rigel is bound obligating Rigel to issue or sell any shares of, other equity interests in or debt securities of, Rigel, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Rigel. Except as disclosed in the SEC Reports, the Rigel Organizational Documents or in the Sponsor Support Agreement, there are no outstanding contractual obligations of Rigel to repurchase, redeem or otherwise acquire any securities or equity interests of Rigel. There are no outstanding bonds, debentures, notes or other indebtedness of Rigel having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Rigel’s stockholders may vote. Except as disclosed in the SEC Reports, Rigel is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to Rigel Shares or any other equity interests of Rigel. Rigel does not own any capital stock or any other equity interests in any other Person or has any right, option, warrant, conversion right, stock appreciation right, restricted share, phantom equity, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.

(f) No Person and no syndicate or “group” (as defined in the Exchange Act and the rules thereunder) of a Person owns directly or indirectly beneficial ownership (as defined in the Exchange Act and the rules thereunder) of securities of Rigel representing 35% or more of the combined voting power of the issued and outstanding securities of Rigel.

(g) (i) All Newco Ordinary Shares to be allotted and issued in accordance with Section 4.02 shall be, upon issuance and allotment thereof, duly authorized, validly issued, fully paid, non-assessable and free and clear of all Liens, and (ii) upon entries being made in the register of members of Newco reflecting such issuance of Newco Ordinary Shares, each holder of such Newco Ordinary Shares shall have good and valid title to its portion of such Newco Ordinary Shares, in each case of clauses (i) and (ii), other than restrictions arising from applicable securities Laws, the Registration Rights Agreement, the Newco Memorandum, the provisions of this Agreement and any Liens incurred by such holder and the issuance of such Newco Ordinary Shares pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

Section 7.12 Listing. The issued and outstanding Rigel Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Stock Exchange under the symbol “RRAC.U”. The issued and outstanding Rigel Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Stock Exchange under the symbol “RRAC”. The issued and outstanding Rigel Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Stock Exchange under the symbol “RRAC WS”. Rigel is in compliance with the rules of the Stock Exchange and there is no Action pending or, to the Knowledge of Rigel, threatened against Rigel by the Stock Exchange or the SEC with respect to any intention by such entity to deregister the Rigel Class A Shares or Rigel Warrants or terminate the listing of Rigel Class A Shares or Rigel Warrants on the Stock Exchange, except as expressly contemplated by this Agreement. None of Rigel or its Affiliates has taken any action in an attempt to terminate the registration of the Rigel Class A Shares or Rigel Warrants under the Exchange Act, except as expressly contemplated by this Agreement. Rigel has not received any notice from the NYSE or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the Rigel Class A Shares or Rigel Warrants from the NYSE or the SEC, except as expressly contemplated by this Agreement.

Section 7.13 PIPE Investment.

(a) Rigel has delivered to the Target Companies true, correct and complete copies of each of the Subscription Agreements entered into by Newco with the applicable PIPE Investors named therein, pursuant to which the PIPE Investors have committed to provide equity financing to Newco solely for purposes of consummating the Transactions in the aggregate amount of $7,500,000 (the “PIPE Investment Amount”). To the Knowledge of Rigel, with respect to each PIPE Investor, the Subscription Agreement with such PIPE Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Newco. Each Subscription Agreement is a legal, valid and binding obligation of Newco and, to the Knowledge of Rigel, each PIPE Investor, and neither the execution or delivery by any party thereto nor the performance of any party’s obligations under any such Subscription Agreement violates or will violate any Laws. The Subscription Agreements provide that the Target Companies are third-party beneficiaries thereof and are entitled to enforce such agreements against the PIPE Investor. There are no other agreements, side letters, or arrangements between Newco or any of its Affiliates, on the one hand, and any PIPE Investor, on the other hand, that could affect the obligation of such PIPE Investors to contribute to Newco the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreement of such PIPE Investors, and, as of the date hereof, to the Knowledge of Rigel, there are no facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement with respect to the PIPE Investment not being satisfied, or the PIPE Investment Amount not being available to Newco, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Newco under any material term or condition of any Subscription Agreement with respect to the PIPE Investment and, as of the date hereof, none of Newco or any of its Affiliates has any reason to believe that Newco will be unable to satisfy in all material respects on a timely basis any term or condition to closing to be satisfied by Newco contained in any Subscription Agreement with respect to the PIPE Investment. The Subscription Agreements with respect to the PIPE Investment contain all of the conditions precedent (other than the conditions contained in this Agreement) to the obligations of the PIPE Investors to contribute to Newco the applicable portion of the PIPE Investment Amount set forth in such Subscription Agreements on the terms therein.

(b) No fees, consideration or other discounts are payable or have been agreed by Rigel, Newco or any of their respective Subsidiaries (including, from and after the Closing, the Target Group Companies) to any PIPE Investor in respect of the PIPE Investment, except as set forth in the Subscription Agreements with respect to the PIPE Investment.

Section 7.14 Related Party Transactions. Except as described in the SEC Reports or in connection with the PIPE Investment or PIPE Financing, there are no transactions, Contracts, side letters, arrangements or understandings between Rigel, Newco or Merger Sub, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of Rigel, Newco or Merger Sub, on the other hand.

Section 7.15 Investment Company Act. Neither Rigel nor any of its Subsidiaries, if any, is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 7.16 Interest in Competitors. None of Rigel, Newco or Merger Sub owns any interest, nor does any of such Party’s respective Affiliates insofar as such Affiliate-owned interests would be attributed to Rigel, Newco or Merger Sub under any applicable antitrust Law, in any entity or Person that derives revenues from any lines of products, services or business within any of the Target Group Companies’ lines of products, services or business.

Section 7.17 Rigel Stockholders. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Target Companies as a result of the Transaction such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Target Companies post-Closing.

Section 7.18 Registration Statement; Proxy Statement. On the effective date of the Registration Statement, the Registration Statement, and when first filed in accordance with Rule 424(b) of the Securities Act and/or filed pursuant to Section 14A of the Exchange Act, the Proxy Statement (or any amendment or supplement thereto), shall comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. On the effective date of the Registration Statement, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date of any filing in accordance with Rule 424(b) of the Securities Act and/or pursuant to Section 14A of the Exchange Act, the date the Proxy Statement is first mailed to the Rigel Stockholders and at the time of the Extraordinary General Meeting, the Proxy Statement, together with any amendments or supplements thereto, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Rigel makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Proxy Statement in reliance upon and in conformity with information furnished in writing to Rigel by or on behalf of the Target Companies specifically for inclusion in the Registration Statement or the Proxy Statement.

Article VIII
COVENANTS OF THE TARGET COMPANIES

Section 8.01 Conduct of Business. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), each Target Company shall, and shall cause the other Target Group Companies to, as applicable, except as required by this Agreement, required by applicable Law, as set forth on Section 8.01 of the Target Company Disclosure Letter or consented to in writing by Rigel (which consent shall not be unreasonably conditioned, withheld, delayed or denied), use its reasonable efforts to operate its business in the ordinary course of business consistent with past practice (including, for the avoidance of doubt, recent past practice in light of COVID-19 Measures; provided that any action taken, or omitted to be taken, that relates to, or arises out of, COVID-19 Measures shall be deemed to be in the ordinary course of business). Without limiting the generality of the foregoing, except as required by Law, as required by this Agreement, as set forth on Section 8.01 of the Target Company Disclosure Letter or as consented to in writing by Rigel (which consent shall not be unreasonably conditioned, withheld, delayed or denied), each Target Company shall not, and shall not permit any other Target Group Company to, as applicable, during the Interim Period:

(a) change or amend the Governing Documents of any Target Group Company;

(b) make, declare, set aside, establish a record date for or pay any dividend or distribution, other than any dividends or distributions from any wholly owned Subsidiary of a Target Company to a Target Company or any other wholly owned Subsidiaries of a Target Company;

(c) except for transactions among the Target Companies and/or their Subsidiaries, (i) issue, deliver, sell, transfer, pledge, dispose of or place any Lien (other than a Permitted Lien) on any shares of capital stock or any other equity or voting securities of any Target Group Company or (ii) issue or grant any options, warrants or other rights to purchase or obtain any shares of capital stock or any other equity or equity-based awards or voting securities of any Target Group Company;

(d) sell, assign, transfer, convey, lease, license, abandon, allow to lapse or expire, subject to or grant any Lien (other than Permitted Liens) on, or otherwise dispose of, any material tangible assets or properties of the Target Group Companies, taken as a whole, other than (i) the sale of goods and services to customers, or the sale or other disposition of assets or equipment deemed by the Target Group Company in its good faith reasonable business judgment to be obsolete or no longer be material to the business of the Target Group Companies, taken as a whole, in each such case, in the ordinary course of business and (ii) transactions between a Target Company and any wholly owned Subsidiary of a Target Company or between wholly owned Subsidiaries of the Target Companies;

(e) sell, assign, transfer, lease, license, encumber, abandon or permit to lapse any of its material Owned Intellectual Property except for non-exclusive licenses granted in the ordinary course of business, or disclose any of its trade secrets or other material confidential information to a third party other than in the ordinary course of business pursuant to a written confidentiality agreement;

(f) (i) cancel or compromise any claim or Indebtedness owed to any Target Group Company or (ii) settle any pending or threatened Action (A) if such settlement would require payment by any Target Group Company in an amount greater than $1,000,000, (B) to the extent such settlement includes an agreement by any Target Group Company to accept or concede injunctive relief or (C) to the extent such settlement is adverse to a Target Group Company and involves an Action brought by a Governmental Authority alleging criminal wrongdoing;

(g) except as required by applicable Law or the terms of any existing Company Benefit Plans as in effect on the date hereof, and except with respect to the implementation of the arrangements contemplated under Section 10.07, (i) increase the compensation or benefits of any employees or service providers except for increases in salary or hourly wage rates made in the ordinary course of business and consistent with past practices to employees with annual base salary less than $150,000 (or the local equivalent thereof), (ii) make any grant of any severance, retention, incentive or termination payment to any Person, except in connection with the promotion, hiring (to the extent permitted by clause (iii) of this paragraph) or firing of any employee with an annual base salary less than $150,000 (or the local equivalent thereof) in the ordinary course of business and consistent with past practices, (iii) make any change in the key management structure of any Target Group Company, including the hiring or replacement of executives or officers or the termination (other than for “cause”) of existing executives or officers, (iv) hire, engage, or terminate (other than for cause) any employee or individual service provider, other than an employee or individual service provider with annual compensation of $100,000 or less (or the local equivalent thereof), (v) establish, adopt, enter into, amend in any material respect or terminate any Company Benefit Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, or (vi) promise to take any of the foregoing actions prohibited by subsections (i) – (iv); provided, that, notwithstanding the foregoing, the aggregate annualized value of all changes in subsections (i) - (v) absent Rigel consent shall not exceed $1,000,000 in the aggregate;

(h) directly or indirectly acquire by merging or consolidating with, or by purchasing a substantially all or a material portion of the assets of, or by purchasing all of or a controlling equity interest in, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof other than in the ordinary course of business;

(i) make any loans or advance or contribute any money or other property to any Person, except for (A) advances in the ordinary course of business to employees or officers of a Target Group Company for expenses not to exceed $25,000 individually or $100,000 in the aggregate, (B) prepayments and deposits paid to suppliers of the Target Group Companies in the ordinary course of business, (C) trade credit extended to customers of the Target Group Companies in the ordinary course of business or (D) any loans, contributions or other payments or advances made by any Target Group Company to the Blyvoor Gold Workers Trust or its beneficiaries, in each case, as required pursuant to a Company Benefit Plan;

(j) redeem, purchase or otherwise acquire, any shares of capital stock (or other equity interests) of any Target Group Company or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of capital stock (or other equity interests) of any Target Group Company, except for (i) the acquisition by a Target Group Company of any shares of capital stock, membership interests or other equity interests of a Target Group Company in connection with the forfeiture or cancellation of such interests, and (ii) transactions between a Target Company and any wholly owned Subsidiary of a Target Company or between wholly owned Subsidiaries of the Target Companies;

(k) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any shares of capital stock or other equity interests or securities of any Target Group Company;

(l) make any change in its customary accounting principles or methods of accounting materially affecting the reported consolidated assets, liabilities or results of operations of the Target Group Companies, other than as may be required by applicable Law, IFRS or regulatory guidelines;

(m) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any Target Group Company;

(n) make (except in the ordinary course of business), change or revoke any material Tax election, adopt or change (or request any Governmental Authority to change) any material accounting method or accounting period with respect to Taxes, file any amended material Tax Return, settle or compromise any material Tax liability or claim for a refund of a material amount of Taxes, initiate or enter into any voluntary disclosure or closing agreement or other binding written agreement with respect to any material Tax, consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment (other than pursuant to an automatic extension of time to file any Tax Return obtained in the ordinary course of business), file any Tax Return other than one prepared in a manner consistent in material respects with past practice, or enter into any Tax sharing or Tax indemnification agreement or similar agreement (excluding commercial Contracts not primarily relating to Taxes), in each case, except as required by IFRS;

(o) issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness, other than in the ordinary course of business;

(p) terminate without replacement or amend in a manner materially detrimental to the Target Group Companies, taken as a whole, material insurance policies covering the Target Group Companies and their respective properties, assets and businesses;

(q) enter into any agreement that materially restricts the ability of any Target Group Company to engage or compete in any line of business or enter into a new line of business, except where such restriction does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of the Target Group Companies, taken as a whole;

(r) enter into, assume, assign, partially or completely amend any material term of or terminate (excluding any expiration in accordance with its terms) any collective bargaining or similar agreement, other than as required by applicable Law;

(s) except with respect to the implementation of the arrangements contemplated by Section 10.07, grant any bonus or other consideration to any Person triggered by the consummation of the transaction contemplated by this Agreement;

(t) enter into, modify in any material respect or terminate any Contract that is (or would be if entered into prior to the date of this Agreement) a Material Contract of the type described in clauses (i), (iii), (iv), (vi), or (viii) of Section 6.12(a);

(u) acquire any ownership interest in any real property;

(v) make any change in any material respect to the policies or practices of the Target Group Companies regarding the payment of accounts payable, the collection of accounts receivable, including accelerating the receipt of amounts due with respect to any accounts receivables, or lengthening the period for payment of accounts payable, except for changes in the ordinary course of business consistent with past practice; or

(w) enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 8.01.

Section 8.02 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to a Target Group Company by third parties that may be in a Target Group Company’s possession from time to time, and except for any information which (a) relates to interactions with prospective buyers of the Target Group Companies or the negotiation of this Agreement or the Transactions, (b) is prohibited from being disclosed by applicable Law or (c) on the advice of legal counsel of the Target Group Companies would result in the loss of attorney-client privilege or other privilege from disclosure, during the Interim Period each Target Company shall, and shall cause the other Target Group Companies to, afford to Rigel and its Representatives reasonable access during normal business hours and with reasonable advance notice, in such manner as to not unreasonably interfere with the normal operation of the Target Group Companies and so long as permissible under applicable Law, to their respective properties, assets, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Target Group Companies, and shall use its and their reasonable efforts to furnish such Representatives with financial and operating data and other information concerning the business and affairs of the Target Group Companies that are in the possession of the Target Group Companies, in each case, as Rigel and its Representatives may reasonably request solely for purposes of consummating the Transactions; provided, however, that Rigel shall not be permitted to perform any environmental sampling or testing at any Mining Real Property, including sampling of soil, groundwater, surface water, building materials, or air or wastewater emissions absent Target Company consent; provided, further, however, that remote access may be provided by the Target Group Companies in lieu of physical access in response to COVID-19 to the extent reasonably necessary (x) to protect the health and safety of such officers and employees or (y) in order to comply with any applicable COVID-19 Measures. The Parties shall use reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. Any request, and the provision of access or information, in each case pursuant to this Section 8.02 shall be made in a time and manner so as not to materially delay the Closing. All information obtained by Rigel and its Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Closing.

Section 8.03 Regulatory Approvals. The Target Companies shall promptly furnish to Rigel copies of any material notices or written communications received by any Target Group Company from any third party or any Governmental Authority, and detail any substantive oral communications between any Target Group Company and any Governmental Authority to the extent permitted by the applicable Governmental Authority, with respect to the approval of the Transactions, and the Target Companies shall permit counsel to Rigel an opportunity to review in advance, and the Target Companies shall consider in good faith the views of such counsel in connection with, any proposed written communications by the Target Group Companies to any Governmental Authority concerning the Transactions; provided that the Target Companies shall not extend any waiting period or comparable period under any applicable antitrust Law or enter into any agreement with any Governmental Authority without the written consent of Rigel. The Target Companies agree to provide, to the extent permitted by the applicable Governmental Authority, Rigel and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person, by videoconferencing or by telephone, between any Target Group Company, its agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions.

Section 8.04 No Claim Against the Trust Account. Each Target Company acknowledges that it has read the Final Prospectus and other SEC Reports, the Rigel Organizational Documents, and the Trust Agreement and understands that Rigel has established the Trust Account described therein for the benefit of Rigel’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. Each Target Company further acknowledges that, if the Transactions, or, in the event of a termination of this Agreement, another Business Combination, are not consummated by August 9, 2024 or such later date as approved by the stockholders of Rigel to complete a Business Combination, Rigel will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, each Target Company (on behalf of itself and its controlled Affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account or to collect from the Trust Account any monies that may be owed to them by Rigel or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever. Notwithstanding the foregoing, this Section 8.04 shall not serve to limit or prohibit a Target Company’s or its controlled Affiliates’ rights to pursue a claim against Rigel, Newco, Merger Sub or any of their respective Affiliates for legal relief against assets held outside the Trust Account (including from and after the consummation of a Business Combination other than as contemplated by this Agreement) or pursuant to Section 13.13 for specific performance or other injunctive relief. This Section 8.04 shall survive the termination of this Agreement for any reason.

Article IX
COVENANTS OF RIGEL, NEWCO AND MERGER SUB

Section 9.01 Regulatory Approvals.

(a) Each of Rigel, Newco and Merger Sub shall use reasonable best efforts to undertake promptly any and all action required to (i) prevent the entry in any Action brought by a Governmental Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the Transactions and (ii) if any such Governmental Order is issued in any such Action, cause such Governmental Order to be lifted.

(b) Each of Rigel, Newco and Merger Sub shall cooperate in good faith with the Regulatory Consent Authorities and use reasonable best efforts to undertake promptly any and all action required to complete lawfully the Transactions as soon as practicable (but in any event prior to the Termination Date) and, with the prior written consent of the Target Companies, all action necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Transactions, including (i) proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for (A) the sale, licensing or other disposition, or the holding separate, of particular assets, categories of assets or lines of business of the Target Group Companies, Rigel, Newco or Merger Sub or (B) the termination, amendment or assignment of existing relationships and contractual rights and obligations of the Target Group Companies, Rigel, Newco or Merger Sub and (ii) promptly effecting the disposition, licensing or holding separate of assets or lines of business or the termination, amendment or assignment of existing relationships and contractual rights, in each case, at such time as may be necessary to permit the lawful consummation of the Transactions on or prior to the Termination Date. The entry by any Governmental Authority in any Action of a Governmental Order permitting the consummation of the Transactions but requiring any of the assets or lines of business of Rigel, Newco or Merger Sub to be sold, licensed or otherwise disposed or held separate thereafter (including the business and assets of the Target Group Companies) shall not be deemed a failure to satisfy any condition specified in Article XI.

(c) Each of Rigel, Newco and Merger Sub shall promptly furnish to the Target Companies copies of any material notices or written communications received by Rigel, Newco, Merger Sub or any of their respective Affiliates from any third party or any Governmental Authority with respect to the Transactions to the extent permitted by the applicable Governmental Authority, and each of Rigel, Newco and Merger Sub shall permit counsel to the Target Companies an opportunity to review in advance, and each of Rigel, Newco and Merger Sub shall consider in good faith the views of such counsel in connection with, any proposed written communications by Rigel, Newco, Merger Sub and/or its Affiliates to any Governmental Authority concerning the Transactions; provided that none of Rigel, Newco or Merger Sub shall enter into any agreement with any Governmental Authority without the written consent of the Target Companies. Rigel agrees to provide the Target Companies and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between Rigel, Newco, Merger Sub and/or any of their respective Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions.

(d) Except as required by this Agreement, none of Rigel, Newco or Merger Sub shall engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into, that would reasonably be expected to materially impair or delay Rigel’s, Newco’s or Merger Sub’s ability to consummate the Transactions or perform its obligations hereunder.

Section 9.02 Indemnification and Insurance.

(a) From and after the Closing, Newco agrees that it shall indemnify and hold harmless each present and former director, manager and officer of the Target Companies and Rigel and each of their respective Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that the Target Companies, Rigel or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and their respective Governing

Documents in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Newco shall cause the Target Companies and each of its Subsidiaries, after the Closing, to, (i) maintain for a period of not less than six years from the Closing provisions in its Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors/managers that are no less favorable to those Persons than the provisions of such Governing Documents as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b) For a period of six years from the Closing, Newco shall, or shall cause one or more of its Subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by (i) the Target Group Companies’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Rigel or its agents or Representatives) on terms not less favorable than the terms of such current insurance coverage and (ii) Rigel’s directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to the Target Companies or their respective agents or Representatives) on terms not less favorable than the terms of such current insurance coverage; provided, however, that (x) Newco may cause coverage to be extended under the current directors’ and officers’ liability insurance contemplated by the preceding clauses (i) and (ii) by obtaining a six-year “tail” policy containing terms not materially less favorable than the terms of the applicable current insurance coverage with respect to claims existing or occurring at or prior to the Closing (each a “D&O Tail”) and (y) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 9.02 shall be continued in respect of such claim until the final disposition thereof. Notwithstanding the foregoing, in no event shall Newco be required to expend an annual premium for any such D&O Tail in excess of 300% of the last annual payment made by (I) the Target Companies or any of their respective Affiliates or (II) Rigel or any of its respective Affiliates, as applicable, for such directors’ and officers’ liability insurance policies currently in effect as of the date hereof and, in such event, Newco shall purchase the maximum coverage available for 300% of the most recent annual premium paid by the Target Group Companies or Rigel, as applicable, prior to the date of this Agreement.

(c) Rigel, Newco, Merger Sub and the Target Companies hereby acknowledge (on behalf of themselves and their respective Subsidiaries) that the indemnified Persons under this Section 9.02 may have certain rights to indemnification, advancement of expenses and/or insurance provided by current stockholders, members, or other Affiliates of such stockholders or members (“Indemnitee Affiliates”) separate from the indemnification obligations of Rigel, Newco, Merger Sub, the Target Companies and their respective Subsidiaries hereunder. The Parties hereby agree (i) that Rigel, Newco, Merger Sub, the Target Companies and their respective Subsidiaries are the indemnitors of first resort (i.e., its obligations to the indemnified Persons under this Section 9.02 are primary and any obligation of any Indemnitee Affiliate to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the indemnified Persons under this Section 9.02 are secondary), (ii) that Rigel, Newco, Merger Sub, the Target Companies and their respective Subsidiaries shall be required to advance the full amount of expenses incurred by the indemnified Persons under this Section 9.02 and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and required by Rigel’s, Newco’s, Merger Sub’s, the Target Companies’ and their respective Subsidiaries’ Governing Documents or any director or officer indemnification agreements, without regard to any rights the indemnified Persons under this Section 9.02 may have against any Indemnitee Affiliate, and (iii) that the Parties (on behalf of themselves and their respective

Subsidiaries) irrevocably waive, relinquish and release the Indemnitee Affiliates from any and all claims against the Indemnitee Affiliates for contribution, subrogation or any other recovery of any kind in respect thereof.

(d) Notwithstanding anything contained in this Agreement to the contrary, this Section 9.02 shall survive the consummation of the Closing indefinitely and shall be binding, jointly and severally, on Rigel, Newco, Merger Sub, the Target Companies and all successors and assigns of Rigel, Newco, Merger Sub and the Target Companies. In the event that Rigel, Newco, Merger Sub, the Target Companies or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Rigel, Newco, Merger Sub or the Target Companies, as the case may be, shall succeed to the obligations set forth in this Section 9.02.

Section 9.03 Conduct of Rigel During the Interim Period.

(a) During the Interim Period, except as set forth on Section 9.03 of the Rigel Disclosure Letter, as required by this Agreement, as required by applicable Law or as consented to by the Target Companies in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), Rigel shall not, and shall cause each of its Subsidiaries not to:

(i) change, modify, supplement, restate or amend the Trust Agreement, the Rigel Organizational Documents or the Governing Documents of Newco or Merger Sub;

(ii) (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Rigel, Newco or Merger Sub; (B) split, combine or reclassify any capital stock of, or other equity interests in, Rigel, Newco or Merger Sub; or (C) other than in connection with the Rigel Stockholder Redemption or as otherwise required by Rigel’s Organizational Documents in order to consummate the Transactions, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Rigel, Newco or Merger Sub;

(iii) make (except in the ordinary course of business), change or revoke any material Tax election, adopt or change (or request any Governmental Authority to change) any material accounting method or accounting period with respect to Taxes, file any amended material Tax Return, incur any material Tax liability outside of the ordinary course of business, settle or compromise any material Tax liability or claim for a refund of a material amount of Taxes, enter into any voluntary disclosure or closing agreement or other binding written agreement with respect to any material Tax, consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment (other than pursuant to an automatic extension of time to file any Tax Return obtained in the ordinary course of business), file any Tax Return other than one prepared in a manner consistent in all material respects with past practice, or enter into any Tax sharing or Tax indemnification agreement or similar agreement (excluding commercial Contracts not primarily relating to Taxes), in each case, except as required by GAAP;

(iv) enter into, renew, modify, supplement, or amend any transaction or Contract with an Affiliate of Rigel, Newco or Merger Sub (including, for the avoidance of doubt, the Sponsor, and, where applicable, (x) anyone related by blood, marriage or adoption to the Sponsor or (y) any Person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater);

(v) waive, release, compromise, settle or satisfy any pending or threatened Action or compromise or settle any liability except where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $500,000 in the aggregate;

(vi) incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness;

(vii) (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, other equity interests, equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in, Rigel, Newco or Merger Sub or any of their respective Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than (x) issuance of Rigel Class A Shares in connection with the exercise of any Rigel Warrants outstanding on the date hereof or (y) issuance of Newco Ordinary Shares at not less than $10.00 per share and issuance of up to 2,500,000 Newco Warrants at an exercise price per share of not less than $11.50 per share, in each case on the terms set forth in the Subscription Agreements and the Orion Forward Purchase Agreement, as applicable, or (B) amend, modify or waive any of the terms or rights set forth in, any Rigel Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein; or

(viii) enter into any agreement, or otherwise become obligated, to take any action prohibited under this Section 9.03.

(b) During the Interim Period, each of Rigel, Newco and Merger Sub shall, and shall cause their respective Subsidiaries to, comply with and continue performing under, as applicable, the Rigel Organizational Documents, the Governing Documents of Newco and Merger Sub, the Trust Agreement, the Transaction Agreements and all other agreements or Contracts to which Rigel, Newco, Merger Sub or their respective Subsidiaries may be a party.

Section 9.04 PIPE and the Orion Forward Purchase Agreement. Unless otherwise approved in writing by the Target Companies, neither Rigel or Newco shall permit any material amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under, or any replacements of, any of the Subscription Agreements with respect to the PIPE Investment or the PIPE Financing or the Orion Forward Purchase Agreement (except, in the case of the Orion Forward Purchase Agreement, solely to contemplate the issuance of Newco Ordinary Shares in lieu of Rigel Class A Shares). Subject to the immediately preceding sentence, each of Rigel and Newco shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things required, necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements with respect to the PIPE Investment and the PIPE Financing and the Orion Forward Purchase Agreement, in each case, on the terms and conditions described therein, including by enforcing its rights (a) under the Subscription Agreements with respect to the PIPE Investment and the PIPE Financing to cause the PIPE Investors and the Additional PIPE Investors, as applicable, to pay to (or as directed by) Newco the applicable purchase price under each PIPE Investor’s or Additional PIPE Investor’s applicable Subscription Agreement in accordance with its terms and (b) under the Orion Forward Purchase Agreement to cause Orion Mine Finance to pay to (or as directed by) Newco the applicable purchase price the Orion Forward Purchase Agreement in accordance with its terms.

Section 9.05 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Rigel, Newco, Merger Sub or their respective Subsidiaries by third parties that may be in Rigel’s, Newco’s, Merger Sub’s or their respective Subsidiaries’ possession from time to time, and except for any information which on the advice of legal counsel of Rigel would result in the loss of attorney-client privilege or other privilege from disclosure, Rigel, Newco and Merger Sub shall, and shall cause their respective Subsidiaries to, afford to the Target Companies, their respective Affiliates and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, to their respective properties and assets, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of Rigel, Newco, Merger Sub and their respective Subsidiaries, and shall use its and their reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the business and affairs of Rigel, Newco, Merger Sub and their respective Subsidiaries that are in the possession of Rigel, Newco, Merger Sub or their respective Subsidiaries, in each case as the Target Companies and their Representatives may reasonably request solely for purposes of consummating the Transactions; provided, however, that remote access may be provided by Rigel, Newco or Merger Sub, as applicable, in lieu of physical access in response to COVID-19 to the extent reasonably necessary (a) to protect the health and safety of such officers and employees or (b) in order to comply with any applicable COVID-19 Measures. The Parties shall use reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. Any request, and the provision of access or information, in each case pursuant to this Section 9.05, shall be made in a time and manner so as not to materially delay the Closing. All information obtained by the Target Companies, their respective Affiliates and their respective Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Closing.

Section 9.06 Rigel Listing. Rigel shall use reasonable best efforts to ensure Rigel remains listed as a public company on, and for the Rigel Securities (but, in the case of Rigel Warrants, only to the extent issued as of the date hereof) to be listed on, the NYSE.

Section 9.07 Rigel Public Filings. From the date hereof through the Closing, Rigel shall keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

Section 9.08 Section 16 Matters. Prior to the Closing, Rigel and Newco, as and to the extent applicable, shall take all reasonable steps as may be required (to the extent permitted under applicable Law) to cause any acquisition or disposition of, with respect to Rigel, the Rigel Class A Shares or any derivative thereof and, with respect to Newco, the Newco Ordinary Shares or any derivative thereof, that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is or will be or may be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Rigel or Newco, as applicable, to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

Section 9.09 Newco Board of Directors, Committees and Officers.

(a) The Parties shall use reasonable best efforts to ensure that the individuals listed on Section 9.09(a) of the Target Company Disclosure Letter are appointed as directors of Newco effective at the Closing.

(b) The Parties shall use reasonable best efforts to ensure that individuals identified on Section 9.09(b) of the Target Company Disclosure Letter are appointed as the officers of Newco effective at the Closing, with each such individual holding the title set forth opposite his or her name. The Target Companies may replace any individual set forth on Section 9.09(b) of the Target Company Disclosure Letter with any individual prior to the Closing.

Section 9.10 Incentive Equity Plan. Prior to the Closing Date, Rigel or Newco, as applicable, shall approve, subject to any approval of the stockholders of Rigel and/or Newco to the extent required under applicable Law, an omnibus equity incentive plan (the “Incentive Equity Plan”), pursuant to which a number of Newco Ordinary Shares equal to (i) seven and one-half percent (7.5%) of the total aggregate Newco Ordinary Shares outstanding as of immediately following the Closing, plus (ii) the number of Newco Ordinary Shares required to satisfy the equity-based awards described in Section 10.07(c) of the Target Company Disclosure Letter shall be reserved and available for issuance as of the Closing Date. The Incentive Equity Plan shall include an “evergreen” share refresh feature which will provide that the number of Newco Ordinary Shares available for issuance under the Incentive Equity Plan shall be automatically increased on January 1st of each calendar year commencing after the Closing Date by two percent (2%) of the total aggregate Newco Ordinary Shares outstanding as of December 31st of the immediately preceding calendar year. No fewer than twenty (20) Business Days following the date hereof, the Target Group Companies shall provide a copy of the Incentive Equity Plan to Rigel, and will incorporate any reasonable comments from Rigel and its advisors in good faith. Within ten (10) Business Days following the expiration of the sixty (60) day period following the date Newco has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, Newco shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the Newco Ordinary Shares issuable under the Incentive Equity Plan and Newco shall use commercially reasonable efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards granted pursuant to the Incentive Equity Plan remain outstanding.

Section 9.11 Qualification as an Emerging Growth Company. Each of Rigel, Newco and Merger Sub shall use reasonable best efforts from the date hereof until the Closing: (a) take all actions reasonably necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”); and (b) not take any action that would directly cause Rigel or Newco to not qualify as an “emerging growth company” within the meaning of the JOBS Act, except for any action taken in compliance with the covenants of Rigel, Newco or Merger Sub set forth in this Agreement and the exhibits thereto.

Section 9.12 Stockholder Litigation. In the event that any litigation related to this Agreement, the other Transaction Agreements or any of the Transactions is brought, or, to the Knowledge of Rigel, threatened in writing, against Rigel or the Board of Directors of Rigel by any of the Rigel Stockholders prior to the Closing, Rigel shall promptly notify the Target Companies of any such litigation and keep the Target Companies reasonably informed with respect to the status thereof. Rigel shall provide the Target Companies the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense of any such litigation, shall give due consideration to the Target Companies’ advice with respect to such litigation and shall not settle any such litigation without prior written consent of the Target Companies, such consent not to be unreasonably withheld, conditioned or delayed.

Article X
JOINT COVENANTS

Section 10.01 Support of Transaction; Further Assurances. Without limiting any covenant contained in Article VIII or Article IX, including the obligations of the Target Companies, Rigel, Newco and Merger Sub with respect to the notifications, filings, reaffirmations and applications described in Section 8.03 and Section 9.01, respectively, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 10.01, Rigel, Newco, Merger Sub and the Target Companies

shall each, and shall each cause their respective Subsidiaries to: (a) use reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Transactions, it being specifically agreed that each Party shall (i) provide the other Parties with drafts of all material correspondence, documents or other communications (including drafts of the filings (if any)), (ii) give the other Parties reasonable opportunity to comment on such material correspondence, documents or other communications prior to their submission to the relevant Governmental Authorities, (iii) promptly provide each other with copies of all communications received from the relevant Governmental Authorities, (iv) involve the other Parties in any meetings or material discussions with the relevant Governmental Authorities; and (v) promptly and in consultation with each other, co-operate with and provide all necessary information and assistance reasonably required by the relevant Governmental Authorities, (b) use reasonable best efforts to obtain all consents and approvals set forth on Section 10.01 of the Target Company Disclosure Letter and use reasonable efforts to obtain all material consents and approvals of third parties (other than those set forth on Section 10.01 of the Target Company Disclosure Letter) that any of Rigel, Newco, Merger Sub, the Target Companies, or their respective Affiliates are required to obtain in order to consummate the Transactions; provided that, to the extent agreed to by Rigel in writing, the Target Companies shall not be required to seek any such required consents or approvals of third-party counterparties to Material Contracts with the Target Group Companies, and (c) take such other action as may reasonably be necessary or as another Party may reasonably request to satisfy the conditions of the other Party set forth in Article XI or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable (including amending the Orion Forward Purchase Agreement to contemplate the issuance of Newco Ordinary Shares in lieu of Rigel Class A Shares). Notwithstanding the foregoing, in no event shall Rigel, Newco, Merger Sub or any Target Group Company be obligated to bear any material expense or pay any material fee or grant any material concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which any Target Group Company is a party or otherwise required in connection with the consummation of the Transactions. Except as set forth in this Agreement, the Parties shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Transactions as soon as reasonably practicable, including negotiating the terms of each of (i) the Newco Memorandum, (ii) the memorandum of incorporation of Blyvoor Resources, (iii) the memorandum of incorporation of Tailings and the Incentive Equity Plan.

Section 10.02 Registration Statement; Rigel Extraordinary General Meeting.

(a) Registration Statement and Prospectus.

(i) As promptly as practicable following the execution and delivery of this Agreement, (x) Rigel, Newco and each Target Company shall, in accordance with this Section 10.02(a), jointly prepare, and Newco shall file with the SEC, a preliminary proxy statement to be sent to the Rigel Stockholders relating to the Extraordinary General Meeting (such proxy statement, together with any amendments or supplements thereto, the “Proxy Statement”) and (y) Rigel, Newco and each Target Company shall jointly prepare, and Newco shall file with the SEC, a registration statement on Form F-4, or other appropriate form, which will contain the Proxy Statement, (such registration statement, including any pre-effective or post-effective amendments or supplements thereto, the “Registration Statement”), in connection with the registration under the Securities Act of the Newco Securities that will be issued pursuant to the Merger. Rigel, Newco and each Target Company shall use its reasonable efforts to cause the Proxy Statement and the Registration Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Transactions. Each of Rigel and Newco agree to use their respective reasonable efforts to obtain all necessary state Securities Law or “Blue Sky” Permits required to carry out the Transactions, and the Target Companies shall furnish all information concerning the Target Group Companies and any of their respective members or stockholders as may be reasonably requested in connection with any such action. Rigel, Newco and the Target Companies agree to furnish to the other Parties all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement, a Current Report on Form 8-K or Form 6-K, as applicable, pursuant to the Exchange Act in connection with the Transactions, or any other statement, filing, notice or application made by or on behalf of Rigel, Newco, the Target Companies or their respective Subsidiaries to any regulatory authority (including the Nasdaq) in connection with the Transactions (the “Offer Documents”). Subject to applicable Law, each of Rigel and Newco will use their respective reasonable best efforts to cause the definitive Proxy Statement to be disseminated to the Rigel Stockholders as promptly as reasonably practicable after the Registration Statement is declared effective under the Securities Act.

(ii) To the extent not prohibited by Law, Rigel will advise the Target Companies, reasonably promptly after Rigel or Newco receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Newco Ordinary Shares for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. To the extent not prohibited by Law, the Target Companies and their counsel shall be given a reasonable opportunity to review and comment on the Registration Statement and any Offer Document each time before any such document is filed with the SEC, and each of Rigel and Newco shall give reasonable and good faith consideration to any comments made by the Target Companies and their counsel. To the extent not prohibited by Law, each of Rigel and Newco shall provide the Target Companies and their counsel with (A) any comments or other communications, whether written or oral, that each of Rigel and Newco and its respective counsel may receive from time to time from the SEC or its staff with respect to the Registration Statement or Offer Documents promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of each of Rigel and Newco to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Target Companies or their counsel in any discussions or meetings with the SEC.

(iii) Rigel, Newco and each Target Company shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in (A) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at each time at which it is amended, and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading or (B) the Proxy Statement will, at the date it is first mailed to the Rigel Stockholders and at the time of the Extraordinary General Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(iv) If, at any time prior to the Closing, any information relating to the Target Companies, Rigel, Newco or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Target Companies, Rigel or Newco, which is required to be set forth in an amendment or supplement to the Proxy Statement or the Registration Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Rigel Stockholders.

(b) Rigel Extraordinary General Meeting. Rigel shall, prior to or as promptly as practicable after the Registration Statement is declared effective under the Securities Act, establish a record date (which shall be mutually agreed with the Target Companies acting reasonably) for, give notice of, and duly call and hold a meeting of the Rigel Stockholders (the “Extraordinary General Meeting”), which meeting shall be held not more than twenty-five (25) days after the date on which the Registration Statement is declared effective (except as otherwise agreed by the Target Companies and Rigel acting reasonably and in good faith), for the purpose of obtaining the Rigel Stockholder Approval. The Extraordinary General Meeting shall be called for the purpose of, among other things: (A) providing the Rigel Stockholders with the opportunity to redeem Rigel Class A Shares by tendering such shares for redemption not later than 5:00 p.m. Eastern Time on the date that is two (2) Business Days prior to the date of the Extraordinary General Meeting (the “Rigel Stockholder Redemption”); and (B) soliciting proxies from holders of Rigel Class A Shares to vote at the Extraordinary General Meeting, as adjourned or postponed, in favor of: (1) the adoption of this Agreement and approval of the Transactions; (2) the approval, by way of special resolution, of the Merger and Plan of Merger; (3) the issuance of Newco Securities in connection with the Transactions (under the Stock Exchange); (4) the amendment and restatement of the memorandum and articles of association of Newco in the form of the Newco Memorandum; (5) the appointment of the individuals to Newco’s board of directors in accordance with Section 9.09, and the designation of the classes of such appointees to Newco’s board of directors; (6) the approval of the adoption of the Incentive Equity Plan; (7) any other proposals as either the SEC or the Stock Exchange (or the respective staff members thereof) may indicate are necessary in its comments to the Registration Statement or in correspondence related thereto, or any other proposals the Parties agree are necessary or desirable to consummate the Transactions; (8) adoption and approval of any other proposals as reasonably agreed by Rigel, Newco and the Target Companies to be necessary or appropriate in connection with the Transactions; and (9) the adjournment of the Extraordinary General Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (collectively, the “Rigel Stockholder Matters”). Rigel shall include the Rigel Board Recommendation in the Proxy Statement. To the fullest extent permitted by applicable Law, the board of directors of Rigel shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Rigel Board Recommendation for any reason (together with any change, withdrawal, withholding, qualification or modification of its recommendation to the Rigel Stockholders described in the Recitals hereto, a “Change in Recommendation”). To the fullest extent permitted by applicable Law, (A) Rigel agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Extraordinary General Meeting for the purpose of seeking the Rigel Stockholder Approval shall not be affected by any Change in Recommendation or other intervening event or circumstance, (B)

Rigel agrees to establish a record date for, duly call, give notice of, convene and hold the Extraordinary General Meeting and submit for the approval of its stockholders the Rigel Stockholder Matters, in each case in accordance with this Agreement, regardless of any Change in Recommendation or other intervening event or circumstance, and (C) Rigel agrees that if the Rigel Stockholder Approval shall not have been obtained at any such Extraordinary General Meeting, then Rigel shall use reasonable best efforts to promptly continue to take all such necessary actions, including the actions required by this Section 10.02(b), and hold additional Extraordinary General Meetings in order to obtain such approval. Rigel may only postpone or adjourn the Extraordinary General Meeting (and, in the case of the following clauses (ii) and (iii), at the request of the Target Companies, shall postpone or adjourn), for a period of no longer than fifteen (15) days and on a date no later than five (5) Business Days prior to the Termination Date: (i) to ensure that any supplement or amendment to the Proxy Statement that the board of directors of Rigel has determined in good faith after consultation with outside legal counsel is required by applicable Law is disclosed to the Rigel Stockholders and for such supplement or amendment to be promptly disseminated to the Rigel Stockholders prior to the Extraordinary General Meeting; (ii) if, as of the time for which the Extraordinary General Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient Rigel Class A Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Extraordinary General Meeting; (iii) in order to solicit additional proxies from stockholders for purposes of obtaining the Rigel Stockholder Approval; or (iv) only with the prior written consent of the Target Companies, for purposes of satisfying the condition set forth in Section 11.03(c) hereof; provided, that, notwithstanding any longer adjournment or postponement period specified at the beginning of this sentence, in the event of any such postponement or adjournment, the Extraordinary General Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

Section 10.03 Exclusivity.

(a) During the Interim Period, the Target Companies shall not take, and they shall direct their respective Affiliates and Representatives not to take, whether directly or indirectly, any action to (i) solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or knowingly encourage, respond to, or provide information to, any Person (other than Rigel and/or any of its Affiliates or Representatives) concerning any merger, recapitalization or similar business combination transaction, or any sale of substantially all of the assets involving the Target Group Companies, taken as a whole (each such acquisition transaction, but excluding the Transactions, an “Acquisition Transaction”) or (ii) commence, continue or renew any due diligence investigation regarding, or that is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral, with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Transaction; provided, that, the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the Transactions shall not be deemed a violation of this Section 10.03(a). The Target Companies shall, and each shall direct its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Transaction.

(b) During the Interim Period, Rigel shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond to, provide information to or commence due diligence with respect to, any Person (other than the Target Companies, its shareholders and/or any of their Affiliates or

Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”) other than with the Target Companies, its shareholders and their respective Affiliates and Representatives; provided that, the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the Transactions shall not be deemed a violation of this Section 10.03(b). Rigel shall, and shall direct its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.

Section 10.04 Tax Matters.

(a) Notwithstanding anything to the contrary contained herein, each Seller shall pay or refund the relevant Target Company, as appropriate, for all transfer, documentary, sales, use, stamp, registration, value-added or other similar Taxes incurred by any Party in connection with such Seller’s transfer of, as applicable, the Blyvoor Resources Shares or Tailings Shares (any such Taxes, “Transfer Taxes”). The Party required to by applicable Law shall, at the expense of the Seller obligated to pay the relevant Transfer Tax, file all necessary Tax Returns with respect to all such Taxes, which shall include filing all necessary Tax Returns even where an exemption from the payment of such Transfer Taxes is applicable, and, if required by applicable Law, such Seller, Rigel and the Target Companies will join in the execution of any such Tax Returns.

(b) Any and all Tax allocation or Tax sharing agreements between the Target Group Companies, on the one hand, and any Seller or any of its Affiliates (other than the Target Group Companies), on the other hand, shall be terminated as of the Closing Date and, from and after the Closing Date, no Target Group Company shall be obligated to make any payment pursuant to any such agreement for any past or future period. (and provided that the agreements to be cancelled pursuant to this sentence (if any) shall be listed on Section 10.04(b) of the Rigel Disclosure Letter).

(c) Any and all Tax allocation or Tax sharing agreements between Rigel, on the one hand, and any direct or indirect equityholder of Rigel (or their Affiliates), on the other hand, shall be terminated as of the Closing Date and, from and after the Closing Date, Rigel shall not be obligated to make any payment pursuant to any such agreement for any past or future period (and provided that the agreements to be cancelled pursuant to this sentence (if any) shall be listed on Section 10.04(c) of the Rigel Disclosure Letter).

(d) In accordance with applicable Law, Newco shall cause an election to be filed under Treasury Regulations Section 301.7701-3 to cause Merger Sub to be treated as an entity disregarded as separate from Newco for U.S. federal income tax purposes effective as of the Merger Sub date of formation.

(e) The Parties agree that for U.S. federal (and applicable state and local) income tax purposes, (i) the Merger and the Blyvoor Resources Acquisition are intended to be treated consistent with the Intended Tax Treatment and (ii) the Cash Consideration is intended to be treated as a distribution under Section 301 of the Code. The Parties will prepare and file all Tax Returns consistent with the foregoing (including, if applicable, by filing Form 8937) and will not take any inconsistent position on any Tax Return or before any taxing authorities unless otherwise required pursuant to a “determination” as such term is defined in Section 1313 of the Code. Each Party agrees to use reasonable best efforts to promptly notify all other Parties of any challenge to either the qualification of the Merger or the Blyvoor Resources Acquisition for its Intended Tax Treatment by any Governmental Authority. Except as contemplated by this Agreement, the other

Transaction Agreements and the Transaction Compensation Agreements, none of the Parties shall (and each of the Parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause the Merger or the Blyvoor Resources Acquisition to fail to qualify for the Intended Tax Treatment.

(f) This Agreement is and is hereby adopted as a “plan of reorganization” for purposes of Section 368 of the Code and the Treasury Regulations promulgated thereunder with respect to the Merger and the Blyvoor Resources Acquisition.

(g) The Parties shall use commercially reasonable efforts to execute and deliver (i) officer’s certificates, in customary form, in a timely manner upon request by the other Party and (ii) any other representations reasonably requested by counsel to Rigel or Newco for purposes of rendering opinions regarding the Intended Tax Treatment, at such time or times as may be requested by counsel to Rigel or Newco, including in connection with any filing with the Securities and Exchange Commission.

(h) Following the Closing Date, but, in the case of any taxable period that ends after the Closing Date, only if Newco knows, reasonably should know or there is a substantial likelihood that Newco is a “passive foreign investment company” within the meaning of Section 1297(a) of the Code, Newco shall use its commercially reasonable efforts to (i) publicly post a PFIC Annual Information Statement (as defined in Treasury Regulations Sections 1.1295-1(g)(1)) to enable the Persons who were Rigel Stockholders prior to the Closing Date to make or maintain a “Qualifying Electing Fund” election under Section 1295 of the Code and compute any income or gain arising as a result of Rigel’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code for such taxable period and (ii) upon reasonable request and at the cost of such Persons, any other information reasonably necessary and readily available for such Person (or its direct or indirect owners) to compute any income or gain arising as a result of Rigel’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code for any taxable year ending on or after the Closing Date, including by timely providing information to enable the applicable Person to report its allocable share of “subpart F” income under Section 951 of the Code for such taxable period.

(i) Following implementation of the Tailings Acquisition and the Blyvoor Resources Acquisition, insofar as a Target Company has Tax losses (including the balance of unredeemed capital expenditure) in excess of R50 million (fifty million South African Rand) for the prior tax year of assessment, or is expected to have Tax losses in excess of R50 million (fifty million South African Rand) for the current tax year of tax assessment such Target Company shall report the Tailings Acquisition and the Blyvoor Resources Acquisition in the prescribed form, to SARS in accordance with and to the extent required in terms of Part B of Chapter 4 of the Tax Administration Act no 28 of 2011 (“TAA”) within 45 Business Days after the date on which the Tailings Acquisition or the Blyvoor Resources Acquisition, as applicable, qualifies as a “reportable arrangement” (as defined in the TAA). Each Target Company shall provide a written statement, as contemplated by section 37(3) of the TAA, to Newco, Merger Sub and each of the Sellers stating that it has disclosed the reportable arrangement as required.

Section 10.05 Confidentiality; Publicity.

(a) Each of Rigel, Newco and Merger Sub acknowledges that the information being provided to it in connection with this Agreement and the consummation of the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder and any other activities contemplated hereby and thereby. The Target Companies acknowledges that, in connection with the PIPE Investment and the PIPE Financing, Rigel shall be entitled to disclose, pursuant to the Exchange Act, any information contained in any presentation to the PIPE Investors or the Additional PIPE Investors, which information may include Evaluation Material (as defined in the Confidentiality Agreement); provided that, Rigel provides the Target Companies with a reasonable opportunity to review and provide comments to such presentation and the Target Companies consent to the contents thereof.

(b) The Target Companies and Rigel shall reasonably cooperate to create and implement a communications plan regarding the Transactions promptly following the date hereof.

(c) The initial press release concerning this Agreement and the Transactions shall be a joint press release in the form mutually agreed by the Target Companies and Rigel prior to the execution of this Agreement, and such initial press release shall be released as promptly as practicable after the execution of this Agreement.

Section 10.06 Post-Closing Cooperation; Further Assurances. Following the Closing, each Party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the Transactions.

Section 10.07 Employee Matters.

(a) Each employee and other individual service provider of a Target Group Company immediately prior to the Closing shall continue in employment with a Target Group Company) immediately following the Closing (such employees, the “Continuing Employees”). Following the Closing, Newco and the Target Group shall honor and perform in accordance with their terms all Company Benefit Plans, including all employment, severance, bonus, transaction, incentive and other compensation arrangements.

(b) Except where applicable Law or the provisions of a Company Benefit Plan in effect as of the date hereof require more favorable treatment, Newco shall, or shall cause an Affiliate of Newco (including the Target Group Companies) to, for the period lasting until twelve (12) months after the Closing Date (or, if earlier, until the date of the applicable employee’s termination of employment with Newco or its Affiliates (including the Target Group Companies)), provide to each Continuing Employee (a) a base salary or wage rate and annual cash bonus opportunity that are, in each case, no less favorable than the base salary or wage rate and annual cash bonus opportunity provided by the applicable Target Group Company to such Continuing Employee immediately prior to the Closing Date, and (b) employee benefits (excluding any long-term incentive, equity, or equity-based benefits) that are substantially comparable in the aggregate to those provided by any Target Group Company to such Continuing Employee immediately prior to the Closing Date.

(c) Prior to the Closing, the Target Group Companies will be permitted to implement the arrangements described on Section 10.07(c) of the Target Company Disclosure Letter.

(d) Following the date hereof, the Parties will utilize the services of an independent compensation consultant to review and make recommendations with respect to other post-Closing compensation arrangements not referred to in this Section 10.07, and the Parties will work together to review the Target Group Companies’ existing compensation arrangements for purposes of developing post-Closing market-based compensation arrangements, including terms and conditions of customary employment agreements for key employees, taking into account such recommendations.

(e) No fewer than 30 Business Days following the date hereof, the Target Group Companies shall provide Rigel with a true and complete list, of all employees and independent contractors of the Target Companies, containing: (i) their names (or if required by applicable Law, a serial number) and status as an employee or contractor; (ii) the entity with which they are employed or engaged; (iii) their positions or description of services; (iv) their full-time, part-time, or temporary status; (v) their base salaries or base hourly wage or contract rate; (vi) their target bonus rates or target commission rates; (vii) any other compensation payable to them (including compensation payable pursuant to any other bonus, deferred compensation, commission arrangements or other compensation, and/or severance payments).

(f) This Section 10.07 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 10.07, express or implied, shall confer upon any other Person (including, for the avoidance of doubt, any Company Employee or Continuing Employee) any rights (including third party beneficiary rights) or remedies of any nature whatsoever under or by reason of this Section 10.07. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 10.07 shall not create any right in any employee or any other Person to any continued employment with Rigel or any of its Affiliates for any specific period of time or compensation or benefits of any nature or kind whatsoever.

Section 10.08 PIPE Financing. Rigel shall, and shall cause its respective Affiliates to, use their respective reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable to secure the PIPE Financing, on terms (including as to type of security and price per security) reasonably acceptable to the Target Companies, including all things reasonably necessary (x) to obtain executed Subscription Agreements with respect to the PIPE Financing, which shall have terms, and be in a form, substantially similar to the Subscription Agreements pertaining to the PIPE Investment and otherwise as reasonably acceptable to the Target Companies and Rigel, from investors that are reasonably acceptable to the Target Companies and Rigel (the “Additional PIPE Investors”) pursuant to which the Additional PIPE Investors commit to make private investments in Newco in the form of the purchase Newco Ordinary Shares, other securities of Newco or indebtedness (including convertible indebtedness) of Newco, including a committed equity facility on terms acceptable to the Target Companies and Rigel, in exchange for an aggregate purchase price of at least $48,500,000.00 (the “PIPE Financing Amount”, and such financing, collectively, the “PIPE Financing”), and (y) to consummate the PIPE Financing substantially concurrently with the Closing. Rigel and the Target Companies shall reasonably cooperate and coordinate the PIPE Financing process, including the timing and substance of outreach to Additional PIPE Investors. Without limiting the foregoing, from the date hereof until the Closing Date, Rigel and the Target Companies shall, and shall cause their respective financial advisors and legal counsel to, keep each other and their respective financial advisors and legal counsel reasonably informed with respect to the PIPE Financing. Promptly following the execution thereof, Rigel shall deliver to the Target Companies a true, correct and complete copy of each Subscription Agreement entered into by Newco with the Additional PIPE Investors named therein.

Section 10.09 Nasdaq Listing. Rigel, Newco, Merger Sub and the Target Companies shall each, and shall each cause their respective Subsidiaries to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable Law and the rules and policies of Nasdaq to cause the Newco Securities issued in connection with the Transactions to be approved for listing on the Nasdaq as of the Closing (the “Listing”).

Section 10.10 Additional Financial Information. The Target Companies shall use reasonable best efforts to deliver the PCAOB consolidated audited financials of the Target Companies for (i) the fiscal year ended February 28, 2023, not later than April 1, 2024 and (ii) the fiscal year ended February 29, 2024, not later than May 30, 2024.

Article XI
CONDITIONS TO OBLIGATIONS

Section 11.01 Conditions to Obligations of All Parties. The obligations of the Parties to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by the Target Companies and Rigel:

(a) Governmental Approvals. The approvals or clearances from a Governmental Authority listed on Section 11.01(a) of the Target Company Disclosure Letter and the termination or expiration of any applicable waiting period(s) under applicable antitrust Laws in respect of the Transactions (and any extension thereof, or any timing agreements, understandings or commitments obtained by request or other action of any Governmental Authority) shall have expired, been terminated or obtained, as applicable.

(b) No Prohibition. There shall not be in force any Governmental Order enjoining or prohibiting the consummation of the Transactions.

(c) Net Tangible Assets. Rigel shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the Rigel Stockholder Redemption.

(d) Rigel Stockholder Approval. The Rigel Stockholder Approval shall have been duly obtained in accordance with (i) the Cayman Act, (ii) the Rigel Organizational Documents and (iii) the rules and regulations of the Nasdaq.

(e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

(f) Listing Approval. The Listing shall be approved (subject to official notice of issuance).

Section 11.02 Additional Conditions to Obligations of Rigel, Newco and Merger Sub. The obligations of Rigel, Newco and Merger Sub to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Rigel:

(a) Representations and Warranties.

(i) The representations and warranties of the Target Group Companies contained in the first and second sentences of Section 6.01 (Corporate Organization of the

Target Companies), Section 6.03 (Due Authorization) and Section 6.06(a) (Current Capitalization) (collectively, the “Specified Representations”) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) other than de minimis inaccuracies, as of the Merger Date, as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(ii) The representations and warranties of the Target Group Companies contained in Section 6.21 (Absence of Changes) shall be true and correct in all respects as of the Merger Date.

(iii) The representations and warranties of the Target Group Companies contained in Article VI (other than the Specified Representations and the representations and warranties of the Target Companies contained in Section 6.21), shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Merger Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in each case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

(b) Agreements and Covenants. The covenants and agreements of The Target Companies in this Agreement to be performed as of or prior to the Merger Date shall have been performed in all material respects; provided, that for purposes of this Section 11.02(b), a covenant of a Target Company shall only be deemed to have not been performed if such Target Company has materially breached such covenant and failed to cure within twenty (20) days after notice (or if earlier, the Termination Date).

(c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect that is continuing.

(d) Officer’s Certificate. The Target Companies shall have delivered to Rigel a certificate signed by an officer of each Target Company, dated the Merger Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 11.02(a), Section 11.02(b) and Section 11.02(c) have been fulfilled.

Section 11.03 Additional Conditions to Obligations of the Target Companies. The obligation of each Target Company to consummate, or cause to be consummated, the Merger is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Target Companies:

(a) Representations and Warranties.

(i) Each of the representations and warranties of Rigel, Newco and Merger Sub contained in Article VII (other than the representations and warranties of Rigel contained in Section 7.01 (Corporate Organization), Section 7.02 (Due Authorization), Section 7.10(k) (Tax Matters) and Section 7.11 (Capitalization)) shall be true and correct (without giving any effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein) as of the Merger Date as though then made

(except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in each case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse impact on Rigel or prevent or materially delay or impair the ability of Rigel to perform its obligations under this Agreement or to consummate the Merger.

(ii) The representations and warranties of Rigel, Newco and Merger Sub contained in Section 7.01 (Corporate Organization), Section 7.02 (Due Authorization) and Section 7.11 (Capitalization) shall be true and correct other than de minimis inaccuracies, as of the Merger Date, as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(iii) The representations and warranties of Rigel, Newco and Merger Sub contained in Section 7.10(k) (Tax Matters) shall be true and correct in all respects as of the Merger Date as though then made.

(b) Agreements and Covenants. The covenants and agreements of Rigel, Newco and Merger Sub in this Agreement to be performed as of or prior to the Merger shall have been performed in all material respects; provided, that for purposes of this Section 11.03(b), a covenant of Rigel shall only be deemed to have not been performed if Rigel has materially breached such covenant and failed to cure within twenty (20) days after notice (or if earlier, the Termination Date).

(c) Aggregate Cash Proceeds. The Aggregate Cash Proceeds shall not be less than $50,000,000; provided that the aggregate amount of Target Group Company Transaction Expenses and Rigel Transaction Expenses to be paid in cash by Newco in connection with the Closing shall not be in excess of $17,000,000.

(d) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect with respect to Rigel, Newco and Merger Sub that is continuing; provided, that the definition of “Material Adverse Effect” with respect to this Section 11.03(d) shall replace references to (i) “Rigel” with “Target Group Companies”, (ii) “Target Group Companies” with “Rigel”, (iii) “Target Company Disclosure Letter” with “Rigel Disclosure Letter” and (iv) “Section 1.01(a) of the Rigel Disclosure Letter” with “Section 1.01(c) of the Target Disclosure Letter”.

(e) Officer’s Certificate. Rigel shall have delivered to the Target Companies a certificate signed by an officer of Rigel, dated the Merger Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 11.03(a), Section 11.03(b), Section 11.03(c) and Section 11.03(d) have been fulfilled.

Section 11.04 Conditions to Obligations of Target Companies With Respect to the Tailings Acquisition and the Blyvoor Resources Acquisition. The obligations of the Target Companies to consummate, or cause to be consummated, the Tailings Acquisition and the Blyvoor Resources Acquisition are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by the Target Companies:

(a) Merger. The Merger shall have been consummated at least one (1) day prior to the Tailings Acquisition and the Blyvoor Resources Acquisition.

(b) Officer’s Certificate. Prior to the consummation of the transactions contemplated by Section 4.01 and Section 4.02(a), Rigel shall have delivered to the Target Companies a certificate signed by an officer of Rigel, dated the Merger Date, certifying that, to the knowledge and belief of such officer, all actions required to effect the consummation of the Merger shall have been taken.

(c) Other Closing Deliverables.

(i) At or prior to the Closing, Rigel shall have delivered, or caused to be delivered, to the Target Companies all deliverables required by Section 5.03(a).

(ii) At or prior to the Closing, the Target Companies shall have delivered, or caused to be delivered, to Rigel all deliverables required by Section 5.03(b).

Section 11.05 Frustration of Conditions. None of Rigel, Newco, Merger Sub or any Target Company may rely on the failure of any condition set forth in this Article XI to be satisfied if such failure was caused by such Party’s failure to act in good faith or to take such actions as may be necessary to cause the conditions of the other Party to be satisfied, as required by Section 10.01.

Article XII
TERMINATION/EFFECTIVENESS

Section 12.01 Termination. This Agreement may be terminated and the Transactions abandoned:

(a) by mutual written consent of the Target Companies and Rigel;

(b) prior to the Closing, by written notice to the Target Companies from Rigel if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Target Companies set forth in this Agreement, such that the conditions specified in Section 11.02(a) or Section 11.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Target Companies through the exercise of its reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date Rigel provides written notice of such violation or breach and the Termination Date) after receipt by the Target Companies of notice from Rigel of such breach, but only as long as the Target Companies, as applicable, continue to use their reasonable efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, (ii) the Closing has not occurred on or before August 9, 2024 (the “Termination Date”); or (iii) the consummation of the Transactions is permanently enjoined, prohibited or prevented by the terms of a final, non-appealable Governmental Order; provided, that, the right to terminate this Agreement under subsection (i) or (ii) shall not be available if Rigel, Newco or Merger Sub’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;

(c) prior to the Closing, by written notice to Rigel from the Target Companies if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Rigel, Newco or Merger Sub set forth in this Agreement, such that the conditions specified in Section 11.03(a) or Section 11.03(b) would not be satisfied at the Closing (a “Terminating Rigel Breach”), except that, if any such Terminating Rigel Breach is curable by Rigel, Newco or Merger Sub, as applicable, through the exercise of its reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date the Target Companies provides written notice of such violation or breach and the Termination Date) after receipt by Rigel of notice from the Target Companies of such breach, but only as long as Rigel, Newco or Merger Sub, as applicable, continues to exercise such reasonable efforts to cure such Terminating Rigel Breach (the “Rigel Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Rigel Breach is not cured within the Rigel Cure Period, (ii) the Closing has not occurred on or before the Termination Date, (iii) the consummation of the Transactions is permanently enjoined, prohibited or prevented by the terms of a final, non-appealable Governmental Order; or (iv) if there has been a Change in Recommendation; provided that the right to terminate this Agreement under subsection (i) or (ii) shall not be available if the Target Companies’ failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date; or

(d) by written notice from the Target Companies to Rigel if the Extraordinary General Meeting has been held, the Rigel Stockholders have duly voted, and the Rigel Stockholder Approval has not been obtained (subject to any adjournment, postponement or recess of the meeting).

Section 12.02 Effect of Termination. Except as otherwise set forth in this Section 12.02 or Section 13.13, in the event of the termination of this Agreement pursuant to and in accordance with Section 12.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any Party for any Fraud or intentional and willful breach of this Agreement by such Party occurring prior to such termination. The provisions of Section 8.04 (No Claim Against the Trust Account), Section 10.05 (Confidentiality; Publicity), this Section 12.02 (Effect of Termination) and Article XIII (MISCELLANEOUS) (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

Article XIII
MISCELLANEOUS

Section 13.01 Waiver. Any Party may, at any time prior to the Closing, by action taken by its board of directors or equivalent governing body, or officers thereunto duly authorized, except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such Party, or agree to an amendment or modification to this Agreement in the manner contemplated by Section 13.10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 13.02 Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or

(iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)	If to Rigel, Newco or Merger Sub to:

Rigel Resource Acquisition Corp

7 Bryant Park
1045 Avenue of the Americas, Floor 25
New York, NY 10018
Attention: Nate Abebe
E-mail: nabebe@rigelresources.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, CA 90067

Attention: Joshua DuClos; George Vlahakos
E-mail: jduclos@sidley.com; gvlahakos@sidley.com

(b)	If to the Target Companies, to:

Blyvoor Gold Proprietary Limited
Upper Level Change House
8 Fir Drive
Northcliff
Gauteng, 2195
South Africa
Attention: Alan Smith
E-mail: alan@aurousresources.com; alan@blyvoorgold.com

with copies (which shall not constitute notice) to:

Milbank LLP
55 Hudson Yards
New York, NY 10001
Attention: David Dixter and Iliana Ongun
E-mail: ddixter@milbank.com; iongun@milbank.com

and

ENS
Tower 1, The Marc
129 Rivonia Road
Sandton
Gauteng, 2196
South Africa
Attention: Atlegang Govuza and Lebusa Meso
E-mail: agovuza@ensafrica.com; lmeso@ensafrica.com

or to such other address or addresses as the Parties may from time to time designate in writing.

Section 13.03 Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of Sellers and Rigel; provided that each Target Company may delegate the performance of its obligations or assign its rights hereunder in part or in whole to any Affiliate of thereof so long as such assigning Party remains fully responsible and liable for the performance of the delegated obligations. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 13.03 shall be null and void, ab initio.

Section 13.04 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, however, that notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of the Target Companies and Rigel (and their successors, heirs and Representatives) and each of their respective Indemnitee Affiliates are intended third-party beneficiaries of, and may enforce, Section 9.02, (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and Representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and Representatives), are intended third-party beneficiaries of, and may enforce, Section 13.14 and Section 13.15 and (c) Counsel are intended to be third-party beneficiaries of, and may enforce, Section 13.17.

Section 13.05 Expenses. Except as otherwise provided herein, each Party shall bear its own costs and expenses incurred in connection with this Agreement, the other Transaction Agreements and the transactions herein and therein contemplated whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants (and with respect to Rigel, any and all Antitrust Fees); provided that if the Closing occurs, then Newco shall pay or cause to be paid, the Target Group Company Transaction Expenses, Rigel Transaction Expenses, and other specified expenses of Rigel or its Affiliates, in each case in accordance with Section 4.04(c). For the avoidance of doubt, any payments to be made (or to cause to be made) by Rigel pursuant to this Section 13.05 shall be paid upon consummation of the Transactions and release of proceeds from the Trust Account.

Section 13.06 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement and/or the Transactions, shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, including its statute of limitations, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws or statute of limitations of another jurisdiction.

Section 13.07 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 13.08 Schedules and Exhibits. The Disclosure Letters and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Disclosure Letters and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the Disclosure Letters with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Disclosure Letter. Certain information set forth in the Disclosure Letters is included solely for informational purposes. The Parties agree that the content and scope of the representations and warranties of the Target Group Companies contained in Section 6.08, Section 6.15, Section 6.20 and Section 6.27 shall be limited by any matter that has been disclosed in the Data Room.

Section 13.09 Entire Agreement. This Agreement (together with the Disclosure Letters and Exhibits to this Agreement and the other Transaction Agreements) and that certain Nondisclosure Agreement, dated as of March 7, 2023, by and between Blyvoor Resources and Rigel (as amended, modified or supplemented from time to time, the “Confidentiality Agreement”), constitute the entire agreement among the Parties relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between the Parties except as expressly set forth or referenced in this Agreement, the other Transaction Agreements and the Confidentiality Agreement.

Section 13.10 Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the Parties shall not restrict the ability of the board of directors (or other body performing similar functions) of any of the Parties to terminate this Agreement in accordance with Section 12.01 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 13.10.

Section 13.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 13.12 Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the Transactions may only be brought in the state and federal courts located within the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 13.12. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 13.13 Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) or any other Transaction Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement or any other Transaction Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 12.01, this being in addition to any other remedy to which they are entitled under this Agreement or any other Transaction Agreement, and (b) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement or any other Transaction Agreement and to enforce specifically the terms and provisions of this Agreement or any other Transaction Agreement in accordance with this Section 13.13 shall not be required to provide any bond or other security in connection with any such injunction.

Section 13.14 Non-Recourse. Subject in all respects to the last sentence of this Section 13.14, this Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. The Parties further agree that, (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Target Companies or Rigel under this Agreement of or for any Action based on, arising out of, or related to this Agreement or the Transactions, and each Party hereby waives and releases all claims, causes of actions and liabilities related thereto. Notwithstanding the foregoing, nothing in this Section 13.14 shall limit, amend or waive any rights or obligations of any party to any Transaction Agreement for any Action based on, in respect of or by reason of such rights or obligations.

Section 13.15 Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and each shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part at or after the Closing and then only with respect to any breaches occurring at or after the Closing and (b) this Article XIII. Nothing herein is intended to limit any Party’s liability for such Party’s Fraud.

Section 13.16 Acknowledgements.

(a) Each of the Parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other Parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other Parties (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the representations and warranties of the Target Group Companies contained in Article VI constitute the sole and exclusive representations and warranties of the Target Companies in connection with the Transactions; (iii) the Rigel Representations constitute the sole and exclusive representations and warranties of Rigel; (iv) except for the Target Company Representations by the Target Companies and the Rigel Representations by Rigel, none of the Parties or any other Person makes, or has made, any other express or implied representation or warranty with respect to any Party (or any Party’s Subsidiaries), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of such Party or its Subsidiaries or the Transactions and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any Party or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any Party (or any Party’s Subsidiaries), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any Party (or its Subsidiaries), or the quality, quantity or condition of any Party’s or its Subsidiaries’ assets) are specifically disclaimed by all Parties and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any Party or its Subsidiaries); and (v) each Party and its respective Affiliates are not relying on any representations and warranties in connection with the Transactions except the Target Company Representations by the Target Companies and the Rigel Representations by Rigel. The foregoing does not limit any rights of any Party pursuant to any other Transaction Agreement against any other Party pursuant to such Transaction Agreement to which it is a party or an express third party beneficiary thereof. Except as otherwise expressly set forth in this Agreement, Rigel understands and agrees that any assets, properties and business of the Target Companies and their respective Subsidiaries are furnished “as is”, “where is” and subject to and except for the Target Company Representations by the Target Companies or as provided in any certificate delivered in accordance with Section 11.02(c), with all faults and without any other representation or warranty of any nature whatsoever. Nothing in this Section 13.16(a) shall relieve any Party of liability in the case of Fraud committed by such Party.

(b) Effective upon Closing, each of the Parties waives, on its own behalf and on behalf of its respective Affiliates and Representatives, to the fullest extent permitted under applicable Law, any and all rights and Actions it may have against any other Party or their respective Subsidiaries and any of their respective current or former Affiliates or Representatives relating to the operation of any Party or its Subsidiaries or their respective businesses or relating to the subject matter of this Agreement, the Disclosure Letters, or the Exhibits to this Agreement, whether arising under or based upon any federal, state, local or foreign statute, Law, ordinance, rule or regulation or otherwise. Each Party acknowledges and agrees that it will not assert, institute or maintain any Action of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal or equitable theory under which such liability or obligation may be sought to be imposed, that makes any claim contrary to the agreements and covenants set forth in this Section 13.16. Notwithstanding anything herein to the contrary, nothing in this Section 13.16(b) shall preclude any Party from seeking any remedy for Fraud by a Party. Each Party shall have the right to enforce this Section 13.16 on behalf of any Person that would be benefitted or protected by this Section 13.16 if they were a party hereto. The foregoing agreements, acknowledgements, disclaimers and waivers are irrevocable. For the avoidance of doubt, nothing in this Section 13.16 shall limit, modify, restrict or operate as a waiver with respect to, any rights any Party may have under any written agreement entered into in connection with the Transactions, including any other Transaction Agreement.

Section 13.17 Provisions Respecting Representation of the Target Companies. Each of the Parties hereby agrees, on its own behalf and on behalf of its directors, managers, members, partners, officers, employees, stockholders and Affiliates, that Milbank LLP and ENSafrica (each, “Counsel”) may serve as counsel to the Target Group Companies and their respective directors, officers and employees (individually and collectively, the “Seller Group”) in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, and the consummation of the Transactions, and that, following consummation of the Transactions, Counsel (or any of its respective successors) may serve as counsel to the Seller Group or any director, manager, member, partner, stockholder, officer, employee or Affiliate of any member of the Seller Group, in connection with any Action or obligation arising out of or relating to this Agreement or the Transactions notwithstanding such representation or any continued

representations, and each of the Parties (on its own behalf and on behalf of its Affiliates) hereby consents thereto and irrevocably waives any conflict of interest arising therefrom, and each of such Parties shall cause any Affiliate thereof to consent to irrevocably waive any conflict of interest arising from such representation. The Parties agree to take the steps necessary to ensure that any privilege attaching as a result of Counsel representing any Target Group Company in connection with the Transactions shall survive the Closing and shall remain in effect. As to any privileged attorney-client communications between Counsel and any Target Group Company in connection with the Transactions prior to the Closing Date (collectively, the “Privileged Communications”), Rigel and each Target Group Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no such Persons may use or rely on any of the Privileged Communications in any action against or involving any of the parties after the Closing. In addition, if the Transactions are consummated, all Privileged Communications related to such Transactions will become the property of (and be controlled by) the Seller Group, and none of Rigel, any Target Group Company or any of their respective Affiliates, Subsidiaries, successors or assigns shall retain any copies of such records or have any access to them. In the event that Rigel is legally required or requested by any Governmental Authority to access or obtain a copy of all or a portion of the Privileged Communications, Rigel shall be entitled to access or obtain a copy of and disclose the Privileged Communications to the extent necessary to comply with any such legal requirement or request.

Section 13.18 Obligations of Rigel, Newco and Merger Sub.

(a) Prior to the Merger, Rigel shall cause Merger Sub and each of its other Subsidiaries to comply with, duly perform, satisfy and discharge on a timely basis, all of their respective covenants, obligations and liabilities under this Agreement, and Rigel shall be jointly and severally liable with its Subsidiaries for the due and timely performance, satisfaction and discharge of each of the said covenants, obligations and liabilities.

(b) Following the Merger, Newco shall cause Merger Sub, each of its other Subsidiaries, and the Surviving Company, to comply with, duly perform, satisfy and discharge on a timely basis, all of their respective covenants, obligations and liabilities under this Agreement, and Newco shall be jointly and severally liable with its Subsidiaries for the due and timely performance, satisfaction and discharge of each of the said covenants, obligations and liabilities.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Business Combination Agreement to be duly executed as of the date hereof.

Blyvoor Gold Resources (Proprietary) Limited

By:	/s/Alan Smith
Name:	Alan Smith
Title:	Director

Blyvoor Gold Underground Operations Proprietary Limited

By:	/s/Alan Smith
Name:	Alan Smith
Title:	Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Business Combination Agreement to be duly executed as of the date hereof.

Rigel Resource Acquisition Corp

By:	/s/ Jonathan Lamb
Name:	Jonathan Lamb
Title:	Director

RRAC NEWCO

By:	/s/ Alan Smith
Name:	Alan Gordon Smith
Title:	Director

RRAC MERGER SUB

By:	/s/ Jonathan Lamb
Name:	Jonathan Lamb
Title:	Director

[Signature Page to Business Combination Agreement]

EXHIBIT A

Form of Registration Rights Agreement

[see attached]

Exhibit A

FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2024, is made and entered into by and among RRAC NewCo, a Cayman Islands exempted company (the “Company”), and Rigel Resource Acquisition Holding LLC, a Cayman Islands limited liability company (the “Sponsor”), the undersigned parties listed under Existing Holders on the signature page hereto (each such party, together with the Sponsor and any person or entity deemed an “Existing Holder”, the “Existing Holders” and, each, an “Existing Holder”) and the undersigned parties listed under New Holders on the signature pages hereto (the “New Holders” and, each, a “New Holder”). Capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, Rigel Resource Acquisition Corp., a Cayman Islands exempted company (“SPAC”), the Sponsor and the Existing Holders are party to that certain Registration Rights Agreement, dated November 4, 2021, (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the Existing Holders certain registration rights with respect to certain securities of SPAC;

WHEREAS, SPAC has entered into that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of [●], 2024, by and among SPAC, the Company, Blyvoor Gold Resources Proprietary Limited, a South African private limited liability company (“Blyvoor Resources”), Blyvoor Gold Operations Proprietary Limited, a South African private limited liability company (“Tailings”), and RRAC Merger Sub, a Cayman Islands exempted company (“Merger Sub”);

WHEREAS, pursuant to the transactions contemplated by the Business Combination Agreement (the “Transactions”) and subject to the terms and conditions set forth therein, (i) the New Holders will receive ordinary shares of par value per share of US$[0.0001] in the share capital of the Company (“Ordinary Shares”) and (ii) the outstanding shares of the SPAC owned by the Existing Holders will be retired and the Existing Holders will receive Ordinary Shares upon the closing (the “Closing”) of the Transactions; and

WHEREAS, the Company, SPAC and all of the Existing Holders desire to amend and restate the Existing Registration Rights Agreement, in order to grant the Existing Holders and the New Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

1.1. Definitions.

1.2. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed and (iii) making such information public would materially interfere with a bona fide business, acquisition or divestiture or financing transaction of the Company or is reasonably likely to require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Block Trade” shall mean an offering and/or sale of Registrable Securities by any Holder in a non-marketed underwritten takedown offering taking the form of a bought deal or a block sale to a financial institution (including, without limitation, a same day trade, overnight trade or similar transaction).

“Business Combination” shall mean any merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses, involving the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Johannesburg, South Africa are authorized or required by applicable law to close.

“Closing” shall have the meaning given in the Recitals hereto.

“Commission” shall mean the United States Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble.

“Company Shelf Takedown Notice” shall have the meaning given in subsection 2.1.3.

“Demand Registration” shall have the meaning given in subsection 2.2.1.

“Demanding Holder” shall have the meaning given in subsection 2.2.1.

“Effectiveness Deadline” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Holders” shall have the meaning in the Preamble.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Form F-1 Shelf” shall have the meaning given in subsection 2.1.1.

“Form F-3 Shelf” shall have the meaning given in subsection 2.1.2.

“Holders” shall mean the Existing Holders and the New Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2.

“Holder Indemnified Parties” shall have the meaning given in subsection 4.1.1.

“Maximum Number of Securities” shall have the meaning given in subsection 2.2.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Ordinary Shares” shall have the meaning given in the Recitals hereto.

“Permitted Transferee” shall mean a person or entity to whom a Holder of Registrable Securities transfers such Registrable Securities, including prior to the expiration of any applicable lock-up period in accordance with the terms of such lock-up agreement, and to any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“Pro Rata” shall have the meaning given in subsection 2.2.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (i) any Ordinary Shares, including any shares issued as a result of, or issuable upon, the conversion or exercise of any options, warrants and other securities convertible into, or exchangeable or exercisable for Ordinary Shares, held by a Holder immediately following the Closing, (ii) any Ordinary Shares acquired by a Holder following the date hereof to the extent that such securities are (a) “restricted securities” (as defined in Rule 144) or (b) otherwise cannot be sold pursuant to Rule 144 without volume or other restrictions or limitations including as to the manner or timing of sale, and (iii) any other equity security of the Company sold or issued or issuable with respect to any such Ordinary Share by way of a share dividend or share sub-division or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; or (D) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a)	all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Ordinary Shares are then listed;

(c)	fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(d)	printing, messenger, telephone and delivery expenses;

(e)	reasonable fees and disbursements of counsel for the Company;

(f)	reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(g)	reasonable fees and expenses of one legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration, the majority-in-interest of Holders participating in a Piggyback Registration or the majority-in-interest of Holders participating in a Shelf Underwritten Offering, as applicable, excluding, for the avoidance of doubt, any underwriting fees, expenses, commissions and discounts, which shall be borne by the Holder of Registrable Securities included in such Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.2.1.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act or any successor rule promulgated thereafter by the Commission.

“Rule 415” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

Article II
REGISTRATIONS

2.1. Shelf Registration.

2.1.1 Initial Registration. The Company shall promptly, but in no event later than 45 days after the date hereof, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) (“Rule 415”) on the terms and conditions specified in this subsection 2.1.1 and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as reasonably practicable after the filing thereof, but in no event later than the earlier of (i) 60 days following the filing deadline (or 120 days after the filing deadline if the Registration Statement is reviewed by, and receives comments from, the Commission) and (ii) 15 Business Days after the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall be a shelf registration statement on Form F-1 (a “Form F-1 Shelf”) or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.1.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall use commercially reasonable efforts to cause a Registration Statement filed pursuant to this subsection 2.1.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. As soon as reasonably practicable following the effective date of a Registration Statement filed pursuant to this subsection 2.1.1, but in any event within five Business Days of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this subsection 2.1.1 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain any Misstatement.

2.1.2 Form F-3 Shelf. If the initial Registration Statement filed by the Company pursuant to subsection 2.1.1 is a Form F-1 Shelf, upon the Company becoming eligible to register the Registrable Securities for resale by the Holders on a shelf registration statement on Form F-3 (a “Form F-3 Shelf”), the Company shall use commercially reasonable efforts to amend such initial Registration Statement to a Form F-3 Shelf or file a Form F-3 Shelf in substitution of such initial Registration Statement and cause such Registration Statement to be declared effective as promptly as practicable thereafter. If the Company files a Form F-3 Shelf and at any time thereafter the Company becomes ineligible to use Form F-3 for secondary sales, the Company shall use commercially reasonable efforts to file a Form F-1 Shelf as promptly as practicable to replace the shelf registration statement that is a Form F-3 Shelf and have the Form F-1 Shelf declared effective as promptly as practicable and to cause such Form F-1 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.1.3 Shelf Takedown. At any time and from time to time following the effectiveness of the shelf registration statement required by subsection 2.1.1 or 2.1.2, any Holder or Holders (the “Shelf Demanding Holders”) may request to sell all or a portion of their Registrable Securities in an underwritten offering that is registered pursuant to such shelf registration statement, including a Block Trade (a “Shelf Underwritten Offering”), provided that such Holder(s) (a) reasonably expect aggregate gross proceeds in excess of $[●] from such Shelf Underwritten Offering or (b) reasonably expects to sell all of the Registrable Securities held by such Holder in such Shelf Underwritten Offering but in no event less than $[●]. All requests for a Shelf Underwritten Offering shall be made by giving written notice to the Company (the “Shelf Takedown Notice”). Each Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering. Except with respect to a Block Trade requested pursuant to Section 2.5, within five Business Days after receipt of any Shelf Takedown Notice, the Company shall give written notice of such requested Shelf Underwritten Offering to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to reductions consistent with the Pro Rata calculations in subsection 2.2.4, shall include in such Shelf Underwritten Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein (the “Shelf Requesting Holders”), within five Business Days after sending the Company Shelf Takedown Notice. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities with the managing Underwriter or Underwriters selected by the initiating Holders after consultation with the Company and shall take all such other reasonable actions as are reasonably requested by the managing Underwriter or Underwriters in order to facilitate the disposition of such Registrable Securities. In connection with any Shelf Underwritten Offering contemplated by this subsection 2.1.3, subject to Section 3.3 and Article IV, the underwriting agreement into which each Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations of the Company and the selling shareholders as are customary in underwritten offerings of securities by the Company.

2.1.4 Holder Information Required for Participation in Registration. At least ten Business Days prior to the first anticipated filing date of a Registration Statement pursuant to this Article II, the Company shall use commercially reasonable efforts to notify each Holder in writing of the information reasonably necessary about the Holder to include such Holder’s Registrable Securities in such Registration Statement. Notwithstanding anything else in this Agreement, the Company shall not be obligated to include such Holder’s Registrable Securities to the extent the Company has not received such information, and received any other reasonably requested agreements or certificates, on or prior to the third Business Day prior to the first anticipated filing date of a Registration Statement pursuant to this Article II.

2.2. Demand Registration.

2.2.1 Request for Registration. Subject to the provisions of subsection 2.2.4 and Section 2.4 hereof and provided that the Company does not have an effective Registration Statement pursuant to subsection 2.1.1 outstanding covering all the Registrable Securities, at any time and from time to time on or after the first anniversary of the Closing, either (a) the Existing Holders of at least a majority in interest of the then-outstanding number of Registrable Securities held by the Existing Holders, or (b) the New Holders of at least a majority-in-interest of the then-outstanding number of Registrable Securities held by the New Holders (the “Demanding Holders”), in each case, may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten Business Days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five Business Days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s), such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, the Registration of all Registrable Securities requested by the Demanding Holder(s) and Requesting Holder(s) pursuant to such Demand Registration, including by filing a Registration Statement relating thereto as soon as practicable, but not more than 45 days immediately after the Company’s receipt of the Demand Registration. Under no circumstances shall the Company be obligated to effect (i) a Demand Registration under this subsection 2.2.1 unless such Demand Registration includes Registrable Securities having an aggregate market value of at least $[●] (based on the Registrable Securities included in such Demand Registration by all Holders participating in such Demand Registration) or (ii) more than an aggregate of three Demand Registrations under this subsection 2.2.1; provided, however, that a Registration shall not be counted for such purposes unless a Registration Statement that may be available for such purposes has become effective and all of the Registrable Securities requested by the Requesting Holders and the Demanding Holders to be registered on behalf of the Requesting Holders and the Demanding Holders in such Registration Statement (or, where applicable, the Pro Rata allocation thereof) have been sold, in accordance with Section 3.1 of this Agreement. Notwithstanding anything to the contrary in this subsection 2.2.1, any Demand Registration in the form of an Underwritten Offering must include, in the aggregate, Registrable Securities having an aggregate market value of at least $[●] (based on the Registrable Securities included in such Demand Registration by all Holders participating in such Demand Registration).

2.2.2 Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Demand Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Demand Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) such interference by any stop order or injunction of the Commission, federal or state court or any other governmental agency is resolved and a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five Business Days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.2.3 Underwritten Offering. Subject to the provisions of subsection 2.2.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their written demand for a Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration, which Underwriter(s) shall be reasonably satisfactory to the Company (such consent not to be unreasonably withheld conditioned or delayed).

2.2.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration, in good faith, advises the Company, the Demanding Holders or the Shelf Demanding Holders, as applicable, in writing that the dollar amount or number of Registrable Securities that the Demanding Holders or the Shelf Demanding Holders, as applicable, desire to sell, taken together with all other Ordinary Shares or other equity securities that the Company desires to sell and the Ordinary Shares, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders or the Shelf Demanding Holders and the Requesting Holders or Shelf Requesting Holders, as applicable, (pro rata based on the respective number of Registrable Securities that each such Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that such Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.2.5 Demand Registration Withdrawal. Any Demanding Holder, Shelf Demanding Holder, Requesting Holder or Shelf Requesting Holder pursuant to an Underwritten Registration under subsection 2.2.1 (as applicable) shall have the right to withdraw in good faith from a Registration pursuant to such Demand Registration or a Shelf Underwritten Offering pursuant to subsection 2.1.3 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw in good faith from such Registration prior to the effectiveness of the Registration Statement (or, in the case of a Shelf Underwritten Offering, at least 5 Business Days prior to the time of the pricing of the applicable offering) filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration or Shelf Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, (i) the Company may effect any Underwritten Registration pursuant to any then effective Registration Statement, including a Form F-3, that is then available for such offering and (ii) the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration or a Shelf Underwritten Offering prior to its withdrawal of any such Holder under this subsection 2.2.5.

2.3. Piggyback Registration.

2.3.1 Piggyback Rights. If the Company proposes to register an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for a rights offering or an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or an at-the-market offering or (v) on Form F-4 or Form F-8 or their successor forms, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten Business Days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five Business Days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.3.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.3.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Ordinary Shares that the Company desires to sell, taken together with (i) the Ordinary Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.3 hereof, and (iii) the Ordinary Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares, if any, as to which Registration has been requested or demanded pursuant to written contractual piggy-back registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Ordinary Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1, Pro Rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.3.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration (or in the case of an Underwritten Registration pursuant to Rule 415, at least two Business Days prior to the time of pricing of the applicable offering). The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.3.3.

2.3.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof or a Shelf Underwritten Offering effected under subsection 2.1.3 hereof.

2.4. Restrictions on Registration Rights. If (A) during the period starting with the date 60 days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date 180 days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.2.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of an Underwriter(s) to firmly underwrite the offer; or (C) in the good faith judgment of the Company, such Registration would be detrimental to the Company (including, inter alia, requiring preparation of audited financial statements for the Company as of a date other than its fiscal year end or rendering the Company unable to comply with requirements under the Securities Act or Exchange Act) or would require the Company to make an Adverse Disclosure and the Company concludes as a result that it is reasonable to defer the filing of such Registration Statement at such time, in which case the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company stating that in their good faith judgment it would be detrimental to the Company to file such Registration Statement in the near future or would require the Company to make an Adverse Disclosure and that it is therefore reasonable to defer the filing of such Registration Statement, then in each case, the Company shall have the right to defer such filing for a period of not more than 90 days in any 12-month period. (the “Aggregate Blocking Period”). Notwithstanding anything to the contrary in this Agreement, (A) the Company shall not be required to effect or permit any Registration or cause any Registration Statement to become effective within 90 days after the effective date of a previous Registration in which Holders of Registrable Securities were permitted to register the offer and sale under the Securities Act, and actually sold at least 80% of Registrable Securities requested to be included therein (or, where applicable, the Pro Rata allocation thereof) and (B) each of the parties hereto agrees that the registration rights provided to the Holders herein are not intended to, and shall not be deemed to, override or modify any other restrictions on transfer to which any such Holder may otherwise be subject.

2.5. Block Trades. Notwithstanding any other provision of this Article II, but subject to Sections 2.4 and 3.4, if the Holders desire to effect a Block Trade by delivering a Shelf Takedown Notice pursuant to subsection 2.1.3 or a Demand Registration pursuant to subsection 2.2.1, then such Demanding Holder(s) shall provide written notice to the Company at least five (5) Business Days prior to the proposed date such Block Trade will commence. The Company shall use its reasonable best efforts to facilitate such Block Trade. The Demanding Holders shall use best efforts to work with the Company and the Underwriter(s) (including by disclosing the maximum number of Registrable Securities proposed to be the subject of such Block Trade) in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade and any related due diligence and comfort procedures. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, the Demanding Holders initiating such Block Trade shall have the right to withdraw from such Block Trade, in good faith and en bloc, upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade prior to such Demanding Holders’ withdrawal under this Section 2.5. Notwithstanding anything to the contrary in this Agreement, Section 2.3 shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement. The Demanding Holder(s) initiating a Block Trade shall have the right to select the Underwriter(s) for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks), which Underwriter(s) shall be reasonably satisfactory to the Company. No Holder may effect more than [●] Block Trades pursuant to this Section 2.5 in any 12 month period.

2.6. Rule 415; Removal. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement on Form F-3 filed pursuant to this Article II is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the Commission guidance, including without limitation, Compliance and Disclosure Interpretation 612.09) or requires a Holder to be named as an “underwriter,” the Company shall (i) promptly notify each Holder of Registrable Securities thereof (or in the case of the Commission requiring a Holder to be named as an “underwriter,” the Holders) and (ii) use reasonable efforts to persuade the Commission that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter.” The Holders whose Registrable Securities are subject to such position of the Commission shall have the right to select one (1) legal counsel designated by the Holders of a majority in-interest of the Registrable Securities subject to such position of the Commission (at the Company’s sole cost and expense, provided such cost is in line with market practice) to review and oversee any registration or matters pursuant to this Section 2.6, including participation in any meetings or discussions with the Commission regarding the Commission’s position and to comment on any written submission made to the Commission with respect thereto. No such written submission regarding the Holders with respect to this matter shall be made to the Commission to which the applicable Holders’ counsel reasonably objects. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 2.6, the Commission refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Removed Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that, notwithstanding anything to the contrary in this Agreement, the Company shall not agree to name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder. In the event of a share removal pursuant to this Section 2.6, the Company shall give the applicable Holders at least five days’ prior written notice along with the calculations as to such Holder’s allotment. Any removal of shares of the Holders pursuant to this Section 2.6 shall be allocated between the Holders on a Pro Rata basis based on the aggregate amount of Registrable Securities held by the Holders. In the event of a share removal of the Holders pursuant to this Section 2.6, the Company shall promptly register the resale of any Removed Shares pursuant to subsection 2.1.2 hereof and in no event shall the filing of such Registration Statement on Form F-1 or subsequent Registration Statement on Form F-3 filed pursuant to the terms of subsection 2.1.2 be counted as a Demand Registration hereunder. Until such time as the Company has registered all of the Removed Shares for resale pursuant to Rule 415 on an effective Registration Statement, the Company shall not be able to defer the filing of a Registration Statement pursuant to Section 2.4 hereof.

Article III
COMPANY PROCEDURES

3.1. General Procedures. If the Company is required to effect the Registration of Registrable Securities pursuant to Article II hereof, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

(a) prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

(b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the majority-in-interest of the Holders with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c) prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

(d) 3.1.4 notify the Holders whose Registrable Securities are included in a Registration Statement promptly in all events within two Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; and (iii) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain a Misstatement, and promptly make available to the Holders whose Registrable Securities are included in such Registration Statement any such supplement or amendment;

(e) prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of any applicable jurisdiction as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(f) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(g) provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(h) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(i) at least five days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus furnish a copy thereof to each seller of such Registrable Securities or its counsel;

(j) notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

(k) permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriter(s), if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided further, the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document;

(l) obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

(m) on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

(n) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

(o) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(p) upon reasonable notice and during normal business hours, make available for inspection by the Holders whose Registrable Securities are included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Holder whose Registrable Securities are included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement;

(q) if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $[●], use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance and participation to be paid by the Company; and

(r) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2. Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3. Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4. Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than 90 days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5. Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Ordinary Shares held by such Holder without registration under the Securities Act within the limitation of the exemption provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions.

Article IV
INDEMNIFICATION AND CONTRIBUTION

4.1. Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person who controls such Holder (within the meaning of the Securities Act) (the “Holder Indemnified Parties”) against all losses, judgements, claims, actions, damages, liabilities and out-of-pocket expenses (including without limitation reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for inclusion therein. The Company shall promptly reimburse the Holder Indemnified Parties for any legal and any other expenses reasonably incurred and documented by such Holder Indemnified Party in connection with investigating and defending any such losses, judgments, claims, actions, damages, liabilities or expenses. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person who controls the Company (within the meaning of the Securities Act) against all losses, judgements, claims, actions, damages, liabilities and out-of-pocket expenses (including without limitation reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for inclusion therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action and the benefits received by such indemnifying party or indemnified party; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability (after payment of any underwriting fees, discounts commissions or taxes). The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by Pro Rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

Article V
MISCELLANEOUS

5.1. Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third Business Day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: [Newco Address], and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto.

5.2. Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company and the Holders of Registrable Securities, as the case may be, hereunder may not be assigned or delegated by the Company or the Holders of Registrable Securities, as the case may be, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee.

5.2.2 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.3 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.4 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3. Counterparts. This Agreement may be executed in multiple counterparts (including facsimile, electronic signature or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4. Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK.

5.5. Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that affects either of (x) the Existing Holders as a group or (y) the New Holders as a group, respectively, in a manner that is materially adversely different from any other Holders, as applicable, shall require the prior written consent of (1) a majority-in-interest of the Registrable Securities held by such Existing Holders or (2) a majority-in-interest of the Registrable Securities held by such New Holders, as applicable, prior to entering into such amendment or waiver, provided, further that notwithstanding the foregoing, any amendment hereto or waiver hereof that affects one Holder or group of affiliated Holders, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially adversely different from the other Holders (in such capacity) shall require the consent of the Holder or group of affiliated Holders so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6. Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.7. Term. This Agreement shall terminate upon the tenth anniversary of the date of this Agreement, and shall be of no further force or effect with respect to any party (other than the Company) on the date that such party no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

5.8. Legend Removal. If a Holder holds Registrable Securities that are eligible to be sold without restriction under Rule 144 (other than the restriction set forth under Rule 144(i)) or pursuant to an effective Registration Statement, then, at such Holder’s request, accompanied by such additional representations and other documents as the Company shall reasonably request, the Company shall cause the Company’s transfer agent to remove any restrictive legend set forth on the Registrable Securities held by such Holder in connection with any sale of such Registrable Securities pursuant to Rule 144 or the effective Registration Statement, as applicable (including, if required by the Company’s transfer agent, by delivering to the Company’s transfer agent a direction letter and opinion of counsel).

5.9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

5.10. Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

5.11. Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

RIGEL RESOURCE ACQUISITION CORP.
a Cayman Islands exempted company

By:
Name:
Title:

SPONSOR:

RIGEL RESOURCE ACQUISITION HOLDING LLC,
a Cayman Islands limited liability company

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXISTING HOLDERS:

[●], a [●]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

NEW HOLDERS:

[●], a [●]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT B

Sponsor Support Agreement

[see attached]

B-1

EXHIBIT C

Form of Restrictive Legend

[see attached]

C-1